As filed with the Securities and Exchange Commission on October 11, 2005
                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-124325




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
--------------------------------------------------------------------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                            CAPE SYSTEMS GROUP, INC.
                 (Name of small business issuer in its charter)

         New Jersey                       7372                  22-2050350
(State or other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
    of Incorporation or        Classification Code Number)  Identification No.)
       Organization)

                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
                                 (908) 756-2000
        (Address and telephone number of principal executive offices and principal place of business)

                    Nicholas R. Toms, Chief Executive Officer
                            CAPE SYSTEMS GROUP, INC.
                                3619 Kennedy Road
                       South Plainfield, New Jersey 07080
                                 (908) 756-2000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _________


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------ --------------------- ------------------ -------------------- --------------
   Title of each class of securities to be          Amount to be           Proposed        Proposed maximum     Amount of
                  registered                       registered (1)          maximum            aggregate        registration
                                                                        offering price      offering price         fee
                                                                        per share (2)
------------------------------------------------ --------------------- ------------------ -------------------- --------------
Common stock, $.005 par value issuable upon          370,000,000 (3)        $.085                $31,450,000      $3,701.67
conversion of the secured convertible notes
------------------------------------------------ --------------------- ------------------ -------------------- --------------
Common stock, $.005 par value issuable upon           55,400,000 (4)        $.085                 $4,709,000        $554.25
conversion of the class C-1 convertible
preferred stock
------------------------------------------------ --------------------- ------------------ -------------------- --------------
Common stock, $.005 par value issuable upon          423,100,000 (4)        $.085                $35,963,500      $4,232.90
conversion of the class D convertible
preferred stock
------------------------------------------------ --------------------- ------------------ -------------------- --------------
Common stock, $.005 par value issuable upon            6,000,000 (5)         $.11                   $660,000         $77.68
exercise of warrants
------------------------------------------------ --------------------- ------------------ -------------------- --------------
Common stock, $.005 par value issuable upon            3,700,000 (6)         $.09                   $333,000         $39.19
exercise of warrants
------------------------------------------------ --------------------- ------------------ -------------------- --------------
                                         Total           858,200,000                          $73,115,500.00      $8,605.69
------------------------------------------------ --------------------- ------------------ -------------------- --------------

(1) Includes shares of our common stock, par value $0.005 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on April 22, 2005, which was $.085 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying class C-1 and class D convertible preferred stock to account for market fluctuations.

(5) Includes a good faith estimate of the shares underlying warrants exercisable at $.11 per share to account for antidilution and price protection adjustments.

(6) Includes a good faith estimate of the shares underlying warrants exercisable at $.09 per share to account for antidilution and price protection adjustments.

                          ----------------------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED OCTOBER 11, 2005


                            CAPE SYSTEMS GROUP, INC.
                              858,200,000 SHARES OF
                                  COMMON STOCK


         This prospectus relates to the resale by the selling stockholders of up to 858,200,000 shares of our common stock, including up to 370,000,000 shares of common stock underlying secured convertible notes in a principal amount of $4,415,382, up to 55,400,000 shares of common stock underlying class C-1 convertible preferred stock, up to 423,100,000 shares of common stock underlying class D convertible preferred stock and up to 9,700,000 issuable upon the exercise of common stock purchase warrants. The class C-1 convertible preferred stock and the class D convertible preferred stock are convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. $2,588,656 of the secured convertible notes are convertible into our common stock at the lower of $0.30 or 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The remaining $1,850,000 of the secured convertible notes are convertible into our common stock at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CYSG". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 7, 2005, was $.05.


         Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cape Systems Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS



Cautionary Note Regarding Forward-Looking Statements                                       3
Prospectus Summary                                                                         4
Risk Factors                                                                               7
Use Of Proceeds                                                                           13
Market For Common Equity And Related Stockholder Matters                                  20
Management's Discussion And Analysis Of Financial Condition And Results Of Operations     21
Description Of Business                                                                   29
Description Of Properties                                                                 36
Legal Proceedings                                                                         36
Management                                                                                39
Executive Compensation                                                                    40
Certain Relationships And Related Transactions                                            42
Security Ownership Of Certain Beneficial Owners And Management                            43
Description Of Securities                                                                 45
Commission's Position On Indemnification For Securities Act Liabilities                   47
Plan Of Distribution                                                                      48
Selling Stockholders                                                                      50
Legal Matters                                                                             57
Experts                                                                                   57
Available Information                                                                     57
Index to Consolidated Financial Statements                                                58


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

         In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

         Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                            CAPE SYSTEMS GROUP, INC.

         We are a provider of supply chain management technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.


         For the years ended September 30, 2004 and 2003, we generated revenues in the amount of $2,566,520 and $4,226,187 and net losses of $2,184,992 and $3,650,353, respectively. For the nine months ended June 30, 2005, we generated revenues in the amount of $2,696,270 and a net loss of $3,631,487. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our Independent Registered Public Accounting Firm, in their report dated December 10, 2004, have expressed substantial doubt about our ability to continue as going concern.


         Our  principal   offices  are  located  at  3619  Kennedy  Road,  South
Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We are a New Jersey corporation.

The Offering


Common stock offered
by selling
stockholders..........        Up  to   858,200,000   shares,   including  up  to
                              370,000,000  shares  of  common  stock  underlying
                              secured  convertible notes in the principal amount
                              of $4,415,382,  up to 55,400,000  shares of common
                              stock underlying  class C-1 convertible  preferred
                              stock,  up to  423,100,000  shares of common stock
                              underlying class D convertible preferred stock and
                              up to 9,700,000  shares of common  stock  issuable
                              upon  the  exercise  of  common   stock   purchase
                              warrants,  with  6,000,000 at an exercise price of
                              $.11 per share and 3,700,000 at an exercise  price
                              of $.09 per share,  based on current market prices
                              and  assuming  full   conversion  of  the  secured
                              convertible  notes  and the full  exercise  of the
                              warrants  (includes  a good faith  estimate of the
                              shares  underlying  secured  convertible notes and
                              shares  underlying  warrants to account for market
                              fluctuations,    and    antidilution   and   price
                              protection adjustments, respectively).

                              This number represents 90.30% of our current outstanding common stock.

Common stock to be
outstanding after
the offering..........        Up to 950,386,066 shares


Use  of   proceeds....        We will not receive any proceeds  from the sale of
                              the common  stock.  However,  we will  receive the
                              sale  price  of any  common  stock  we sell to the
                              selling   stockholders   upon   exercise   of  the
                              warrants.  We expect to use the proceeds  received
                              from the  exercise of the  warrants,  if any,  for
                              general working  capital  purposes.  However,  the
                              selling  stockholders will be entitled to exercise
                              the warrants on a cashless  basis if the shares of
                              common stock  underlying the warrants are not then
                              registered  pursuant to an effective  registration
                              statement.   In  the   event   that  the   selling
                              stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

Over-The-Counter
Bulletin Board Symbol.  CYSG


         The above information regarding common stock to be outstanding after the offering is based on 92,186,066 shares of common stock outstanding as of October 7, 2005 and assumes the subsequent conversion of our issued secured convertible notes, with interest and our series C-1 and D convertible preferred stock and exercise of warrants by our selling stockholders.


April 2004 Securities Purchase Agreement


         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. Pursuant to a registration statement on Form S-1 (333-116714) declared effective with the SEC on August 9, 2004, we previously registered 10,000,000 shares of common stock underlying the convertible debentures and 3,000,000 shares of common stock underlying the warrants. We are registering 130,000,000 shares in this offering underlying the convertible debentures and we are registering 6,000,000 shares underlying the warrants. As of October 7, 2005, $434,618 of the convertible debentures has been converted and $2,565,382 remains outstanding.


         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $3,000,000 as follows:

o        $1,500,000 was disbursed on April 28, 2004;

o        $750,000 was disbursed on May 28, 2004; and

o        $750,000 was disbursed on August 12, 2004.


         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of October 7, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04667 and, therefore, the conversion price for the secured convertible notes was $.018668. Based on this conversion price, the $2,565,382 remaining of the secured convertible notes, excluding interest, are convertible into 137,421,363 shares of our common stock.

         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

Investment Restructuring Agreement


         On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors, MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders. On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement. On June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. Each share of the class C-1 convertible preferred stock and class D convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the preferred stock may be converted. As of October 7, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04667 and, therefore, the conversion price for the class C-1 and D convertible preferred stock was $.028002. Based on this conversion price, the 997 shares of class C-1 convertible preferred stock were convertible into 35,604,600 shares of our common stock and the 7,615 shares of class D convertible preferred stock were convertible into 271,944,862 shares of our common stock.


January 2005 Securities Purchase Agreement

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to buy 1,850,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on January 11, 2005.


         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of October 7, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04667 and, therefore, the conversion price for the secured convertible notes was $.018668. Based on this conversion price, the $1,850,000 secured convertible notes, excluding interest, is convertible into 99,100,065 shares of our common stock.


         The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, and May Negatively Impact Our Ability to Achieve Our Business Objectives.


         We incurred net losses of $2,184,992 and $3,650,353 for the years ended September 30, 2004 and 2003, respectively. For the nine months ended June 30, 2005, we incurred a net loss of $3,631,487. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.


If We Are Unable to Obtain Additional Funding, Our Business Operations Will be Harmed and If We Do Obtain Additional Financing, Our Then Existing Shareholders May Suffer Substantial Dilution.

         We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $2,000,000 to fund our continued operations for the next twelve months from the date of this prospectus, depending on revenues from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Registered Public Accounting Firm Has Stated There is Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

         In their report dated December 10, 2004 on our consolidated financial statements as of and for the year ended September 30, 2004, our independent registered public accounting firm stated that our recurring losses and our working capital and stockholders' deficiencies as of September 30, 2004 raised substantial doubt about the Company's ability to continue as a going concern. Since September 30, 2004, we have continued to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses and stockholders' deficiency increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If We Are Unable to Retain the Services of Messrs. Toms and Biermann or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

         Our success depends to a significant extent upon the continued service of Mr. Nicholas Toms, our Chief Executive Officer and Chief Financial Officer and Mr. Hugo Biermann, our Executive Chairman of the Board. Loss of the services of Messrs. Toms or Biermann could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Biermann. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

         The supply chain management industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease, it could have a materially adverse affect on our operating results.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

         We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

Risks Relating to Our Current Financing Arrangement:

There Are a Large Number of Shares Underlying Our Secured Convertible Notes, Class C-1 Convertible Preferred Stock, Class D Convertible Preferred Stock and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.


         As of October 7, 2005, we had 92,186,066 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 236,521,428 shares of common stock at current market prices, class C-1 convertible preferred stock outstanding that may be converted into an estimated 35,604,600 shares of common stock at current market prices, class D convertible preferred stock outstanding that may be converted into an estimated 271,944,862 shares of common stock at current market prices and outstanding warrants to purchase 4,850,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes, class C-1 convertible preferred stock or class D convertible preferred stock and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.


The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.


         Our obligation to issue shares upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), class C-1 convertible preferred stock and class D convertible preferred stock, based on market prices 25%, 50% and 75% below the market price as of October 7, 2005 of $0.05 per share.


Secured Convertible Notes
                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 60%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.0375                     $.015                   294,225,467                      76.14%
50%                   $.025                      $.01                    441,338,200                      82.72%
75%                   $.0125                     $.005                   882,676,400                      90.54%

Class C-1 Convertible Preferred Stock
                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.0375                     $.0225                  44,311,112                       32.46%
50%                   $.025                      $.015                   66,466,667                       41.89%
75%                   $.0125                     $.0075                 132,933,334                       59.05%

Class D Convertible Preferred Stock
                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.0375                     $.0225                338,444,445                        78.59%
50%                   $.025                      $.015                 507,666,667                        84.63%
75%                   $.0125                     $.0075              1,015,333,334                        91.68%


         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of our Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

         The secured convertible notes are convertible into shares of our common stock at a 60% discount to the trading price of the common stock prior to the conversion. The classes C-1 and D convertible preferred stock are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholders could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes, class C-1 and class D convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Notes, Conversion of the Class C-1 Convertible Preferred Stock, Conversion of the Class D Convertible Preferred Stock and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

         The issuance of shares upon conversion of the secured convertible notes, conversion of the class C-1 convertible preferred stock, conversion of the class D convertible preferred stock and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their secured convertible notes, convert the classes C-1 or D convertible preferred stock and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In The Event That Our Stock Price Declines, The Shares Of Common Stock Allocated For Conversion Of The Secured Convertible Notes, Class C-1 Convertible Preferred Stock and Class D Convertible Preferred Stock and Registered Pursuant To This Prospectus May Not Be Adequate And We May Be Required to File A Subsequent Registration Statement Covering Additional Shares. If The Shares We Have Allocated And Are Registering Herewith Are Not Adequate And We Are Required To File An Additional Registration Statement, We May Incur Substantial Costs In Connection Therewith.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, class C-1 convertible preferred stock and class D convertible preferred stock, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 370,000,000 shares to cover the conversion of the secured convertible notes, 55,400,000 shares to cover the conversion of the class C-1 convertible preferred stock and 423,100,000 shares to cover the conversion of the class D convertible preferred stock. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and classes C-1 and D convertible preferred stock and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If We Are Required for any Reason to Repay Our Outstanding Secured Convertible Notes, We Would Be Required to Deplete Our Working Capital, If Available, Or Raise Additional Funds. Our Failure to Repay the Secured Convertible Notes, If Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

         In April 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In January 2005, we entered into another Securities Purchase Agreement for the sale of an aggregate of $1,850,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we are required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreement or Intellectual Property Security Agreement, the Investors Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

         In connection with the Securities Purchase Agreements we entered into in April 2004 and January 2005, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and

            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

            o     obtain   financial   information  and  investment   experience
                  objectives of the person; and

            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and

            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds.

APRIL 2004 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

         The investors provided us with the funds as follows:

         o        $1,500,000 was disbursed on April 28, 2004;

         o        $750,000 was disbursed on May 28, 2004; and

         o        $750,000 was disbursed on August 12, 2004.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distributed the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

         o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

         o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

         o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

         o        Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

         o        Fail to pay the principal or interest when due;

         o Do not issue shares of common stock upon receipt of a conversion notice;

         o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;

         o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

         o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

         o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

         o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

         o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

         o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

         o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

         o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

         o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

JANUARY 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors provided us with $1,850,000 on January 11, 2005.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.09; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from January 11, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

         o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

         o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

         o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

         o        Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

         o        Fail to pay the principal or interest when due;

         o Do not issue shares of common stock upon receipt of a conversion notice;

         o Fail to file a registration statement within 30 days after January 11, 2005 or fail to have the registration statement effective within 60 days after January 11, 2005;

         o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

         o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

         o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

         o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

         o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

         o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

         o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

         o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

         o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated January 11, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


         A complete copy of the April 2004 and January 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.


Sample Conversion Calculation


         The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $4,415,382 of secured convertible notes issued and outstanding on October 7, 2005, at a conversion price of $0.018668, the number of shares issuable upon conversion would be:

$4,415,382/$0.018668 = 236,521,428 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of October 7, 2005 of $0.05.

Secured Convertible Notes

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 60%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.0375                     $.015                   294,225,467                      76.14%
50%                   $.025                      $.01                    441,338,200                      82.72%
75%                   $.0125                     $.005                   882,676,400                      90.54%


INVESTMENT RESTRUCTURING AGREEMENT

         On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors, MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders. On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement. On June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708.38 of debt owed by our subsidiaries and us to MidMark Capital II, L.P.

         Each share of the class C-1 and D convertible preferred stock is convertible into $1,000 worth of shares of our common stock, at the selling stockholders' option, at the lower of:

         o        $0.30; or

         o 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The conversion price of the class C-1 and D convertible preferred stock may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their class C-1 and D convertible preferred stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


         A complete copy of the Investment Restructuring Agreement and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.


Sample Conversion Calculation


         The number of shares of common stock issuable upon conversion of the class C-1 and D convertible preferred stock is determined by multiplying the number of class C-1 or D convertible preferred stock to be converted by 1,000 and dividing that number by the conversion price. For example, assuming conversion of 997 shares of class C-1 convertible preferred stock and 7,615 shares of class D convertible preferred stock on October 7, 2005, a conversion price of $0.028002 per share, the number of shares issuable upon conversion would be:

(997+7,615) * 1,000/$.028002 = 307,549,461 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of October 7, 2005 of $0.05.


Class C-1 Convertible Preferred Stock

                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----

25%                   $.0375                     $.0225                  44,311,112                       32.46%
50%                   $.025                      $.015                   66,466,667                       41.89%
75%                   $.0125                     $.0075                 132,933,334                       59.05%


Class D Convertible Preferred Stock
                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 40%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----


25%                   $.0375                     $.0225                338,444,445                        78.59%
50%                   $.025                      $.015                 507,666,667                        84.63%
75%                   $.0125                     $.0075              1,015,333,334                        91.68%



            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock is quoted on the OTC Bulletin Board under the symbol "CYSG". Prior to August 20, 2002, our common stock was quoted on the Nasdaq National Market. From August 21, 2002 until February 17, 2003 our Common Stock was traded on the NASDAQ Bulletin Board. From February 18, 2003 until March 28, 2004 our common stock traded on the Pink Sheets under the symbol VETXE. Prior to April 8, 2005, our common stock traded under the symbol "VETX."

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.



                                    High($)            Low ($)
                                    ------            --------

  Fiscal Year 2004
  First Quarter                        0.09            0.03
  Second Quarter                       0.19            0.04
  Third Quarter                        0.28            0.09
  Fourth Quarter                       0.24            0.07

  Fiscal Year 2005

  First Quarter                        0.15            0.04
  Second Quarter                       0.14            0.06
  Third Quarter                        0.12            0.05
  Fourth Quarter                       0.09            0.04

  Fiscal Year 2006
  First Quarter (1)                    0.05            0.05

(1) As of October 7, 2005


HOLDERS


         As of October 7, 2005, we had approximately 433 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.


         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

         o        discuss our future expectations;

         o contain projections of our future results of operations or of our financial condition; and

         o        state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Critical Accounting Policies and Estimates

         The preparation of the consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Management continuously evaluates its estimates and judgments, and actual results may differ from these estimates under different assumptions or conditions.

         Those estimates and judgments that were most critical to the preparation of the financial statements involved the allowance for doubtful accounts, inventory reserves, recoverability of intangible assets and the estimation of the net liabilities associated with subsidiaries in liquidation.

         a) We estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables including analysis of historical collection rates and the current credit-worthiness of significant customers. Significant changes in required reserves have been recorded in recent periods and may occur in the future due to the current market and economic conditions.

         b) We establish reserves for estimated excess or obsolete inventory equal to the difference between the cost of inventory and the estimated fair value based upon assumptions about future demand and market conditions. Inventory reserves have increased as a result of the decision to discontinue or significantly reduce certain non-core product lines. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

         c) Prior to 2003, we have recorded significant impairment charges related to the carrying value of goodwill and other intangibles. In assessing the recoverability of our goodwill and other intangibles, we have made assumptions regarding estimated future cash flows and considered various other factors impacting the fair value of these assets, as more fully described below in the discussions of the results of operations- provision for impairment of goodwill. However, as of September 30, 2003, our only remaining intangible asset, software development costs, became fully amortized in fiscal 2004.

         d) We regularly evaluate our ability to recover the reported amount of our deferred income taxes considering several factors, including our estimate of the likelihood that we will generate sufficient taxable income in future years in which temporary differences reverse. Due to the uncertainties related to, among other things, the extent and timing of future income and the potential changes in the ownership of the Company, which could subject our net operating loss carry forwards to substantial annual limitations, we offset our net deferred tax assets by an equivalent valuation allowance as of September 30, 2004.

         e) As described in the Sales or Divestitures of Non-Core Businesses section of Note 2 to the Consolidated Financial Statements we have sought the protection of the respective courts in three European countries, which have agreed to orderly liquidations of five of our European subsidiaries. We have used a liquidation accounting model in the establishment of the net liabilities associated with these entities at September 30, 2004 and 2003. This accounting model required the estimation of the fair value of the assets of these entities. A considerable amount of judgment was used in determining the amount of cash to be recovered through the collection of receivables or the sale of inventory and equipment in a liquidation environment, that will then be available for the respective creditors. If actual market conditions are less favorable than those projected by management, the net assets available for creditors may be less than estimated. However, since the liabilities of these entities remain on our balance sheet at historical values (and exceed the fair value of their net assets by approximately $7,715,000 at September 30, 2004), we expect to recognize a gain upon legal resolution of the liquidations. The amount and timing of such gain is totally dependent upon the decisions to be issued by the respective court appointed liquidators. We received notice that the liquidation of the UK companies, which were under liquidation as of September 30, 2003 and 2002, has been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company's net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, reclassed approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations, and recognized a gain of approximately $320,000 in fiscal 2004.


         f) Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence
("V.S.O.E.") of fair value exists for all significant elements, including post-contract customer support ("PCS") in multiple element arrangements. Almost all of our revenue related to software license sales is recorded at the time of shipment. We do not offer our customers a right of return.

         g) Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, revenue is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion. Very little of our revenue related to software license sales is recorded by percentage-of-completion accounting.


Results of Operations

Year ended September 30, 2004 compared to year ended September 30, 2003.

Operating Revenues:

         Operating revenues decreased by approximately $1,660,000 (or 39.3%) to approximately $2,567,000 in 2004.

         Revenues were negatively impacted by the continued weak demand in its key markets and exacerbated by the Company's lack of financial condition.

Products and Services

         Sales to customers by the two significant product and service line groupings for the years ended September 30, 2004 and 2003 (in thousands) are as follows:

                                       September 30
                                 ---------------------------
                                    2004              2003
                                 ----------        ---------
Enterprise Solutions              $     84          $   889
Service, Maintenance and Other       2,483            3,337
                                  --------          -------
                                  $  2,567          $ 4,226
                                  ========          =======

         Enterprise solutions revenues decreased to $84,000 in 2004 from $889,000 in 2003. The decrease was a result of our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, in North America and our lack of financial condition.

         Service, maintenance and other revenues have decreased approximately $854,000 from 2003. The decrease was a result of our strategy of de-emphasizing lower margin product sales, together with the impact of the downturn in the economy, especially post-September 11, in North America and our lack of financial condition.

         We anticipate that our revenues will, at a minimum, stabilize at these levels or improve slightly as we continue to restructure the Company and look for target acquisitions.

Gross Profit:

         Gross profit decreased by approximately $808,000 (or 38.7%) to $1,279,085 in 2004. As a percent of operating revenues, gross profit was 49.8% in 2004 as compared to 49.4% in 2003. The gross profit percentage was flat when compared to last year.

Operating Expenses:

         Selling and administrative expenses decreased approximately $1,717,000 (or 37%) to $2,925,000 in 2004. During 2004 we continued various cost reduction measures, including reduction in the number of our employees, facilities consolidations, as well as reductions in other expenses deemed redundant such as marketing and advertising and other headcount-related expenses. We expect our selling and administrative expenses to remain at these levels until which time our financial condition improves.

         There were no research and development ("R&D") expenses in 2004 or in 2003. As a result of the slow economy and our cost cutting efforts, we suspended R&D, focusing our technical resources on maintenance services, until which time additional financing is received. It is anticipated that R&D spending will recommence in 2005.

         The decrease in the depreciation and amortization to $154,694 in 2004, as compared to $235,363 in 2003, is the direct result of certain of our assets becoming fully depreciated and or amortized during the period.

         As a result of the aforementioned, our operating loss decreased by approximately $989,000 to approximately $1,801,000 for fiscal 2004 as compared to our operating loss of approximately $2,790,000 for fiscal 2003.

         Interest expense increased by approximately $1,117,000 to $1,969,000 in 2004. This increase is due to a non-cash charge for the beneficial conversion feature for long-term convertible debt.

         During 2004 we settled certain of our liabilities and recognized a gain of $1,072,000, mainly due to our ability to settle $1,564,500 in debts and obligations for $492,500.

         Gain on liquidation of foreign subsidiaries increased due to $320,000 gain on liquidation of the UK operations.

         The income tax provision is negligible in both years due primarily to operating losses.

Nine months ended June 30, 2005 compared to the nine months ended June 30, 2004.

Operating Revenues:

         Operating revenues increased by approximately $640,000 (or 31.1%) from approximately $2,056,000 in 2004 to $2,696,000 in 2005.

         Revenues from the London and Dallas operations, which were not owned by us in 2004, accounted for approximately $682,000 of the increase with the balance of approximately $42,000 resulting from increased enterprise solution sales offset by the loss of service contracts.

Products and Services

         Sales to customers by the two significant product and service line groupings for the nine months ended June 30, 2005 and 2004 are as follows:

                                                    June 30
                                         -------------------------------
                                             2005                2004
                                            ---------         --------

        Enterprise Solutions             $     981,000      $     84,000
        Service, Maintenance and Other       1,715,000         1,972,000
                                         -------------      ------------
                                         $   2,696,000      $  2,056,000
                                         =============      ============

         Enterprise Solutions revenues increased by $897,000 during the period mainly due to a number of warehouse expansions by customers.

         Service, maintenance and other revenues have decreased approximately $257,000 from 2004. The decrease was a result of the loss of service contracts offset partially by revenues from the London and Dallas operations of approximately $682,000 that were not owned by us in 2004.

         We anticipate that our revenues will, at a minimum, stabilize at these levels or improve slightly as we continue to restructure and look for target acquisitions.

Gross Profit:

         Gross profit increased by approximately $447,000 (or 47.5%) to $1,388,000 in 2005. As a percent of operating revenues, gross profit was 51.5% in 2005 as compared to 45.7% in 2004. The gross profit was favorably impacted primarily by the addition of the London and Dallas operations of $426,000 (90.6%) which we did not own in 2004.

Operating Expenses:

         Selling and administrative expenses increased approximately $1,492,000 (or 91.9%) from approximately $1,624,000 in 2004 to $3,116,000 in 2005.
Approximately $507,000 of the increase is due to the London and Dallas operations that were not owned by us in 2004 and the balance of approximately $985,000 due to professional fees incurred resulting from numerous regulatory filings and contractual obligations. During 2005 we continued to maintain our various cost control initiatives and anticipate these costs to be stable.

         There were no research and development expenses ("R&D"). As a result of the slow economy and our cost cutting efforts, we suspended R&D back in 2004, focusing our technical resources on maintenance services.

         The increase in depreciation and amortization expense to approximately $257,000 in 2005, as compared to approximately $118,000 in 2004, is primarily due to the amortization of intangible assets in connection with the Cape Systems purchase of approximately $241,000.

         Interest expense increased by approximately $1,504,000 to $2,285,000 in 2005. The increase is due to a charge for the beneficial conversion of convertible debt of $1,428,000, interest and penalties of approximately $113,000 in connection with delinquent filings of the Company's Form 5500 annual report offset by reduced amortization of deferred financing costs.

         Gain on settlements totaled approximately $169,000 in 2005 mainly due to our ability to settle certain debts and obligations for less than their book value.

         There is no provision for income taxes in 2004 or 2005 due primarily to the net operating loss carryforwards.

         We realized a tax credit of approximately $457,000 by selling NJ State net operating loss carryforwards during the nine months ended June 30, 2005.

         The net loss for the period increased by approximately $3,375,000 to approximately $3,631,000 from a loss of $256,000 in 2004, mainly due to the factors mentioned above.


Liquidity & Capital Resources


          Based upon our substantial working capital deficiency ($25,842,000) and stockholders' deficiency ($23,812,000) at June 30, 2005, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.


         Our audited and unaudited consolidated financial statements have been prepared on a basis that contemplates our continuation as a going concern and the realization of assets and liquidation of liabilities in the ordinary course of business. Our audited and unaudited consolidated financial statements do not include any adjustments, with the exception of the provision to reduce the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If we fail to raise capital when needed, the lack of capital will have a material adverse effect on our business, operating results and financial condition.


         The successful implementation of our business plan has required, and will require on a going forward basis, substantial funds to finance (i) continuing operations, (ii) further development of our enterprise software technologies, (iii) settlement of existing liabilities including past due payroll obligations to the employees, officers and directors, and our obligations under existing or possible litigation settlements, (iv) possible selective acquisitions to achieve the scale we believe will be necessary to remain competitive in the global SCM industry and (v) the integration of the recently completed acquisition of Cape Systems. There can be no assurance that we will be successful in raising the necessary funds or integrate the recently completed acquisition.


Outlook


         We had current obligations at June 30, 2005 accumulated during the past several years that substantially exceeded our current assets and, to the extent we cannot settle existing obligations in stock or defer payment of our obligations until we generate sufficient operating cash, we will require significant additional funds to meet accrued non-operating obligations, to fund operating losses, if required, short-term debt and related interest, capital expenditures and expenses related to cost-reduction initiatives, and to pay liabilities that could arise from litigation claims and judgments.

         Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, we continue to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of our operating expenses. In addition, we have structured our overall operations and resources around high margin enterprise products and services. However, in order to remain in business, we must raise additional cash in a timely fashion.

Initiatives Completed or in Process:

         The following initiatives related to raising required funds, settling liabilities and/or reducing expenses have been completed or are in process:

         (i) We completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell our five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the year ended September 30, 2004, we recognized a noncash gain of $321,000 from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary. Upon legal resolution of the approximately $7,522,000 of net liabilities of these remaining European entities as of June 30, 2005, we expect to recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.

         (ii) The Company is negotiating with vendors to settle balances at substantial discounts. In addition, the Company is negotiating to settle certain notes payable and approximately $3,700,000 of litigation accruals at a discount or with the issuance of shares of Cape.

         (iii) During the nine months ended June 30, 2005, we realized net gains of $168,800 from settlements of liabilities totaling $520,800 through the payments of approximately $352,000 in cash.

         (iv) During the nine months ended June 30, 2005 convertible notes payable to unrelated parties in the principal amount of $313,098 were converted into 11,245,615 shares of common stock.

         (v) On January 11, 2005, we entered into a Securities Purchase Agreement and sold (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock to accredited investors. The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes, plus a default interest rate of 15%, is due upon a default under the terms of secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission which includes the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed and declared effective within 60 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares of our common stock or cash, at the election of the investors, in an amount equal to 3% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

         (vi) On January 12, 2005, we entered into a Stock Purchase Agreement with Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. pursuant to which we purchased on that date all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. (collectively "Cape Systems") from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the Stock Purchase Agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction. The acquisition was accounted for pursuant to the purchase method in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" effective as of January 12, 2005. In connection with the Stock Purchase Agreement, we entered into an employment agreement with Brad L. Leonard and a consulting agreement with IMC Development Group.

         While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

         (vii) On August 10, 2005, we entered into a Securities Purchase Agreement for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock to accredited investors.

         The investors are obligated to provide us with the funds as follows:

         o        $250,000 was disbursed on August 10, 2005; and

         o $100,000 will be disbursed on the final business day of each month beginning in September 2005 and ending in February 2006.

         However, the aggregate $850,000 principal amount of secured convertible notes and the warrants to purchase an aggregate of 850,000 shares of common stock shall be sold by us and purchased by the investors no later than five business days after effectiveness of a registration statement registering the shares of common stock underlying the secured convertible notes and warrants. In addition, either we or a majority-in-interest of the investors may terminate their obligation to participate in the additional monthly tranches upon 30 days written notice to the other party.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed within 45 days of closing or if the registration statement is not declared effective within 90 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at the election of the investors, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

                                     BUSINESS

OVERVIEW

         We are a provider of supply chain management (SCM) technologies, including enterprise software systems and applications, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

         We have achieved our current focused product and service portfolio as a result of various acquisitions over the past four years. Our customers use our software to reduce procurement and distribution costs, and manage and control inventory along the supply chain, thereby increasing sales and improving customer satisfaction and loyalty. We also resell third party software and hardware as part of our integrated solutions. We provide service and support for all of our software and systems from established facilities in North America.

         Historically, we have sold our products and services worldwide, but now operate primarily in North America, through a direct sales force and through strategic reseller alliances with complementary software vendors and consulting organizations. We target customers with a need to manage high volumes of activity along their supply chains from order intake and fulfillment, through inventory, warehouse and distribution center management to the ultimate delivery of goods to end users.

         Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey and our telephone number is (908) 756-2000. We were organized in the State of New Jersey in November 1974.

Recent Developments

         On January 12, 2005, we entered into a stock purchase agreement with Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. pursuant to which we purchased all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the stock purchase agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction.

         Cape Systems and Consulting Services Ltd. together with Cape Systems, Inc. is a provider of palletizing and packaging configuration, and truck/container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board. Its customer base, numbering approximately 3,700, includes, among others, such companies as Wal-Mart, Sam's Club, Kraft, Nestle, Procter & Gamble, Smurfit-Stone and Coca-Cola.

         In connection with the acquisition, we changed our name on April 8, 2005 to Cape Systems Group, Inc.

Outlook

         The successful implementation of our business plan has required, and will require on an ongoing basis, substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) expected future operating losses, (iv) the settlement of existing liabilities, including past due payroll obligations to our employees, officers and directors, and (v) from time to time, selective acquisitions. In order to meet future cash flow needs, we are aggressively pursuing additional equity and debt financings including through our enterprise software subsidiary XeQute Solutions, Inc., and continued cost cutting measures. Historically, we have financed these activities through both equity and debt offerings. There can be no assurance that we will continue to be successful in these efforts. As a result there is substantial doubt as to our ability to continue as a going concern.

         Throughout 2003, we experienced continued weakness in our core markets, continued operating losses and a consistent shortfall in working capital. In order to survive in these circumstances, we continued our strategy to focus on our core enterprise level products, while continuing to reduce costs.

         By the summer of 2002, it became apparent that the sharp downturn in capital spending in our major markets was likely to continue for the foreseeable future. This factor combined with the continuing working capital shortfall (which had already caused us to focus on our enterprise level software and sell off non-core businesses to raise cash to fund current operations as mentioned above) required us to look anew at our operations with a view to raising additional working capital and to reducing costs further. In light of the depressed price of our common stock and the related shrinking trading volumes, we elected to fund our enterprise software group separately from us in order to achieve better values than could be obtained by funding through us directly. At the same time as mentioned above, we needed to further contain costs and streamline operations.

         In August 2002, we formed a wholly owned subsidiary, XeQute Solutions, Inc., into which, effective October 1, 2002, we transferred all of the assets and certain of the liabilities of our Enterprise Software Division. This action was intended to consolidate all of the enterprise level products and services in one entity, under a single brand, namely XeQute Solutions, to streamline operations, reduce costs, provide a more effective route to market, and also to provide a new platform for hiring. Then in October 2002, we entered into an agreement with underwriter Charles Street Securities to raise approximately $3,800,000 of equity into XeQute Solutions, Inc., on a best efforts basis, in a United Kingdom offering of XeQute Solutions Plc, the parent company of XeQute Solutions, Inc., under the terms of which we would retain control of XeQute Solutions, Inc. Pending completion of this offering, Charles Street Securities procured on our behalf a bridge loan in an amount of $500,000; $250,000 equally from the Aryeh Trust and MidMark Capital. MidMark Capital is a shareholder of ours and certain MidMark Managing Directors have served as directors of us. The offering is no longer going forward.

The Supply Chain Management Industry

         The term "supply chain management" refers to a wide spectrum of software applications, consulting services, maintenance services and hardware products intended to enable businesses to manage their chains of supply. The primary goals of successful supply chain planning and execution are to reduce the costs of sales, recognize early opportunities and act on them to increase sales and to detect problems as they emerge to address them promptly to reduce their impact on the operations of the business. The SCM industry is evolving toward a more software-driven model as enterprises increasingly seek ways to manage their supply chains in real-time at a lower cost and in a more decentralized environment.

         SCM spending falls within the Information Technology industry. Because SCM technologies and services enable enterprises to manage a critical aspect of their operations, namely the chain of supply of components into products to be manufactured, sold and delivered to end customers, we believe that, despite some cyclicality that may always characterize investment in software, over the long-term, SCM solutions are likely to remain significant factors in corporate IT budgeting. We believe that applications and value-added services such as implementation and consulting will play a more significant role in the overall IT investment of companies in our target market, as enterprises increasingly focus on generating the highest return possible on their asset base-the primary focus of SCM technology.

The Opportunity

         Recent analysis from Gartner Dataquest concludes that as macroeconomic factors that adversely affected spending on technology in 2001 and 2002 begin to ease in 2003 and beyond, users will want to derive more value from the effective integration of existing IT investment. According to Gartner Dataquest outsourcing demand will continue to spur information technology growth over the next few years, and pent-up demand for consulting as well as development and integration of new technologies will be important growth factors.

         According to the U.S. Bureau of Commerce, approximately 10% of the U.S. gross domestic product, or more than $900 billion in 1999, is spent annually on the movement and storage of raw materials, parts, finished goods and other activities along the supply chain. Globalization and the rise of the Internet are working in conjunction as catalysts for the emergence of supply chain technologies designed not only to reduce the costs inherent in the global economy, but to give enterprises unprecedented visibility into and dynamic control over their supply chains. Our strategy is grounded in the conviction that supply chain optimization and management, driven by software applications and integrated systems is a long-term growth industry still in its early stages of development, in which there is an attractive opportunity for companies with sufficient scale and the right product set to emerge as global leaders in this industry.

         AMR Research had forecasted the worldwide SCM industry to reach $21 billion by 2005, a five year compound annual growth rate of approximately 32%. Application software license revenues, which in 2001 comprised an estimated 41% of total SCM industry sales, according to AMR, are forecast to continue to grow at a 29% compound annual growth rate and to reach nearly $8 billion by 2005. Software maintenance, which AMR estimated to generate nearly $1 billion in industry revenues in 2001, is expected to grow at a 36% compound annual growth rate and to reach $3 billion by 2005.

         The two largest geographic markets for SCM technology and services are North America and Europe. AMR estimated that in 2001 these two markets accounted for roughly 86% of worldwide sales, with the North American market expected to grow at a 28% annual compound growth rate through 2005 and Europe expected to grow at a 38% annual compound growth rate over the same period. In light of the continuing impact of the recessionary economies in North American and Europe, management believes that AMR's current industry growth forecasts may prove to be aggressive. Asia/Pacific and Central and South America are forecast to grow more rapidly over this period, but today these markets account only for an estimated 13% of industry sales and are forecast to reach about 17% by 2005.

The industry opportunity is being defined by three worldwide trends:

Two Major Catalysts: Global Competition and the Internet

         Many observers point to two fundamental drivers of long-term growth in the SCM industry: (i) the increase in globalization and the competitive pressures that trend is creating for businesses; and (ii) the rise of the Internet as a medium for commerce at virtually every level of the economy.

         As competitive barriers fall around the world, we believe that there is a secular trend toward more open global commerce that has the potential to impact businesses of nearly every size. This may create opportunities for our products in large as well as in small enterprises.

         Coincidental with the increase in the pressures of global competition, has been the arrival of the Internet. Electronic commerce is characterized by more interdependent relationships among companies, their vendors and their customers. Managing the supply chain in an e commerce environment lies at the heart of our suite of products.

An Industry Evolving

         Despite billions of dollars of capital investment in new software systems in the decade of the nineties, the benefits of this investment have been achieved more slowly than corporate buyers had expected. As corporate buyers began to return to their technology needs during 2002 and into 2003, after a slowdown in 2001 and early 2002, their approach is a more modest one, seeking affordable solutions targeted at specific problems and whose projected return on investment can be more rigorously assessed.

         We are focusing the marketing of our product portfolio to meet such buyer expectations and are seeking to offer specific supply chain products, at a predictable total cost of ownership, with predictable time to complete implementation.

Beyond the "Four Walls"

         Traditionally, companies have viewed their supply chains as a series of discrete activities that could be managed largely independently of each other and almost certainly independently of a company's vendors and customers. This approach is changing. Corporate buyers understand the interdependence of each stage and of each participant in the supply chain and are seeking "visibility" into their supply chain.

         This transition to a new operating model poses challenges for corporate managers because few internal IT systems or business practices are yet fully capable of taking advantage of the new opportunity to access and manage enterprise information in a decentralized environment. Increasingly, corporations are taking advantage of opportunities to add value at many more places along the supply chain. This is placing a more complex set of functional needs on legacy supply chain management practices and technologies. These challenges include:

         Implementing and managing more dynamic, customer-driven fulfillment processes;

         Supporting a new array of relationships with partners, vendors, trading partners and customers;

         Enhancing   visibility   into   order,    inventory,    warehouse   and
transportation status;

         Improving real-time co-ordination among enterprise facilities;

         Extending supply chain visibility beyond the enterprise;

         Permitting dynamic scalability to address unpredictable increases in transaction volumes;

         Allowing least-cost routing;

         Enabling the application of value-added services along the supply chain;

         Providing means to monitor activity along the supply chain; and

         Managing events in the supply chain in the optimum time to take advantage of revenue opportunities and avoid costs.

         A premium is developing on SCM systems and software that are more integrated, scaleable, offering real-time capabilities and that can support a more complex and dynamic web of business relationships with vendors, partners and customers. We believe that our software and services, coupled with our expertise in the areas of order fulfillment, inventory, warehouse and transportation management offer important value-added in the evolving SCM marketplace.

Our Business and Products

         We are a provider of products designed to meet the emerging opportunity described above. These products principally involve the provision of services and enterprise level software for order fulfillment comprising order management, warehouse and inventory management and distribution management. This market is sometimes referred to as supply chain "execution management" software. The business benefits from an established, revenue-producing suite of proven products which have been sold to a client base consisting principally of Fortune 500 clients in the United States, in our target vertical markets. These vertical markets are pharmaceuticals; consumer packaged goods, third party logistics providers; and bulk food distributors.

         The following summary relates to the product lines currently offered by us, principally through our wholly-owned subsidiary, XeQute:

1. Warehouse Management Systems (WMS) Products - the eSuite Software Products

Our core product offerings are our Java-architected, enterprise level, supply chain execution systems, which include order management (eOMS) and warehouse management (eWMS) applications. Our eSuite of products promotes collaboration and the exchange of "real-time" critical information among users within their trading environment, including employees, distributors, manufacturers, suppliers and customers. Portable by design, the eSuite of products can operate across multiple operating and hardware environments, incorporate the ability to utilize various database options, and can easily be integrated with existing IT infrastructure and third party applications.

         eWMS is a Java architected warehouse management system that provides companies with real-time insight into warehouse operations and inventory availability. eWMS is a true multi-warehouse/owner system that can be deployed across industries and has specific functionality for food and third party warehouse/logistics environments. eWMS can be implemented to interface with existing enterprise applications or as an integrated component of eOMS to facilitate a complete supply chain execution solution.

         eOMS is a web-based order management system that integrates all users in a real-time environment: internal employees, external sales force, distributors, and customers, through any means of deployment: Internet, Intranet, or Extranet. eOMS provides companies with maximized selling opportunities by capturing valuable buying pattern information and then uses this information to broadcast suggestive selling and promotional opportunities as well as many other benefits. The eOMS market is potentially the single largest of our products because order management is a function performed by every business irrespective of whether they operate a warehousing and distribution facility. The importance of this market is highlighted by the fact that over the past eighteen months, two of the larger ERP vendors, PeopleSoft and JD Edwards, among others have entered this segment of the market. We intend to devote marketing resources to exploit this opportunity.

         eOMS represents one of the largest, new market opportunities for us. Every business has a requirement to manage its customers' orders properly. Ideally, the order management system should ensure accurate order entry and timely fulfillment while providing readily available information to customers on progress in meeting their respective orders. Very few existing order management systems provide all of this functionality, or all of this functionality in an easily accessible form. In contrast, eOMS addresses these needs in a single complete package. First, the system allows customers to enter their orders directly through a browser-based solution. This permits customers to not only self enter their orders, but also to track the progress of, and if required change, such orders during the fulfillment process in real time over the internet. Again, being Internet based allows for access to, and collaborative trading among, all of the participants in the chain of supply, namely customers, employees and vendors.

         We have commenced a sales campaign targeted at our existing customer base initially, with plans to reach the broader market after implementing the system in certain existing accounts.

         In conjunction with the sale of the WMS product suite, we also provide customers with software maintenance support, business and warehouse consulting, and other implementation services, including system design and analysis, project management, and user and technical training.

         Customers which have purchased a warehouse management system from us during the period 2000-2002 have included major US companies such as: McLane, a division of Walmart Stores and the largest distribution company in the world, Iowa Beef, ConAgra,CDC Distribution, ABX Logistic, Air Express International, Branch Electric, Land O'Lakes Dairy, Avery Dennison, The General Printing Office (US Government) and Rand McNally. The first release of the E Suites product was delivered to a large retailer in February 2001, who indicated that the software was capable of processing in excess of 100,000 transactions per hour per distribution center (of which there were 19). A product for the bulk food and 3PL vertical markets was released in 2002.

         The eSuite product line was recently rewritten in JAVA. We believe that the eSuite product line is presently one of the few completely integrated internet-based order fulfillment systems in the world. The competitive importance of this was recently highlighted by SAP's announcement that its web strategy would center on a new JAVA version of its SAP R/3 operating system. The JAVA language is critically important to the future of our development in that it is the first software language to be independent of both operating platforms and databases; that is to say this software can run in any IT environment without extensive modifications.

iSeries WMS

         The original product developed by Renaissance was a warehouse management system, iWMS, developed exclusively for use in an AS/400 environment. IWMS provides the stability, security and ease-of-implementation that AS/400 users have learned to expect and mandate. iWMS is a well established, highly functional, warehouse management system, that is currently installed worldwide in a variety of industries including, third part logistics (3PL), pharmaceutical, cosmetic and fragrance, food, office supplies, furniture, fast moving consumer goods among others.

2. Light-Directed Picking and Put Away Systems

         The terms "light-directed" or "light-prompted" systems refer to the stock picking (or put away) functions in warehousing management systems whereby a light automatically shines in the sector where stock needs to be picked. Such "light-directed" stock picking systems have a proven track record for making the order fulfillment process dramatically more efficient with a very significant reduction in the error rate in the stock picking function and a measured improvement in productivity.

         Our light-directed family of software picking systems was originally developed by our subsidiary, Data Control Systems. The products offer a design and implementation of state-of-the-art, IT-based solutions that dramatically improve productivity for the order fulfillment and warehouse management functions in manufacturing and distribution companies.

         Our light-directed picking solutions interface with a number of ERP systems and can be modified to work with almost any system. The order control/fulfillment systems represent an important facet of the complete E-commerce system. While E-commerce marketing and order taking engines can generate substantial sales, without an optimized order fulfillment process, the promise of E-commerce will not be fully realized by companies.

         The industry has recognized our products and services and they were awarded the "Modern Materials Handling" Productivity Achievement Award in 1999 and the Vendor of the Year for Merck Pharmaceuticals in 1998. Our product line includes a mobile cart based system that appeals to a broader customer base. This system, CartRite, utilizes light panels and advanced wireless communications in its warehouse management application.

         Typically, after introduction of our light-directed order fulfillment system, clients eliminate a portion of the staff they previously required to fill warehouse orders. This is achieved by automating and optimizing the scheduling, method and the order of picking items without any paper. The system thus, among other things, eliminates the multiple steps associated with paper handling and manual reconciliation.

         The software products automate the process from order receipt to final shipment. We have developed standard communication interfaces with the leading ERP vendors including SAP, JD Edwards, Oracle, Peoplesoft and Microsoft Great Plains Resources, and other enterprise level systems. We are an authorized software provider for all the major shippers in the US which includes UPS/FedEx/RPS/USPS. The software is capable of simultaneous production of shipping bar codes when labels are generated.

         Hundreds of our installations of our WareRite Warehouse Management Systems (WMS), PicRite, TurnRite, and PutRite light-prompt systems are providing results in a wide range of industries, including: pharmaceuticals, cosmetics, publishing, mail order industries, automotive, electronics, direct selling associations, retail and wholesale distribution. The above product lines along with the CartRite system have the potential to enhance its clients' E-commerce related processes. Customers include Merck Pharmaceutical, Pfizer, Wyeth, Estee Lauder, OfficeMax, Rite Aid, Braun Electronics (a wholly owned subsidiary of Gillette) and Dr. Mann Pharma in Germany.

Competition

         The industry today is marked by  competition in two industry  segments:
SCM planning and SCM execution. We compete primarily in the execution segment. In this segment, we face competition from numerous foreign and domestic companies of various sizes, most of which are larger and have greater capital resources. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

Order Management

         The order management market is becoming a center of focus for every business in the world whether or not they run distribution centers. As a result this market segment could become the largest part of our business in the future. The importance of this emerging opportunity is highlighted by the recent entry of JD Edwards, PeopleSoft, i2 and Manugistics into this market. The competition for our eOrder product is believed to be as follows:

         PeopleSoft, an ERP vendor with revenues of $2 billion. We believe that PeopleSoft has a Java-based product offering which is very competitive with that offered by us.

         JD Edwards & Co Inc, an ERP vendor with revenues of approximately $900 million with a presence in the order management segment.

         i2 Technologies, the largest planning supply chain vendor in the US based on revenues, with sales of approximately $500 million.

Execution Management

         In the execution management segment in the US there are approximately 275 companies offering a WMS product, of which only a small number have a top tier product (defined as able to handle warehouse space in excess of 250,000 square feet and at least 100 simultaneous users of wireless devices at any one time) and revenues in excess of $10 million. We believe that we are the only supplier with a complete JAVA based cross-platform solution for Supply Chain Management. In this segment of the industry, our major competitors for the warehouse and inventory management components and the transportation and logistics components of our eSuite product are:

         EXE Technologies, a subsidiary of SSA Technologies, with revenues believed to be approximately $70 million, competes most directly with us in warehouse management in our main vertical markets.

         Manhattan Associates, the largest warehouse management software vendor in the world with annual revenues of approximately $170 million. They focus principally on the AS/400 market in retail distribution and fast moving consumer goods.

         Catalyst  International,   with  revenues  of  $33  million,   provides
principally UNIX solution solutions in our vertical markets.

Light-Directed Systems

         In the "Pick-to-light" business, we believe that there are some 25 competitors, of which the largest are Real Time Solutions, Rapistan, Kingsway and Haupt of Austria, all privately held companies. These companies compete with aggressive pricing and turn key solutions. However, our competitive advantage centers on our product's flexibility and software capabilities.

Research and Development

         Our research and development initiatives focus on enhancing the product set with additional functionality aimed at our core vertical markets.

         For the years ended September 30, 2004 and 2003, there was no research and development spending as we suspended research and development to focus our resources on customer support.

         The high level of research and development expenditures in 2001 arose out of the need to complete the Java-architected, enterprise level SCM suite.

         Our research and development timetable, over the next 24 months for the eWMS product includes a number of features and enhancements, which are budgeted to begin development in mid-2004. However the extent and timing of this development is dependent upon our ability to raise the required funds.

INTELLECTUAL PROPERTY

         We have seven  trademarks  registered  with the United  States Patent &
Trademark  Office.   The  marks  that  we  have  filed  and  received  trademark registration for are as follows:

                         Application or Registration or
         Trademark         Registration No.                   Filing Date

         CARTRITE          Reg. No. 2,274,410                 August 31, 1999
         WARERITE          Reg. No. 2,054,680                 April 22, 1997 (renewed Mar, 2003)
         TURNRITE          Reg. No. 2,060,888                 May 13,1997 (renewed Mar, 2003)
         SHIPRITE          Reg. No. 2,052,389                 April 15, 1997 (renewed Mar, 2003)
         SCALERITE         Reg. No. 2,050,615                 April 8, 1997 (renewed Mar, 2003)
         PUTRITE           Reg. No. 2,054,679                 April 22,1997 (renewed Mar, 2003)
         PICRITE           Reg. No. 1,659,547                 October 8, 1991(renewed June 4, 2001)

EMPLOYEES


         At October 1, 2005, we had approximately 28 employees. 21 of our employees are in North America and seven are in the United Kingdom. Approximately 70% are in Installation and Implementation, 10% in Sales and Marketing (including sales support) and the balance in Executive/Administrative.


         Designing and implementing our software solutions requires substantial technical capabilities in many disparate disciplines, from mechanics and computer science to electronics and mathematics. While we believe that the capability and experience of our technical employees compare favorably with other similar companies, there is no guarantee that it can retain existing employees or attract and hire capable technical employees it may need in the future, or if it is successful, that such personnel can be secured on terms deemed favorable to us.

                            DESCRIPTION OF PROPERTIES

         Our principal executive offices are located at 3619 Kennedy Road, South Plainfield, New Jersey 07080, and our telephone number is (908) 756-2000. We and our subsidiaries occupy approximately 15,000 square feet of office & warehouse space in a building in South Plainfield, New Jersey under a lease expiring in April 2008. The monthly rent is $10,500. In addition, we lease approximately 2,000 square feet of office space in Paramus, New Jersey, which has been subleased. The lease expires in May 2008, and we pay $4,100 a month and receive $3,100 per month from the subleasee. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

         From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

         We are party to a number of claims, which have been previously disclosed by us, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of us. However, they could lead to involuntary bankruptcy proceedings.


         a) On or about March 22, 2004, an action against the Company and its subsidiary Renaissance Software, Inc. was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et. al., Index no. 03-7270 The action, which demands $327,666, alleges two months rent totaling $23,737 and an early termination fee of $303,929 to be due Great
Oak LLC, the landlord of premises leased to Renaissance Software Inc. The Company is vigorously defending the action.

         b) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, was brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judgment was granted against the Company in the amount of $350,482. As of the date of this filing, the judgment has not been paid.

         c) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of the Company, and the Company, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. The Company guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against
Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However given the Company's current cash position, we have been unable to pay the judgment. As of the date of this filing, the judgment has not been paid.

         d) As part of the settlement entered into between the Company and three former principals of a company acquired by the Company in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against the Company on July 19, 2002. The incremental liability has been included in other expense (provision for litigation) for the year ended September 30, 2003. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of the Company's bank accounts, placing a hold on approximately $70,000 of the Company's funds. The Company, together with its secured lenders, objected to the turnover of these funds, however a turnover order was granted by the court in October 2002. As of the date of this filing, the judgments have not been paid.

         e) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against the Company in the amount of $142,155. The action alleged non-payment by the Company for computer hardware. As of the date of this filing, the judgment has not been paid.

PAYROLL OBLIGATIONS

         As a result of our severe cash constraints, we had fallen as much as two to three months behind in meeting our payroll obligations to our employees subsequent to September 30, 2002. We have been meeting our current payroll obligations, and have attempted to pay overdue employee payroll obligations as cash resources become available. However, in a letter dated April 3, 2003, the New Jersey Department of Labor (N.J.D.O.L.) has assessed us a penalty of $154,000 for failure to pay payroll on a timely basis. We entered into Consent Order and Agreement with the N.J.D.O.L. to pay down this obligation, starting with an initial payment on April 30, 2004 of $18,000, which we have made, and then monthly payments of $30,000 starting on June 1, 2004, which we have made, until the balance of the payroll obligations including the penalty are paid.

         In addition, a number of former employees of a California based division of ours had filed claims with the California Department of Labor for non payment of wages for the second half of July 2002; the final payroll prior to the closing of the division. We had disputed the claims, primarily on the basis of the lack of documentation for hours worked during the period. However in July 2003, these claims were heard by the California DOL and the amounts claimed, together with interest and penalties aggregating approximately $100,000 which remain unpaid as of June 30, 2005, were granted to these former employees.

         We believe, although there can be no assurances, that the payroll obligations including penalties as of June 30, 2005 totaling approximately $428,000 to both the N.J.D.O.L and the California DOL will be satisfied by the fiscal quarter ending September 30, 2006.

                                    MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Name                       Age              Position
--------------------------------------------------------------------------------

Hugo H. Biermann           56               Executive Chairman
Nicholas R. H. Toms        56               Chief Executive Officer, Chief
                                            Financial Officer and Director
Otto Leistner              64               Director
Barbara H. Martorano       48               Secretary


         Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

         Directors serve without cash compensation and without other fixed remuneration. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

         Hugo H. Biermann has served as Executive Chairman of the Board of Directors since July 2001 and served as Joint Chairman and Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Biermann has been a principal in Edwardstone & Company, Incorporated ("Edwardstone"), an investment management company, since 1986 as well as serving as President of Edwardstone since 1989. From 1988 to 1995 Mr. Biermann served as Director and Vice Chairman of Peak Technologies Group, Incorporated ("Peak Technologies"), a company involved in automated data capture technologies.

         Nicholas R. H. Toms has served as Chief Executive Officer and a director since July, 2001 and served as Joint Chairman of the Board of Directors, Joint Chief Executive Officer and a Director of ours from September 1999 through June 2001. Mr. Toms has been a principal of Edwardstone, an investment management company, since 1986 and Chairman and Chief Executive
Officer of Edwardstone since 1989. From 1988 to 1997, Mr. Toms served as Chairman, President and Chief Executive Officer of Peak Technologies.

         Otto Leistner has been a Director since April 2000. He has been a Partner since 1995 in Leistner Pokoj Schnedler, a midsize accounting and consulting firm in Frankfurt, Germany with a staff of approximately 100.

         Barbara H. Martorano joined us in June 1990 and has served in a variety of positions, including Sales Order Processing Coordinator, Office Administrator, Executive Assistant to the President, CEO and Chairman of the Board, as well as Corporate Secretary as of January 17, 1996.

                              EXECUTIVE COMPENSATION

         The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending September 30, 2004, 2003 and 2002 exceeded $100,000:


                                                         SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Hugo H. Biermann          2004          0          0            0            -            -            -             -
  Executive Chairman of   2003          0          0            0            -            -            -             -
  the Board of Directors  2002    300,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

Nicholas R. H. Toms       2004     50,000          0            0            -            -            -             -
  Chief Executive Officer 2003     91,667          0            0            -            -            -             -
  Chief Financial Officer 2002    300,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mark A. Flint             2004          0          0            0            -            -            -             -
  Chief Financial Officer 2003    218,589 (1)      0            0            -            -            -             -
                          2002    275,000    100,000 (2)        0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Donald W. Rowley          2004          0          0            0            -            -            -             -
  Executive VP -          2003    101,667 (3)      0            0            -            -            -             -
  Strategic Development   2002    225,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Robert Schilt             2004    100,000          0            0            -            -            -             -
  Chief Technology Officer2003    214,475          0            0            -            -            -             -
  XeQute Solutions, Inc.  2002    235,828    105,000            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Timothy Callahan          2004     50,000          0            0            -            -            -             -
  Vice President          2003    198,750          0            0            -            -            -             -
  Sales and Marketing     2002    170,625          0            0            -            -            -             -

(1) Mr. Flint was laid off in August, 2003.

(2) Such amount is accrued however unpaid as of October 7, 2005.

(3) Mr. Rowley resigned as an officer in February, 2003, and was laid off in June, 2003.

Option/SAR Grants in Last Fiscal Year


         During the fiscal year ended September 30, 2004, no stock or stock options were granted.

         Directors and Committee Members did not receive, and were not eligible for, compensation from us during the fiscal year ending September 30, 2004.


Stock Option Plans

         On October 10, 1985, the board of directors adopted our 1985 Incentive Stock Option Plan which was amended on February 14, 2000. We reserved 8,000,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1985 plan. The 1985 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of stock options.

         Under the stock compensation plan, we may grant stock options only to employees and consultants. The 1985 stock option plan is administered directly by our board of directors.

         Subject to the provisions of the stock option plan, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.


         As of October 1, 2005, there were 4,160,500 stock options granted under the 1985 plan that were outstanding.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 25, 2004, as part of an Investment Restructuring Agreement with six shareholders, who are also our principal shareholders, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt, including accrued interest, owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P. Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding beneficial ownership of our common stock as of October 7, 2005


         o by each person who is known by us to beneficially own more than 5% of our common stock;

         o        by each of our officers and directors; and

         o        by all of our officers and directors as a group.


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------

Hugo H. Biermann                Common Stock        2,863,010 (4)       3.09%                   *
3619 Kennedy Road

South Plainfield, NJ 07080


Nicholas R. H. Toms             Common Stock        3,563,418 (5)       3.85%                   *


3619 Kennedy Road
South Plainfield, NJ 07080


Otto Leistner                   Common Stock        2,672,875 (6)       2.90%                   *
3619 Kennedy Road

South Plainfield, NJ 07080

Barbara Martorano               Common Stock           19,000 (7)          *                    *
3619 Kennedy Road
South Plainfield, NJ 07080


All Officers and Directors      Common Stock        9,118,303 (8)       9.78%                   *
As a Group (4 persons)


----------------------------

American Marketing Complex      Common Stock        9,455,000          10.26%                   *
330 East 33rd Street, Suite 15M

New York, NY 10016


MidMark Capital L.P.            Common Stock        7,142,529 (9)       7.65%                   *
177 Madison Avenue

Morristown, NJ 07960


MidMark Capital II L.P.         Common Stock      300,932,809 (10)     76.60%                   *
177 Madison Avenue

Morristown, NJ 07960

=====================================================================================================

Pitney Bowes, Inc.              Preferred A         1,356,852           100%                  100%
One Elmcroft Road
Stamford, CT 06926

=====================================================================================================

Pitney Bowes, Inc.              Preferred B             1,000           100%                  100%
One Elmcroft Road
Stamford, CT 06926

=====================================================================================================

MidMark Capital II L.P.         Preferred C-1             805          80.74%                  0%
177 Madison Avenue
Morristown, NJ 07960

Paine Webber Custodian          Preferred C-1              50           5.02%                  0%
F/B/O Wayne Clevenger
177 Madison Avenue
Morristown, NJ 07960

Joseph Robinson                 Preferred C-1              50           5.02%                  0%
177 Madison Avenue
Morristown, NJ 07960

O'Brien Ltd Partnership         Preferred C-1              50           5.02%                  0%
177 Madison Avenue
Morristown, NJ 07960

=====================================================================================================

MidMark Capital II, L.P.         Preferred D             7,615           100%                  0%
177 Madison Avenue
Morristown, NJ 07960

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 7, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) For purposes of calculating the percentage beneficially owned, the number of shares of each class of stock deemed outstanding include 92,186,066 common shares; 1,356,852 Preferred "A" Shares; 1,000 Preferred "B" Shares; 997 Preferred "C" Shares and 7,615 Preferred "D" Shares outstanding as of October 7, 2005.

(3) Percentage based on 950,386,066 shares of common stock outstanding.


(4) Includes 475,000 shares issuable pursuant to presently exercisable options and 388,010 shares held in the name of Bunter BVI Limited of which Mr. Biermann may be deemed to be a beneficiary. Mr. Biermann, however, disclaims such beneficial ownership.

(5) Includes 475,000 shares issuable pursuant to presently exercisable options, 7,000 shares held by his wife, Caroline Toms, and 75,000 shares held in a trust for the benefit of his daughter, Catherine Toms, of which Mr. Toms is the trustee. Mr. Toms, however, disclaims such beneficial ownership of the shares owned by his wife and in the trust.

(6) Includes 50,000 shares issuable pursuant to presently exercisable options.

(7) Includes 19,000 shares issuable pursuant to presently exercisable options.

(8) Includes 1,019,000 shares issuable pursuant to presently exercisable options and 388,010 shares held by a company for which by Mr. Biermann disclaims beneficial ownership.


(9) Includes 1,214,199 shares issuable upon conversion of class C-1 convertible preferred stock.

(10) Includes 271,944,862 shares issuable upon conversion of class D convertible preferred stock, and 28,747,947 shares issuable upon conversion of class C-1 convertible preferred stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


         We are authorized to issue up to 1,000,000,000 shares of common stock, par value $.005. As of October 7, 2005, there were 92,186,066 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


         We have engaged Continental Stock Transfer & Trust Company, located in New York, New York, as independent transfer agent or registrar.

PREFERRED STOCK


         We are authorized to issue up to 2,000,000 shares of Preferred Stock, par value $.01. As of October 7, 2005, there were 1,356,852 shares of Class A Preferred Stock outstanding, 1,000 shares of Class B Preferred Stock outstanding, 997 shares of Class C-1 Preferred Stock outstanding and 7,615 shares of Class D Preferred Stock outstanding. Each share of Class A Preferred is convertible into 1 share of our common stock. Each share of Class B Preferred is convertible into 1,190 shares of our common stock. Each share of the Class C-1 and Class D Convertible Preferred is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or
(ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


OPTIONS


         There are currently outstanding options to purchase 10,228,514 shares of our common stock consisting of the following: (i) 5,618,014 options granted under our non-qualified plan; and (ii) 4,610,500 options granted under our qualified plan.


WARRANTS


         In connection with a Securities Purchase Agreement dated April 28, 2004, we have issued 3,000,000 warrants to purchase shares of common stock exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In connection with a Securities Purchase Agreement dated January 11, 2005, we have issued 1,850,000 warrants to purchase shares of common stock exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In connection with a Securities Purchase Agreement dated August 10, 2005, we have issued 250,000 warrants to purchase shares of common stock and are obligated to issue 600,000 additional warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share.


CONVERTIBLE SECURITIES


         Not including approximately 14,879,114 shares of common stock issuable upon exercise of outstanding options and warrants, approximately 236,521,428 shares of common stock are issuable upon conversion of outstanding promissory notes, which includes 137,421,363 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 28, 2004 and 99,100,065 shares of common stock issuable upon conversion of the secured convertible notes issued pursuant to the Securities Purchase Agreement dated January 11, 2005.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. Pursuant to a registration statement on Form S-1 (333-116714) declared effective with the SEC on August 9, 2004, we previously registered 10,000,000 shares of common stock underlying the convertible debentures and 3,000,000 shares of common stock underlying the warrants. We are registering 130,000,000 shares in this offering underlying the convertibles debentures and we are registering 6,000,000 shares underlying the warrants. As of October 7, 2005, $434,618 of the convertible debentures has been converted and $2,565,382 remains outstanding.


         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors provided us with an aggregate of $3,000,000 as follows:

         o        $1,500,000 was disbursed on April 28, 2004;

         o        $750,000 was disbursed on May 28, 2004; and

         o        $750,000 was disbursed on August 12, 2004.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) warrants to buy 1,850,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all the secured convertible notes on January 11, 2005.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.09; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.


         On August 10, 2005, we entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock.

         The investors are obligated to provide us with the funds as follows:

         o        $250,000 was disbursed on August 10, 2005; and

         o $100,000 will be disbursed on the final business day of each month beginning in September 2005 and ending in February 2006.

         However, the aggregate $850,000 principal amount of secured convertible notes and the warrants to purchase an aggregate of 850,000 shares of common stock shall be sold by us and purchased by the investors no later than five business days after effectiveness of a registration statement registering the shares of common stock underlying the secured convertible notes and warrants. In addition, either the Company or a majority-in-interest of the investors may terminate their obligation to participate in the additional monthly tranches upon 30 days written notice to the other party.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.09; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed within 45 days of closing or if the registration statement is not declared effective within 90 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at the election of the investors, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.


     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately-negotiated transactions;

         o        short  sales  that  are  not   violations   of  the  laws  and
                  regulations of any state or the United States;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o        through the writing of options on the shares

         o        a combination of any such methods of sale; and

         o        any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must

         o        obtain   financial   information  and  investment   experience
                  objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name          Notes, Preferred     Full       Prospectus    Before the  Owned Before    Offering     Offering
                      Stock and/or       Conversion       (1)       Offering**   Offering**        (3)           (3)
                           Warrants*
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    95,249,029       50.82%         Up to         4,749,860      4.90%           --            --
(2)                                                   149,749,640
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         94,070,066       50.51%         Up to         4,749,860      4.90%           --            --
Partners, LLC (2)                                     149,720,100
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     43,226,783       31.92%         Up to         4,749,860      4.90%           --            --
(2)                                                   68,045,000
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         8,825,551        8.74%         Up to         4,749,860      4.90%           --            --
Capital Partners                                      12,185,260
II, LLC (2)                                           shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
MidMark Capital,       1,214,199        1.30%         Up to         4,749,860      4.90%       5,928,330        0.62%
L.P. (4)                                              1,889,268
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
MidMark Capital II,  300,692,809       76.54%         Up to         4,749,860      4.90%           --            --
L.P. (4)                                              467,831,193
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Paine Webber           1,785,587        1.90%         Up to         1,785,587      1.90%           --            --
Custodian F/B/O                                       2,778,335
Wayne Clevenger                                       shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Joseph Robinson        1,785,587        1.90%         Up to         1,785,587      1.90%           --            --
                                                      2,778,335
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
O'Brien Ltd            1,785,587        1.90%         Up to         1,785,587      1.90%           --            --
Partnership (5)                                       2,778,335
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
Matthew Finlay &         285,694        0.31%         Up to           285,694      0.31%           --            --
Teresa Finlay                                         444,534
JTWROS                                                shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------

* This column represents an estimated number based on conversion prices as of a recent date of October 7, 2005 of $.018668 and $.028002, divided into the principal amounts of the convertible notes and preferred stock, respectively.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on October 7, 2005, the secured convertible notes would have had a conversion price of $.018668. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.


(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Assumes that all securities registered will be sold.

(4) The selling stockholders are affiliates of each other because they are under common control. MidMark Capital, L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates Inc. MidMark Associates Inc., of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by MidMark Capital, L.P. MidMark Capital II, L.P., is a private investment fund that is owned by its partners and managed by its General Partner, MidMark Associates II LLC. MidMark Associates II LLC, of which Messrs. Wayne Clevenger, Joseph Robinson and Denis Newman are the owners, have equal voting and investment control over the shares listed below owned by MidMark Capital, L.P. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5) O'Brien Ltd Partnership is controlled by its two General Partners, Denis Newman and Mary Newman.

TERMS OF SECURED CONVERTIBLE NOTES

April 2004 Securities Purchase Agreement

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

         The investors provided us with the funds as follows:

         o        $1,500,000 was disbursed on April 28, 2004;

         o        $750,000 was disbursed on May 28, 2004; and

         o        $750,000 was disbursed on August 12, 2004.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.30; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from the date that the investors distribute the final $750,000. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

         o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

         o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

         o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

         o        Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

         o        Fail to pay the principal or interest when due;

         o Do not issue shares of common stock upon receipt of a conversion notice;

         o Fail to file a registration statement within 60 days after April 28, 2004 or fail to have the registration statement effective within 115 days after April 28, 2004;

         o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

         o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

         o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

         o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

         o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

         o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

         o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

         o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

         o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 28, 2004.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

JANUARY 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors provided us with $1,850,000 on January 11, 2005.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.09; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase Agreement for a period of two years from January 11, 2005. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

         o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

         o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

         o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

         o        Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

         o        Fail to pay the principal or interest when due;

         o Do not issue shares of common stock upon receipt of a conversion notice;

         o Fail to file a registration statement within 30 days after January 11, 2005 or fail to have the registration statement effective within 60 days after January 11, 2005;

         o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

         o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

         o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

         o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

         o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

         o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

         o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

         o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and

         o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated January 11, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.


         A complete copy of the April 2004 and January 2005 Securities Purchase Agreements and related documents are incorporated by reference as exhibits to our amended Form SB-2 registration statement relating to this prospectus.


Sample Conversion Calculation


         The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $4,415,382 of secured convertible notes issued and outstanding on October 7, 2005, at a conversion price of $0.018668, the number of shares issuable upon conversion would be:

$4,415,382/$0.018668 = 236,521,428  shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of October 7, 2005 of $0.05.

Secured Convertible Notes


                                                                          Number                          % of
% Below             Price Per                  With Discount             of Shares                        Outstanding
Market                 Share                     at 60%                  Issuable                         Stock
------                 -----                     ------                  --------                         -----
25%                   $.0375                     $.015                   294,225,467                      76.14%
50%                   $.025                      $.01                    441,338,200                      82.72%
75%                   $.0125                     $.005                   882,676,400                      90.54%


                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS


         The consolidated financial statements of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and subsidiaries as of and for the years ended September 30, 2004 and 2003 included in this prospectus have been audited by J.H. Cohn LLP, independent registered public accounting firm, as stated in their report dated December 10, 2004, except for Notes 15 and 16 as to which the date is December 21, 2004 and Note 18 as to which the date is April 8, 2005, which report includes an explanatory paragraph relating to our ability to continue as a going concern. Such consolidated financial statements have been so included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cape Systems Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

          CAPE SYSTEMS GROUP, INC. (FORMERLY VERTEX INTERACTIVE, INC.)
                                AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS


         Report  of   Independent   Registered   Public   Accounting   Firm                      F-1
         Consolidated  Balance  Sheets  as of  September  30,  2004 and 2003                     F-2
         Consolidated Statements of Operations for the years ended September 30,
                  2004 and 2003                                                                  F-5
         Consolidated Statements of Changes in Stockholders' Deficiency
                  for the years ended September 30, 2004 and 2003                                F-7
         Consolidated Statements of Cash Flows for the years ended September 30,
                  2004 and 2003                                                                  F-9
         Notes to Consolidated Financial Statements                                              F-11 to

                                                                                                 F-43


      Condensed Consolidated Balance Sheets as of June 30, 2005 (Unaudited)
                  and September 30, 2004                                                         F-44
         Condensed Consolidated Statements of Operations for the three and nine
                  months ended June 30, 2005 and 2004 (Unaudited)                                F-46
         Condensed Consolidated Statement of Changes in Stockholders' Deficiency
                  for the nine months ended June 30, 2005 (Unaudited)                            F-47
         Condensed Consolidated Statements of Cash Flows for the nine months
                  ended June 30, 2005 and 2004 (Unaudited)                                       F-49
         Notes to the Condensed Consolidated Financial Statements (Unaudited)                    F-50 to  F-62

         Audited Financial Statements of Cape Systems and Consulting Services Ltd.
                  for the years ended December 31, 2003 and 2002                                 F-63



         Audited Financial Statements of Cape Systems, Inc, for the years ended

                  December 31, 2003 and 2002                                                     F-83


         Unaudited pro forma condensed combined financial statements for Cape

                  Systems Group, Inc. (formerly Vertex Interactive, Inc.), Cape
                  Systems and Consulting Services Ltd. and Cape Systems, Inc.                    F-92



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Cape Systems Group, Inc.:

We have audited the accompanying consolidated balance sheets of Cape Systems Group, Inc. (formerly Vertex Interactive, Inc.) and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cape Systems Group, Inc. and Subsidiaries as of September 30, 2004 and 2003, and their results of operations and cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 1 to the consolidated financial statements, among other things, the Company's operations have generated recurring losses and it had working capital and stockholders' deficiencies as of September 30, 2004. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying consolidated financial statements as of and for the year ended September 30, 2004 do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP
Roseland, New Jersey
December 10, 2004
except for Notes 15 and 16
as to which the date is
December 21, 2004 and
Note 18 as to
which the date is
April 8, 2005

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2004 and 2003


                         ASSETS                            2004          2003
                                                        ----------    ----------
CURRENT ASSETS:
Cash                                                    $  101,390    $   25,265
Restricted cash - short term                               300,000
Accounts receivable, less allowance for
doubtful accounts of $456,358                              350,935       639,208
Inventories, net of valuation allowances                   368,086       537,337
Prepaid expenses and other current assets                   71,696        20,103
                                                        ----------    ----------
Total current assets                                     1,192,107     1,221,913

Equipment and improvements, net of accumulated
depreciation and amortization of $1,359,090
and $1,320,152                                              33,748        70,249

Capitalized software costs, net of accumulated
amortization of $347,269 and $231,513                           --       115,756
Restricted cash - long-term                                150,000            --
Deferred financing costs, net of accumulated
amortization of $54,189                                    260,926            --
Other assets                                               111,273       111,273
                                                        ----------    ----------
Total assets                                            $1,748,054    $1,519,191
                                                        ==========    ==========

                 See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           September 30, 2004 and 2003

           LIABILITIES AND STOCKHOLDERS' DEFICIENCY                     2004                             2003
                                                                    -------------                   -------------
CURRENT LIABILITIES:
Notes payable - unrelated parties                                   $   1,227,500                   $   1,869,236
Notes payable - related parties                                                --                       4,095,848
Convertible notes payable - related parties                                    --                       2,294,324
Mandatory redeemable Series D preferred stock -
504 shares at redemption value                                            504,713                              --
Accounts payable                                                        3,653,751                       4,533,875
Net liabilities associated with subsidiaries in
liquidation                                                             7,714,783                       8,511,077
Payroll and related benefits accrual                                    1,994,852                       2,622,354
Litigation related accruals                                             3,655,323                       4,077,665
Other accrued expenses and liabilities                                  3,749,685                       4,870,759
Deferred revenue                                                          354,203                         305,243
                                                                    -------------                   -------------
Total current liabilities                                              22,854,810                      33,180,381

Long-term convertible notes payable - unrelated parties,
net of unamortized debt discount                                        2,549,724                              --
                                                                    -------------                   -------------
Total Liabilities                                                      25,404,534                      33,180,381
                                                                    -------------                   -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value $0.01 per share;
 2,000,000 shares authorized, 1,356,852 issued and
 outstanding ($10,000,000 aggregate liquidation preference)                13,569                          13,569
Series B preferred stock, par value $0.01 per share;
 1,000 shares authorized, 1,000 issued and outstanding
 ($1,000,000 aggregate liquidation preference)                                 10                              10
Series C preferred stock, par value $0.01 per share;
 10,000 shares authorized, 997 issued and outstanding at
 September 30, 2003 ($997,000 aggregate liquidation preference)                                                10
Series C-1 preferred stock, par value $0.01 per share;
 10,000 shares authorized, 997 issued and outstanding at
 September 30, 2004 ($997,000 aggregate liquidation preference)                10                              --
Series D preferred stock, par value $0.01 per share;
 10,000 shares authorized, 7,111 issued and outstanding
($7,109,995 aggregate liquidation preferences)                                 71                              --
Common stock, par value $0.005 per share; 400,000,000 shares authorized and 56,116,342 shares issued at
 September 30, 2004; 75,000,000 shares authorized and
 48,201,978 shares issued at September 30, 2003,                          280,583                         241,011
Additional paid-in capital                                            164,442,227                     155,364,295
Unearned income                                                                                          (400,000)
Accumulated deficit                                                  (186,517,047)                   (184,332,055)
Accumulated other comprehensive loss                                   (1,808,663)                     (2,480,790)

Less: Treasury stock, 87,712 shares of common stock (at cost)             (67,240)                        (67,240)
                                                                    -------------                   -------------
Total stockholders' deficiency                                        (23,656,480)                    (31,661,190)
                                                                    -------------                   -------------
Total liabilities and stockholders' deficiency                      $   1,748,054                   $   1,519,191
                                                                    =============                   =============

                See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                                           2004                 2003
                                                      ------------         ------------
REVENUES                                              $  2,566,520         $  4,226,187
COST OF SALES                                            1,287,435            2,138,883
                                                      ------------         ------------

GROSS PROFIT                                             1,279,085            2,087,304
                                                      ------------         ------------

OPERATING EXPENSES:

Selling and administrative                               2,925,051            4,642,123
Depreciation of equipment
  and improvements                                          38,938              119,606
Amortization of intangible assets                          115,756              115,757
                                                      ------------         ------------
Total operating expenses                                 3,079,745            4,877,486
                                                      ------------         ------------

OPERATING LOSS                                          (1,800,660)          (2,790,182)
                                                      ------------         ------------
OTHER INCOME (EXPENSES):
Interest income                                                 --                2,703
Interest expense                                        (1,969,074)            (851,933)
Gain on liquidation of
foreign subsidiaries                                       320,951                   --
Gain on settlements of liabilities                       1,072,247                   --
Other                                                      193,279              (10,941)
                                                      ------------         ------------
Net other income (expense)                                (382,597)            (860,171)
                                                      ------------         ------------

LOSS BEFORE PROVISION FOR
INCOME TAXES                                            (2,183,257)          (3,650,353)

Provision for income taxes                                   1,735                   --
                                                      ------------         ------------

NET LOSS                                                (2,184,992)          (3,650,353)

Charge for preferred stock
beneficial conversion feature                            3,444,683                   --
                                                      ------------         ------------

NET LOSS ATTRIBUTABLE TO COMMON
  STOCKHOLDERS                                        ($ 5,629,675)        ($ 3,650,353)
                                                      ============         ============

Net loss per common share:

Basic and diluted                                     $      (0.12)        $      (0.09)
                                                      ============         ============

Weighted average number of shares outstanding:

Basic and diluted                                       48,469,039           39,671,923
                                                      ============         ============

                 See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 For the Years ended September 30, 2004 and 2003

                                       Preferred Stock           Common Stock
                                    ---------------------    ----------------------     Additional      Deferred
                                                                                          Paid-In     Compensation/
                                      Shares      Amount       Shares       Amount        Capital    Unearned Income
                                    ---------    --------    ----------    --------    ------------    ---------
Balance October 1, 2002             1,358,849      13,589    37,201,978     186,011     154,979,295          --

Common stock issued in
 exchange for services                                        1,000,000       5,000          35,000
Common stock issued for
 trade credits                                               10,000,000      50,000         350,000    (400,000)
Other comprehensive income
(loss), net of tax:
Comprehensive loss:
    Net loss
    Change in unrealized
     foreign exchange
     translation gains/losses
Comprehensive loss
                                    ---------    --------    ----------    --------    ------------    ---------
Balance September 30, 2003          1,358,849      13,589    48,201,978     241,011     155,364,295    (400,000)

Effects of issuance of
 warrants with notes payable:
  Related parties                                                                            54,000
  Unrelated parties                                                                         427,500
Conversion of notes
  payable - related parties
  into non-redeemable
  Series D preferred stock              7,111          71                                 7,109,924
Exercise  of warrants                                         5,809,980      29,050         288,659
Conversion of long-term
  notes payable - unrelated
  parties                                                     1,754,384       8,772          89,474
Common stock issued in exchange
  for services                                                  350,000       1,750          12,250
Issuance of Series C-1
  preferred stock for Series C             --          --
Write off of unearned income                                                                            400,000
Beneficial conversion
  feature related to
  Long-term convertible debt                                                              1,096,125
Comprehensive loss:
    Net loss
    Change in unrealized
     foreign exchange
     translation gains/losses
Reclassification into
  current period earnings
Comprehensive loss
                                   ----------    --------    ----------    --------    ------------    --------
Balance September 30, 2004          1,365,960    $ 13,660    56,116,342    $280,583    $164,442,227    $     --
                                   ==========    ========    ==========    ========    ============    ========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                 For the Years Ended September 30, 2004 and 2003
                                   (continued)

                                                                                Accumulated
                                                                                  Other
                                               Accumulated    Comprehensive    Comprehensive     Treasury
                                                 Deficit          Loss         Income/(Loss)      Stock              Total
                                               -----------    ============       ---------      ----------       -------------
Balance October 1, 2002                       (180,681,702)                     (1,265,478)      (67,240)          (26,835,525)

Common stock issued in exchange
for services                                                                                                            40,000
Common stock issued for trade credits
Other comprehensive income (loss),
 net of tax:
Comprehensive loss:
    Net loss                                    (3,650,353)   $ (3,650,353)                                         (3,650,353)
    Change in unrealized foreign
      exchange translation
      gains/losses                                              (1,215,312)     (1,215,312)                        (1,215,312)
                                                              ------------
Comprehensive loss                                             $(4,865,665)
                                               -----------    ============       ---------       -------         ------------
Balance September 30, 2003                    (184,332,055)                     (2,480,790)      (67,240)         (31,661,190)

Effects of issuance of warrants
 with notes payable:
  Related parties                                                                                                      54,000
  Unrelated parties                                                                                                   427,500
Conversion of notes payable
  related parties into non-redeemable
  Series D preferred stock                                                                                          7,109,995
Exercise of warrants                                                                                                  317,709
Conversion of long-term notes payable -
  unrelated parties                                                                                                    98,246
Common stock issued in exchange
  for services                                                                                                         14,000
Issuance of Series C-1 Preferred
  Stock for Series C
Write off of unearned income                                                                                          400,000
Beneficial conversion feature related to
  Long-term convertible debt                                                                                        1,096,125
Comprehensive loss:
    Net loss                                    (2,184,992)      $(2,184,992)                                      (2,184,992)
    Change in unrealized foreign
    exchange translation
      gains/losses                                                  (401,081)       (401,081)                        (401,081)
Reclassification into current                                   -----------
  period earnings                                                                  1,073,208                        1,073,208
Comprehensive loss                                              $(2,586,073)
                                            --------------      ===========      -----------       --------      ------------
Balance September 30, 2004                  $ (186,517,047)                      $(1,808,663)      $(67,240)     $(23,656,480)
                                            ==============                       ===========       ========      ============

                 See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended September 30, 2004 and 2003

                                                              2004                2003
                                                          -----------         -----------
Cash Flows from Operating Activities:

Net Loss                                                  $(2,184,992)        $(3,650,353)

  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Depreciation and amortization                           154,693             235,363
      Write-off of unearned income                            400,000                  --
      Common stock issued in exchange for services             14,000              40,000
      Amortization of deferred financing costs                 54,189                  --
      Charges to interest expense for beneficial
         conversion feature and warrants issued
           with notes payable:
            Related parties                                    54,000                  --
            Unrelated parties                               1,171,594                  --
      Gain on liquidation of foreign subsidiaries            (320,951)                 --
      Gain on settlements of liabilities                   (1,072,247)                 --

  Changes in assets and liabilities, net of
    effects of acquisitions and disposals:
      Restricted cash                                        (450,000)
      Accounts receivable, net                                288,273             297,038
      Inventories, net                                        169,251             404,020
      Prepaid expenses and other current assets               (51,593)            243,157
      Other assets                                                 --              55,692
      Accounts payable                                        (57,877)            104,810
      Accrued expenses and other liabilities                 (569,229)          1,472,099
      Advances from customers                                      --            (343,547)
      Deferred revenue                                         48,960          (1,012,197)
                                                          -----------         -----------
Net cash used in operating activities                      (2,351,929)         (2,153,918)
                                                          -----------         -----------

Cash Flows from Investing Activities:
  Additions to equipment and improvements                      (2,436)             (2,781)
                                                          -----------         -----------

Cash Flows from Financing Activities:
  Deferred financing costs                                   (315,114)                 --
  Proceeds from senior credit facility and
     notes payable                                                 --             250,000
  Payments of senior credit facility and
     notes payable                                                 --            (145,736)

  Proceeds from convertible notes
     payable - unrelated parties                            3,000,000                  --
  Proceeds from notes and convertible notes
  payable - related parties                                   137,339           1,986,948
  Repayment of notes payable - unrelated parties             (391,735)                 --
                                                          -----------         -----------
Net cash provided by financing activities                   2,430,490           2,091,212
                                                          -----------         -----------

Effect of exchange rate changes on cash                            --              16,736
                                                          -----------         -----------
Net increase (decrease) in cash                                76,125             (48,751)
Cash at Beginning of year                                      25,265              74,016
                                                          -----------         -----------
Cash at End of year                                       $   101,390         $    25,265
                                                          ===========         ===========
Cash paid for:

Interest                                                  $   154,575         $    72,000

Noncash investing and financing activities:
 Notes payable and accrued interest - related
  parties converted into nonredeemable and
  mandatory redeemable preferred stock                    $ 7,109,995                  --
Long-term convertible notes payable -
 unrelated parties converted into common stock            $    98,246                  --


                 See notes to consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. RECENT DEVELOPMENTS AND NATURE OF PRESENTATION

BACKGROUND AND DESCRIPTION OF BUSINESS

Cape Systems Group, Inc. ("Cape Systems Group" or "we" or "our" or the "Company") is a global provider of supply chain management ("SCM") technologies, including enterprise software systems and applications, that enable our customers to manage their orders, inventory and warehouse needs, consultative services, and software and hardware service and maintenance. We serve our clients through three general product and service lines: (1) enterprise solutions; (2) point solutions; and, (3) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java'TM'-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. Our point solutions provide an array of products and services designed to solve more specific customer needs from managing a mobile field workforce, mobile data collection, distributed bar code printing capabilities, compliance labeling applications, automated card devices, software development tools and proprietary software serving SAP R/3 users. We provide a full range of software and hardware support services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In August 2002, Cape Systems Group formed XeQute Solutions, Inc. ("XeQute"), a Delaware corporation, which is an indirect, wholly-owned subsidiary. XeQute purchased most of the operating assets and assumed certain liabilities of both Cape Systems Group and its principal North American subsidiaries and became the principal operating entity of the group effective October 1, 2002. These assets comprise substantially all of the enterprise software businesses of Cape Systems Group. XeQute is a wholly-owned subsidiary of XeQute Solutions PLC ("XeQute PLC") which is a holding company that is a direct, wholly-owned subsidiary of Cape Systems Group.

In August 2002, the Company was notified that the NASDAQ Listing Qualifications Panel had determined that the Company had failed to comply with the $1.00 minimum closing bid price and the minimum stockholders' equity or the market value of publicly held shares requirements for continued listing and it delisted the Company's securities from the NASDAQ National Stock Market effective with the open of business on August 21, 2002 and listed them on the NASDAQ Bulletin Board. From February 17, 2003 to March 30, 2004, the Company's securities were quoted on the Pink Sheets, under the symbol "VETXE". The Company's securities received approval to return to the bulletin board for trading as of March 31, 2004.

Prior to April 8, 2005, Cape Systems Group, Inc. was named Vertex Interactive, Inc. (See Note 18).

EXPIRATION OF ACQUISITION AGREEMENT

As previously reported on Form 8-K which was filed with the Securities and Exchange Commission on August 12, 2003, the Company entered into an asset purchase agreement with Jag Media Holdings, Inc. ("JAG Media") pursuant to which it would sell all of the assets and certain liabilities of XeQute, the Company's wholly-owned subsidiary, to JAG Media, in exchange for approximately 54% of JAG Media's common stock. The agreement was subject to certain terms and conditions, one of which was closing on or before October 31, 2003 and the Company's ability to arrange $8,000,000 of financing upon terms and conditions satisfactory to JAG Media, XeQute and Cape Systems Group. On October 31, 2003, the agreement expired by its terms.

GOING CONCERN MATTERS

Based upon our substantial working capital deficiency and stockholders' deficiency, of approximately $21,663,000 and $23,656,000 at September 30, 2004, respectively, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on a note payable with a balance of $1,227,500 as of September 30, 2004 (see Note 9), the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and (iv) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry. There can be no assurance that we will be successful in raising the necessary funds.

FISCAL 2004:

In fiscal 2004, the previous decline in the enterprise applications software and telecommunications industries continued to have a substantial negative impact on our results of operations. These factors, in combination with our continuing negative operating cash flows, placed significant pressures on our financial condition and liquidity and negatively impacted our operations. Operating activities resulted in cash consumption of approximately $2,352,000 in 2004.

During fiscal 2004 we raised approximately $3,100,000 including cash transaction costs through the issuance of notes payable and notes and convertible notes payable from unrelated parties, restructured notes, converted debt into equity, and paid a loan in default. At September 30, 2004, we had a net cash balance of approximately $101,000.

OUTLOOK:

In light of current economic conditions, we now anticipate, but cannot assure, reaching the point at which we will generate cash in excess of our operating expenses in the quarter ending June 30, 2005. However, we had current obligations at September 30, 2004 accumulated during the past several years that substantially exceeded our current assets and, to the extent we cannot settle existing obligations in stock or defer payment of our obligations until we generate sufficient operating cash, we will require significant additional funds to meet accrued non-operating obligations, to fund operating losses, if required, short-term debt and related interest, capital expenditures and expenses related to cost-reduction initiatives, and to pay liabilities that could arise from litigation claims and judgments.

Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments.

Consequently, Cape Systems Group continues to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of its operating expenses. In addition, it has structured its overall operations and resources around high margin enterprise products and services. However, in order to remain in business, the Company must raise additional cash in a timely fashion.

INITIATIVE COMPLETED OR IN PROCESS:

The  following   initiatives   related  to  raising  required  funds,   settling
liabilities and/or reducing expenses have been completed or are in process:

(i) As of September 27, 2004, the Company had approximately $7,614,000 of borrowings from and accrued interest payable to Midmark Capital, L.P. and its affiliate, Midmark Capital II, L.P., and certain individuals related to these two entities, which are referred to collectively as "Midmark". Midmark owns shares of Cape Systems Group's preferred and common stock and has the ability to purchase a majority interest in Cape Systems Group (see Note 11). As explained below, this debt was exchanged for Series D nonredeemable and mandatory redeemable preferred stock on that date.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii) The Company completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the year ended September 30, 2004, we recognized a noncash gain of $321,000 from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary (see Note 2). Upon legal resolution of the approximately $7,715,000 of net liabilities of these remaining European entities as of September 30, 2004, we expect to recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators (See Note 2 as to the approval of the liquidation of the U.K. subsidiaries in January 2004).

(iii) We have continued to reduce headcount (to approximately 17 employees in our continuing North American business at September 30, 2004 and December 10, 2004, of whom 3 were furloughed until additional funds are raised), consolidate facilities and generally reduce costs.

(iv) To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 28, 2004 pursuant to which we sold (i) $3,000,000 in secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock (see Note 10).

(v) The Company is negotiating with vendors to settle balances at substantial discounts. In addition, the Company is negotiating to settle certain notes payable and approximately $3,700,000 of litigation accruals at a discount or with the issuance of shares of either Cape Systems Group or XeQute.

(vi) During the year ended September 30, 2004, we realized net gains of $1,072,000 from settlements of liabilities totaling $1,564,500 through the payments of $492,500 in cash.

(vii) On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement that we entered into on May 26, 2004 with six accredited investors: MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd.
Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders.

On June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged Series C preferred stock for Series C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of Series D non redeemable and mandatory redeemable convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P.

While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION:

The accompanying consolidated financial statements have been prepared on a basis that contemplates Cape Systems Group's continuation as a going concern and the realization of its assets and liquidation of its liabilities in the ordinary course of business. The accompanying consolidated financial statements do not include any adjustments, with the exception of the provision to reduce the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Cape Systems Group fails to raise capital when needed, the lack of capital will have a material adverse effect on Cape Systems Group's business, operating results, financial condition and ability to continue as a going concern.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. SALES OR DIVESTITURES OF NON-CORE BUSINESSES

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets. However, after being unsuccessful in attempting to sell its five remaining European operations (Vertex UK-previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France - previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the second quarter of fiscal 2004, the Company recognized a noncash gain of $321,000 from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary, as explained below. The remaining assets and liabilities of these businesses are classified as net liabilities associated with subsidiaries in liquidation in the accompanying September 30, 2004 and 2003 consolidated balance sheets. The remaining assets have been reduced to their estimated net realizable values. Estimated transaction and closing costs have been recorded. Retained liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates, based on contractual negotiations, and the outcome of certain legal actions and liquidation proceedings.


September 30, 2004 and 2003:

                                                      2004              2003
                                                  -----------       -----------
Cash                                              $   200,504       $   654,068
Receivables, net                                    1,181,413           990,468
Inventories, net                                      652,053           608,993
Accounts payable                                   (2,288,560)       (2,959,933)
Accrued liabilities                                (5,065,009)       (5,207,546)
Deferred revenue                                   (1,245,093)       (1,186,486)
Loans payable - banks                              (1,150,091)       (1,074,142)
Other liabilities                                          --          (336,499)
                                                  -----------       -----------
Net liabilities associated with
  subsidiaries in liquidation                     $(7,714,783)       (8,511,077)
                                                  ===========       ===========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company received notice that the liquidation of the UK companies, which were under liquidation as of September 30, 2003, had been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company's net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, reclassed approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations, and recognize a gain of approximately $320,000 in fiscal 2004.

The results of these businesses' operations for the years ended September 30, 2004 and 2003 are not segregated from other businesses in the accompanying statements of operations as they were not considered distinct segments or discontinued operations.

Except for the gain from the liquidation of the U.K. subsidiary, the results of operations of these businesses for the years ended September 30, 2004 and 2003 were not significant.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant estimates are those used by management to measure net liabilities associated with subsidiaries in liquidation, litigation accruals, the recoverability of intangible assets, the allowances for doubtful accounts and inventory reserves and the value of shares, options or warrants issued for services or in connection with financing transactions. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

REVENUE RECOGNITION

EQUIPMENT SALES:

Revenue related to sales of equipment is recognized when the products are delivered, title has passed, the collection of the related receivable is deemed probable by management and no obligations to the customer remain outstanding.

SOFTWARE LICENSE SALES:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is deemed probable by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Where the services relate to arrangements requiring significant production, modification or customization of software, and the service element does not meet the criteria for separate accounting, the entire arrangement, including the software element, is accounted for in conformity with either the percentage-of-completion or completed contract accounting method. Percentage-of-completion generally uses input measures, primarily labor costs, where such measures indicate progress to date and provide a basis to estimate completion.

PROFESSIONAL SERVICES:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

SUPPORT AND SERVICE:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

DEFERRED REVENUE

Deferred revenue represents the unearned portion of revenue related to PCS and other service arrangements not yet completed and revenue related to multiple element arrangements that could not be unbundled pursuant to Statement of Position ("SOP") 97-2 "Software Revenue Recognition" or, in the case of projects accounted for using percentage of completion or completed contract accounting in accordance with SOP 81-1 "Accounting for Performance of Construction - Type and Certain Production -Type Contracts".

INVENTORIES

Inventories are valued at the lower of cost (first-in, first-out basis) or market.

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

The estimated useful lives of depreciable assets are as follows:

        Category                                Years
        --------                                -----
        Office furniture and equipment           3-10
        Computer equipment                        3-7
        Other                                    3-10

SOFTWARE DEVELOPMENT COSTS AND OTHER INTANGIBLE ASSETS

Pursuant to SFAS 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, " the Company is required to charge the costs of creating a computer software product to research and development expense as incurred until the technological feasibility of the product has been established; thereafter, all related software development and production costs are required to be capitalized.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Commencing upon the initial release of a product, capitalized software costs and any costs of related purchased software are generally required to be amortized over the estimated economic life of the product or based on current and estimated future revenues. Thereafter, capitalized software costs and costs of purchased software are reported at the lower of amortized cost or estimated net realizable value. Due to the inherent technological changes in the software development industry, estimated net realizable values or economic lives may decline and, accordingly, the amortization period may have to be accelerated or impaired balances may have to be written off.

Impairment of long-lived assets

Under the provisions of SFAS 144, "Accounting for the Impairment of Long-Lived Assets," which became effective for the Company as of October 31, 2002, and SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" which was effective prior to that date, impairment losses on long-lived tangible and intangible assets that do not have indefinite lives, such as equipment and software licenses, are generally recognized when events or changes in circumstances, such as the occurrence of significant adverse changes in the environment in which the Company's business operates, indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. However, impairment losses for capitalized software costs are determined pursuant to SFAS 86 and impairment losses for goodwill and other intangible assets with indefinite useful lives are now determined pursuant to SFAS 142 as described above.

NET EARNINGS (LOSS) PER SHARE

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per shares is calculated by dividing net income or loss applicable to common stock (which reflects a charge for a preferred beneficial conversion feature in 2004) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of September 30, 2004, there were 225,718,736 shares of common stock potentially issuable upon the exercise of stock options and warrants (9,959,606 shares) and the conversion of convertible securities (215,759,130 shares). However, diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in fiscal 2004 and 2003 and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive.

COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by stockholders and distributions to stockholders and is reported in the Statements of Changes in Stockholders' Deficiency. Included in the Company's comprehensive loss are net loss and foreign exchange translation adjustments.

STOCK-BASED COMPENSATION

SFAS 123, "Accounting for Stock-Based Compensation" provides for the use of a fair value based method of accounting for employee stock compensation. However SFAS 123 also allows an entity to continue to measure compensation cost for stock options granted to employees using the intrinsic value method of accounting prescribed by APB 25, "Accounting for Stock Issued to Employees" which requires charges to compensation expense based on the excess, if any, of the fair value of the underlying stock at the date a stock option is granted over the amount the employee must pay to acquire the stock. The Company has elected to continue to account for employee stock options under APB 25.
Accordingly, it is required by SFAS 123 and SFAS 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method of accounting under had been applied.

The Company did not grant any stock options to employees and did not record any compensation expense in connection with employee stock options during the years ended September 30, 2004 and 2003; however, it did grant options to employees in prior periods. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date using the Black-Scholes option-pricing model and had amortized the cost over the vesting period pursuant to SFAS 123, net loss, loss applicable to common stock and net loss per common share would have been increased to the pro forma amounts indicated in the table below:

                                                   2004                 2003
                                               -----------          -----------
 Net loss-as reported                          $(2,184,992)         $(3,650,353)
 Deduct total stock - based
  employee compensation
  expense determined under
  a fair value based method
  for all awards net of
  related tax effects                              985,648            1,502,005
                                               -----------          -----------
 Net loss pro-forma                            $(3,170,640)         $(5,152,358)
                                               ===========          ===========
Loss applicable to common
 stock pro-forma                               $(6,615,323)         $(5,152,358)
                                               ===========          ===========
 Loss per common
  share--as reported                           $      (.12)         $     (0.09)

 Loss per common
  share--pro-forma                                    (.14)               (0.13)


As a result of amendments to SFAS 123, the Company will be required to expense the fair value of all employee stock options over the vesting period beginning with its fiscal quarter ending March 31, 2006.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In accordance with the provisions of SFAS 123 and related interpretations of the Emerging Issues Task Force (the "EITF") of the Financial Accounting Standards Board (the "FASB"), all other issuances of common stock, stock options or other equity instruments to employees and non employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrants or similar equity instruments issued will be estimated based on the Black-Scholes option-pricing model. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus of the Emerging Issues Task Force ("EITF") for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performances by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

The Company accounts for the intrinsic value of beneficial conversion features arising from the issuance of convertible debt and preferred stock with conversion rights that are in-the-money at the commitment date pursuant to the consensuses for EITF Issue No. 98-5 and EITF Issue No. 00-27. The resulting charge arising from the issuance of convertible debt is recorded as interest expense if the related debt is convertible immediately or as debt discount which is amortized to interest expense using the effective yield method over the period to the debt instrument's earliest conversion date. The resulting charge arising from the issuance of preferred stock is included as an adjustment to net income or loss in computing net income or loss applicable to common stock at the commitment date if the preferred stock is convertible immediately or over the period to the earliest conversion date of the preferred stock. The intrinsic value of a beneficial conversion feature is determined after initially allocating an appropriate portion of the proceeds received from the sale of the related debt instrument or preferred stock to any detachable instruments (such as warrants) included in the sale or exchange based on relative fair values.

CONCENTRATION OF CREDIT RISK

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank accounts that, at times, have balances that exceed the federally insured limit of $100,000 (there was a balance of $61,000 in excess of the limit at September 30, 2004). The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In fiscal 2004, the Company had two customers whose sales were approximately 35% of total revenue. At September 30, 2004, the two customers accounted for approximately 30% of total accounts receivable.

There were no such concentrations in fiscal 2003.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's material financial instruments for which disclosure of estimated fair value is required by certain accounting standards consisted of cash, accounts receivable, notes payable, accounts payable and net liabilities associated with subsidiaries in liquidation. In the opinion of management, cash and accounts receivable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities. Due to the financial condition of the Company, management believes that the Company's notes payable, accounts payable, and net liabilities associated with companies in liquidation could be settled at less than their carrying values. However, such fair values cannot be reasonably estimated.

FOREIGN CURRENCY TRANSLATION

Assets and liabilities of the Company's foreign affiliates are translated at current exchange rates, while revenue and expenses are translated at average rates prevailing during the respective period. Translation adjustments are reported as a component of comprehensive income (loss).

ADVERTISING COSTS

Advertising   costs  are   expensed  as   incurred.   Advertising   expense  was
approximately $19,000 and $26,000 in fiscal 2004 and 2003, respectively.

RESEARCH AND DEVELOPMENT

Research and development expenditures are charged to expense as incurred and no research and development expenses were incurred in 2004 and 2003.

INCOME TAXES

The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the EITF reached a consensus on Issue No. 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." This consensus provides guidance on when and how to separate elements of an arrangement that may involve the delivery or performance of multiple products, services and rights to use assets into separate units of accounting. The guidance in the consensus is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company adopted this consensus in the quarter beginning July 1, 2003. The transition provision allows either prospective application or a cumulative effect adjustment upon adoption. The adoption of this consensus did not have a material effect on the Company's results of operations.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In April 2003, the FASB issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Company does not hold any material derivative instruments and does not conduct any significant hedging activities.

In May 2003, the FASB issued SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This statement requires that an issuer classify financial instruments that are within its scope as a liability. Many of those instruments were classified as equity under previous guidance. Most of the guidance in SFAS 150 was effective for all financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of the provision of SFAS 150 did not have any impact on the Company's consolidated financial statements.

In December 2003, the FASB issued revised Interpretation No. 46R, "Consolidation of Variable Interest Entities". Interpretation No. 46R requires companies with a variable interest in a variable interest entity to apply this guidance as of the first reporting period ending after December 15, 2003. The application of the guidance could result in the consolidation of a variable interest entity. The adoption of the provision of FIN 46R did not have any impact on the Company's consolidated financial statements.

In December 2004, the FASB issued SFAS No. 123(R), "Accounting for Stock-Based Compensation". SFAS 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires that the fair value of such equity instruments, including all employee stock options, be recognized as expense in the historical financial statements as services are performed. Prior to SFAS 123(R), only certain pro-forma disclosures of fair value were required. SFAS 123(R) shall be effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The adoption of this new accounting pronouncement is expected to have a material impact on the financial statements of the Company commencing with the quarter ending March 31, 2006.

4. INTANGIBLE ASSETS

As of September 30, 2004, the only intangible asset of the Company was capitalized software costs, which has been fully amortized. Information related to changes in the Company's intangible assets during the years ended September 30, 2004 and 2003 is presented separately below for intangible assets that are or were subject to amortization and intangible assets that were not subject to amortization.

Intangible assets subject to amortization as of September 30, 2004 and related changes during fiscal 2004 and 2003 were as follows:

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 September 30,    Amortization   September 30,   Amortization    September 30,
                                     2002           Expense          2003           Expense          2004
                                   --------        --------        --------        --------        --------
Gross Cost                         $347,269        $     --        $347,269        $     --        $347,269
Accumulated amortization-
  based upon estimated life
  of 3 years                        115,756         115,757         231,513         115,756         347,269
                                   --------        --------        --------        --------        --------
Net book value                     $231,513        $115,757        $115,756        $115,756        $     --
                                   ========        ========        ========        ========        ========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. INVENTORIES

Inventories consist of the following:

                                      September 30,
                                   2004            2003
                                 --------        --------
          Raw materials          $308,844        $537,337
          Work in process          59,242               0
                                 --------        --------
          Totals                 $368,086        $537,337
                                 ========        ========

Total inventories were net of valuation allowances of $50,504 at both September 30, 2004 and 2003.

At September 30, 2004 and 2003, inventories of the European operations in liquidation amounted to approximately $652,053 and $609,000 at September 30, 2004 and 2003, respectively, and are presented on the balance sheet in net liabilities associated with subsidiaries in liquidation.

6. EQUIPMENT AND IMPROVEMENTS

                                                       September 30,
                                                 2004                2003
                                              -----------         -----------
Office furniture and equipment                $   728,568         $   728,568
Computer equipment                                540,785             538,349
Other equipment                                   123,484             123,484
                                              -----------         -----------
Totals                                          1,392,837           1,390,401

Accumulated depreciation and amortization      (1,359,089)         (1,320,152)
                                              -----------         -----------

Net equipment and improvements                $    33,748         $    70,249
                                              ===========         ===========

7. OTHER ASSETS

Other assets consist of the following:

                                                    September 30,
                                                2004            2003
                                              --------        --------
          Security deposits                   $111,273        $111,273
                                              --------        --------
                                Totals        $111,273        $111,273
                                              ========        ========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. BANK LINES OF CREDIT

The Company had several foreign lines of credit, which allowed it to borrow in the applicable local currency. These lines of credit were concentrated in Germany, Italy and the United Kingdom. The Company's lines of credit generally were collateralized by the accounts receivable of the borrowing subsidiary. None of these lines of credit were available as of September 30, 2003 as the subsidiaries have either been sold or placed in liquidation (See Note 2). Amounts outstanding at September 30, 2004 are classified in net liabilities associated with subsidiaries in liquidation.

9. NOTES PAYABLE TO UNRELATED PARTIES

Notes payable to unrelated parties consist of past due notes payable to the following:

                                                 September 30,
                                             2004              2003
                                          ----------        ----------
Renaissance  Software, Inc.               $1,227,500        $1,227,500
Divisions of Genicom International                --           375,000
Aryeh Trust                                       --           266,736
                                          ----------        ----------
                                          $1,227,500        $1,869,236
                                          ==========        ==========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company issued approximately $1,500,000 in promissory notes payable, bearing interest at 8%, in connection with the purchase of Renaissance Software, Inc. ("Renaissance") in fiscal 2000 which were originally due on June 30, 2001. On August 9, 2001, the Company renegotiated the terms of these notes and, in return for 147,000 shares of stock (with a fair market value of approximately $162,000) the notes became payable as follows: $250,000 was due on August 15, 2001, and the remaining balance, plus accrued interest from June 30, 2001, was due on September 30, 2001. The Company paid the August 15, 2001 installment and, has not paid the remaining past due balance as of December 10, 2004.

In connection with the purchase of the assets and business of three former European service and maintenance divisions of Genicom International in October 2000, the Company paid approximately $2,000,000 in cash at closing and agreed to make a deferred cash payment of $500,000 that was due on September 1, 2001. The Company paid $125,000 in December 2001 and had not paid the remaining $375,000 balance as of September 30, 2003. On March 3, 2004, the balance was settled for the sum of $125,000 which was paid on April 30, 2004. The gain of $250,000 is included in other income in fiscal 2004.

In December 2002, Cape Systems Group, through XeQute PLC, closed a $500,000 Bridge Loan arranged by CSS whereby it borrowed $250,000 from both Aryeh Trust, an unrelated party, and Midmark, a related party. The terms of the Bridge Loan are described in Note 10. This Bridge Loan had been repaid in full in May, 2004.

10. CONVERTIBLE NOTES PAYABLE - UNRELATED PARTIES

Non-current convertible notes payable to unrelated parties, net of unamortized debt discount of $2,549,724 at September 30, 2004 arose from loans under a Securities Purchase Agreement with four accredited investors on April 28, 2004 for the private placement (the "Private Placement") of (i) $3,000,000 in convertible notes (the "Convertible Notes") and (ii) warrants (the "Warrants") to purchase 3,000,000 shares of our common stock. The investors were obligated to provide us with an aggregate of $3,000,000 as follows: $1,500,000 which was provided to us on April 28, 2004; $750,000 which was provided to us on May 28, 2004 ; and $750,000 was provided to us on August 12, 2004.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Convertible Notes bear interest at 10% and mature two years from the date of issuance. At the investors' option, 50% of the Convertible Notes will be convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date and the other 50% of the Convertible Notes will be convertible into our common stock at the lower of $0.30 or 55% of the same average over the same trading period (see Note 18). The full principal amount of the Convertible Notes would become due upon any default under the terms of the Convertible Notes. The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The Company allocated proceeds of $427,500 to the fair value of the warrants and the remaining $2,572,500 to the fair value of the Convertible Notes. Based on the excess of the aggregate fair value of the common shares that would have been issued if the Convertible Notes had been converted immediately over the proceeds allocated to the Convertible Notes, the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $1,096,000 as of the commitment date. Accordingly, the Company recorded an increase in additional paid-in capital and debt discount of $1,524,000 in connection with the issuance of the Convertible Notes and warrants, of which $1,171,000 was amortized to interest expense during the year ended September 30, 2004.

A portion of the proceeds of the Private Placement was used to repay the balance of the $294,400 note payable to Aryeh Trust.

During August and September 2004, the Company issued 1,754,384 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $98,000 at conversion prices of $0.054 and $0.055 per share. In addition, during the period from October 1, 2004 to December 10, 2004, the Company issued 10,368,424 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $313,000 at conversion prices ranging from $0.02 to $0.04 per share.

11. RELATED PARTY TRANSACTIONS

NOTES AND CONVERTIBLE NOTES PAYABLE

Notes and convertible notes payable to related parties at September 30, 2003 consisted of past due or demand notes payable to Midmark as follows:

            10% convertible notes               $1,814,324
            Convertible loan note                  480,000
            Demand notes                         3,701,900
            Grid note                              143,948
            Bridge loan                            250,000
                                                ----------
                                                $6,390,172
                                                ==========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Midmark is a shareholder of the Company and has the ability to purchase a majority interest in the Company through the conversion of convertible preferred stock and the exercise of warrants (see Note 13). Certain Midmark Managing Directors have served as directors of the Company. In June 2001, November 2001 and again in January 2002, the Company issued in the aggregate $5,500,000 of convertible notes payable to Midmark. These notes were to automatically convert into shares of Cape Systems Group common stock on the day that the Company obtained the requisite shareholder approval for the issuance of shares upon conversion to Midmark. In the event that shareholder approval was not obtained by September 30, 2003, the principal amount plus any accrued interest (at the prime rate) would become immediately due and payable. The notes were to convert, subject to future events, into (i) Cape Systems Group common stock at a future market price no higher than $1.31 per share or (ii) 5,500 shares of Series "C" Preferred Stock, which were convertible into 6,545,000 common shares at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%.

In March 2002, the Company agreed to amend the agreement related to the $5,500,000 of convertible notes payable issued in June 2001. The amendment removed both the requirement for shareholder approval and the automatic conversion feature, and set the maturity date for September 30, 2003. Concurrent with the amendment of these notes, Midmark elected to convert approximately $782,000 of principal and $218,000 of accrued interest into 997 shares of Series "C" preferred stock. The remaining principal balance of the convertible notes payable of $4,718,717 and accrued interest at prime were convertible into Series "C" preferred shares at a conversion price of $1,000 per share. The Series "C" preferred shares in turn were convertible into shares of common stock at $0.84 per share.

In November 2001, the Company issued $3,000,000 of 10% convertible notes payable, with an original maturity date of September 30, 2003, to Midmark that would have been convertible into 3,000 shares of Cape Systems Group Series "C" Preferred Stock at the option of Midmark on the day that the Company obtained the requisite shareholder approval for the issuance of Series "C" Preferred Stock upon conversion to Midmark. Midmark could have converted the Series "C" Preferred Shares into 3,570,026 shares of Cape Systems Group common stock at $0.84 per share. The Company was required to register the underlying common shares. In the event of a shareholder rejection, or prepayment prior to shareholder approval, the interest rate on the notes would have increased retroactively to 14%. On August 9, 2002, the remaining principal balance of $4,718,717 of the convertible notes and $1,185,176 of the $3,000,000 of 10%
convertible notes were fully settled in connection with the sale of the Company's French based advanced planning software business to Midmark. The remaining $1,814,324 of past due 10% convertible notes payable at September 30, 2003 were collateralized by all tangible and intangible property of the Company, except that the holders had executed in favor of certain senior lenders a subordination of their right of payment under the convertible notes and the priority of any liens on certain assets, primarily accounts receivable.

In December 2002, XeQute received an additional $480,000 from Midmark under a Convertible Loan Note with terms similar to the 10% convertible note payable described above. The Convertible Loan Note would have automatically converted into Non-Voting Shares of XeQute PLC at $0.672 per share when a minimum subscription of $480,000 of a proposed but now aborted Private Placement had been reached.

The conversion rates of all of the above Midmark notes were subject to certain antidilution provisions.

The Company borrowed an additional $2,588,900 during the year ended September 30, 2002, and an additional $1,113,000 (including $425,000 restricted for usage on XeQute obligations) during the year ended September 30, 2003, from Midmark under nonconvertible notes that were payable on demand, bore interest at 10% per annum and were secured by the same collateral in which the Company previously granted a security interest to Midmark under the agreement related to the convertible notes payable described above.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During October, 2002, Cape Systems Group also executed a Grid Note which provided for up to $1,000,000 of availability from Midmark, This note was to be funded by the proceeds, if any, from the sale of any shares of Cape Systems
Group common stock held by Midmark. This note was payable on demand, carried interest at the rate of 10% per annum and was secured by the same collateral in which the Company previously granted a security interest to Midmark under an agreement related to the convertible notes payable described above. In consideration of Midmark providing this facility, the Company agreed to issue warrants to purchase a number of unregistered shares equal to 120% of the number of tradeable shares sold by Midmark to fund such note, at a purchase price per share equal to 80% of the price per share realized in the sale of shares to fund the Grid Note. As of September 1, 2004, the Company had borrowed $281,287 under this arrangement, of which $143,900 had been borrowed as of September 30, 2003.

As a result of the borrowings through September 1, 2004, the Company was obligated to issue to Midmark warrants to purchase 5,569,980 shares of common stock at an exercise price of $0.05 per share. The aggregate estimated fair value of the warrants at the respective dates of issuance was $54,000, which was determined using the Black-Scholes option pricing model and recorded as a charge to interest expense with an offsetting increase in additional paid-in capital, during the year ended September 30, 2004. In applying the Black-Scholes option pricing model, the Company used the following assumptions: expected dividend yield - 0%; expected stock price volatility - 142%; risk free interest rate - 3.50%; and expected life of the warrants - three months.

In December  2002,  Cape Systems Group,  through  XeQute PLC,  closed a $500,000
Bridge Loan arranged by CSS whereby it borrowed $250,000 from both Midmark and Aryeh Trust, an unrelated party. The Bridge Loans were to be repaid with proceeds from a proposed private placement funding. The Bridge Loans matured on June 9, 2003. The Company agreed to continue paying interest at the original rate of 3% per month, with the principal to be repaid when funds became available. The Bridge Loans were secured by a first security interest in all of the assets of XeQute. The lenders were each granted warrants to purchase shares of XeQute PLC as part of the consideration for this loan. The interest charge relating to the fair value of these warrants was not material and was recognized over the original term of the Loan. Upon the receipt of the minimum subscription amount for a private placement by XeQute PLC, Midmark had agreed to relinquish its security interest in the assets of XeQute, in exchange for warrants to purchase 250,000 common shares of XeQute PLC which were then owned by Cape Systems Group. Midmark had agreed that it would vote any shares which it acquired through the exercise of the warrant in accordance with the directions of Cape Systems Group. However, it was to retain its security interest in the shares of XeQute PLC owned by Cape Systems Group and in all of the assets of Cape Systems Group. The loan from Areyh Trust was repaid in April 2004 (see Note
9).

On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement that we entered into on May 26, 2004 with six accredited investors: MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd. Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders.

As further explained in Note 13, on June 25, 2004, as part of the Investment Restructuring Agreement, we exchanged Series C preferred stock for newly authorized Series C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of newly authorized Series D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt, including accrued interest, owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cape Systems Group provided registration rights to MidMark with respect to any unregistered shares of common stock of Cape Systems Group. In furtherance of this, MidMark has, under the terms of a customary lock-up agreement, agreed not to sell any shares of common stock until the earlier of (x) August 9, 2005 or
(y) the sale by the Private Placement investors of common stock which in the aggregate exceeds two thirds (as determined by value) of the common stock received by the Private Placement investors in connection with the exercise of their conversion rights under the Convertible Notes (see Note 10).

OTHER RELATED PARTY TRANSACTIONS

In March 2003, the Company's subsidiary XeQute entered into an "Authorized Marketing Program Partnership Agreement" with Core eBusiness Solutions LLC ("Core"), a company that employs certain former employees of the Company. This agreement provided Core with the exclusive rights to market and sell certain of XeQute's warehouse management software in the United States and Canada.

However, in June 2003, XeQute and Core mutually agreed to rescind this agreement and renegotiate a non-exclusive marketing agreement, which had not been finalized as of December 10, 2004.

12. OTHER ACCRUED EXPENSES AND LIABILITIES

The components of other accrued expenses and liabilities consist of the following:

                                                         September 30,
                                                     2004              2003
                                                  ----------        ----------
Professional fees                                 $  382,631        $1,088,055
Remaining obligations on terminated leases         1,436,676         1,402,984
Sales and other taxes, excluding income
 and payroll                                          53,582            57,379
Income taxes                                         270,863           270,863
Accrued interest                                     336,506         1,238,936
Other                                              1,269,427           812,542
                                                  ----------        ----------
                                                  $3,749,685        $4,870,759
                                                  ==========        ==========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13. STOCKHOLDERS' DEFICIENCY

Also in January 2002, the Company granted options to purchase an aggregate 1,800,000 shares of common stock at $0.80 per share in connection with the settlement of certain litigation with three former principals of the Company. The Company also placed an equivalent number of common shares into escrow to be available upon exercise of these options. Of the 1,800,000 shares placed into escrow, 1,500,000 were unregistered shares. The settlement agreement also required the Company to register these shares by April 30, 2002, or an additional monthly cash payment would be required until the shares are registered. The Company has not registered these shares and has not made additional monthly cash payments and, as part of the settlement agreement, three consent judgments have been entered against Cape Systems Group (see Note 16 - Settled Litigation).

In May 2003 the Company issued 1,000,000 common shares, which had a fair market value of approximately $40,000, to an investment advisor to assist in the Company's fund raising efforts.

Effective July 31, 2003, the Company completed the sale of 10,000,000 shares of its common stock, which had a fair market value at that time of approximately $400,000, to American Marketing Complex, Inc. ("AMC"). Payment for this purchase by AMC was in the form of cash equivalent trade credits with a face value of $4,000,000, which the Company can use or sell to others for the purchase of merchandise and services. The face value is not necessarily indicative of the ultimate fair value or settlement value of the trade credits. Any trade credits not utilized by June 30, 2008 shall expire, unless the Company exercises an option to extend the agreement for one year. The trade credits were valued at the fair market value of the shares issued by the Company of $400,000 and classified as unearned income, which is a separate component of stockholders' deficiency in the accompanying consolidated balance sheets as of September 30, 2003. The unearned credits were to be offset as the trade credits were used.

In addition, the Company agreed to loan AMC $150,000 of which $10,000 was delivered at closing; $40,000 was delivered in August 2003; $50,000 was to be delivered by September 10, 2003 and $50,000 was to be delivered by October 10, 2003. The Company did not make the September or October payments. This loan will be repaid exclusively from funds received from the sale by AMC of its 10,000,000 shares of the Company's Common Stock. The Company was required to, but did not, register these shares within six months of the closing. In 2004, AMC declared that the Company is in default. The Company is in negotiations for the termination of this agreement with AMC. Hence, during 2004, the Company wrote off the balance of unearned income and recorded a charge of $400,000 in the statement of operations.

In addition, the Company issued 5,809,980 shares of common stock on June 25, 2004 upon exercise of warrants (see Note 11) and 1,754,384 shares of common stock in August and September 2004 upon the conversion of 10% Convertible Notes (see Note 10).

On September 21, 2004, the Company increased the common shares authorized from 75,000,000 to 400,000,000.

SHARES ISSUED FOR SERVICES

In July, 2004, the Company issued 350,000 shares of common stock with a fair value of $14,000 for consulting services rendered.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PREFERRED STOCK

Series "A"

In connection with an acquisition in February 2001, the Company issued 1,356,852 shares of Series "A" Preferred Stock. Each outstanding share of Series "A" Preferred Stock is convertible at any time, at the option of the holder, into common stock on a one for one basis. All of the common shares issuable on conversion of the Series "A" Preferred Stock must be registered by the Company.

Series "B"

In October 2001, the Company raised $1,000,000 in cash through the issuance and sale of 1,000 shares of Series "B" Convertible Preferred Stock to Pitney Bowes, with each share of Series "B" Preferred being convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company must register all of the common shares issuable on conversion of the Series "B" Preferred Stock.

Series "C", Series "C-1" and Series "D"

In March 2002, the Company issued 997 shares of Series "C" Convertible Preferred Stock to Midmark upon conversion of approximately $997,000 of convertible notes payable and accrued interest (See Note 11). Each outstanding share of Series "C" Preferred was convertible at any time into 1,190 shares of common stock at a price of $0.84 per share. The Company was required to register all of the common shares issuable on conversion of the Series "C" Preferred Stock.

On June 25, 2004, in connection with the Investment Restructuring Agreement, the holders of Series C convertible preferred stock exchanged their Series C convertible preferred stock for Series C-1 convertible preferred stock on a 1:1 basis. The Series C-1 preferred stock was recorded at $997,000 which was the carrying value of the Series C preferred stock and the aggregate liquidation value of the Series C-1 preferred stock.

In September 2004, the Company issued 7,615 shares of Series "D" convertible preferred stock to Midmark upon conversion of approximately $7,615,000 of convertible and demand notes payable and accrued interest (See Note 11). The Series D preferred stock was recorded at approximately $7,615,000 which was the carrying value of the notes and accrued interest payable and the aggregate liquidation value of the Series D preferred stock.

Cape Systems Group and Midmark also entered into a Redemption Agreement providing for the redemption of a number of shares of Series D preferred stock with a value of $504,713 based on the per share liquidation value of the Series D preferred stock upon the earlier of (x) December 31, 2004, or (y) the receipt by Cape Systems Group of a tax refund which was expected in the fourth quarter of calendar year 2004. Accordingly, a total of 504 shares of Series D preferred stock with an aggregate liquidation value of $504,713 was included in current liabilities as mandatory redeemable Series D preferred stock in the accompanying consolidated balance sheet as of September 30, 2004. As of December 10, 2004, Cape Systems Group had not made the payment.

Each share of Series C-1 and Series D preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of
(i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the Series C-1 and Series D preferred stock may be converted. As of September 27, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.07 and, therefore, the conversion price for the Series C-1 and Series D preferred stock was $.042. Based on this conversion price, 997 shares of Series C-1 preferred stock and 7,615 shares of Series D preferred stock (including the 504 shares classified as subject to mandatory redemption) were convertible into 205,040,666 shares of common stock.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Based on the excess of the aggregate fair value of the common shares that would have been issued if the Series C-1 and Series D preferred stock had been converted immediately over the aggregate carrying value of the Series C-1 and Series D preferred stock the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $3,445,000 as of the commitment date. Accordingly, the Company recorded a charge for the preferred stock beneficial conversion feature in the accompanying 2004 consolidated statement of operations resulting in an increase in the loss applicable to common stock.

VOTING RIGHTS AND DIVIDENDS

All of the preferred stockholders are entitled to vote their shares as though such conversion had taken place. In addition, preferred stockholders are not entitled to preferred dividends, but are entitled to their pro rata share of dividends, if any, declared on common stock under the assumption that a conversion to common stock had occurred.

STOCK OPTION PLAN

The Company has an Incentive Stock Option Plan (the "Plan") that provides for the granting of options to employees, directors, and consultants to purchase shares of the Company's common stock. During fiscal 2001, the Company's Board of Directors approved an increase in the number of shares available for issuance from 4,000,000 to 8,000,000. The Company is required to register the additional 4,000,000 shares issuable pursuant to options exercised. The Company intends to register the shares as soon as possible. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value.

The following table summarizes the common stock options granted, cancelled or exercised under the Plan:

                                          2004                                2003
                          ---------------------------------      --------------------------------
                             Common             Weighted            Common             Weighted
                             Stock               Average            Stock              Average
                            Options             Exercise           Options             Exercise
                                                 Price                                  Price
                          -----------         -------------      -----------         ------------
Outstanding at
 beginning of year          1,828,000         $      3.14          3,269,000         $      3.72
Granted                                                                   --
Exercised                                                                 --
Cancelled                    (637,500)               5.59         (1,441,000)               4.04
                          -----------                            -----------
Outstanding at
 end of year                1,190,500                2.49          1,828,000                3.37
                          ===========                            ===========

Exercisable at
 end of year                1,008,500                 2.5          1,359,500                3.14
                          ===========                            ===========
Weighted average
 fair value of
 options granted
 during the year                              $        --                            $        --

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information on stock options outstanding under the Plan at September 30, 2004:

                             Options Outstanding                  Options Exercisable
                       ---------------------------------         ----------------------
                         Options                Weighted
                       Outstanding  Weighted    Average         Options        Weighted
                           at       Average     Remaining       Exercisable    Average
 Range of Exercise     September    Exercise    Contractual    at September   Exercise
      Prices           30, 2004      Price      Life            30, 2004       Price
------------------     ---------    --------    ----------      -----------    -------
  $.27 to $1.50         740,000    $  .97         6.79          620,000        $ .94
  1.51 to 2.25           43,500      1.77         3.39           37,500         1.81
  2.26 to 3.40           90,000      2.42         6.61           54,000         2.42
  3.41 to 5.00          212,000      3.85         4.44          210,000         3.85
  5.01 to 7.65              --         --           --              --            --
  7.66 to 11.50          50,000      8.70         6.27           43,000         8.69
  11.51 to 15.88         55,000     12.69         5.51           44,000        12.69
                        -------                                --------
                      1,190,500      2.49                     1,008,500         2.50
                      =========                               =========

In September 2004, the Board approved the 2004 Incentive Stock Option Plan (the "2004 Plan") pending stockholders' approval that provides for the granting of options to employees, directors and consultants to purchase shares of the Company's common stock. The number of shares available for issuance under the 2004 Plan is 10,000,000. Options granted under the Plan generally vest over five years and expire after ten years. The exercise price per share may not be less than the fair market value of the stock on the date the option is granted. Options granted to persons owning more than 10% of the voting shares of the Company may not have a term of more than five years and may not be granted at less than 110% of fair market value. As of September 30, 2004, no shares were issued from the 2004 Plan.

OTHER STOCK OPTIONS

In addition to the stock options granted under the "Plan" discussed above, the Company periodically grants stock options to non-employees in consideration for services rendered, as well as for services to be rendered. Options issued for services rendered were accounted for under SFAS 123 and EITF Issue 96-18, using the Black-Scholes option pricing model to determine their fair value.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes common stock options granted, cancelled and exercised in addition to those in the Plan:

                                           2004                                      2003
                           -----------------------------------        -----------------------------------
                                                    Weighted                                   Weighted
                              Common                 Average              Common                Average
                               Stock                Exercise              Stock                Exercise
                              Options                Price               Options                Price
                           -------------         -------------        -------------         -------------
Outstanding at
 beginning of year             5,890,556         $        3.45            6,130,673         $        3.37
Granted                               --
Cancelled                       (272,542)                 7.67             (240,117)                 1.32
                           -------------                              -------------
Outstanding at
 end of year                   5,618,014                  3.24            5,890,556                  3.45
                           =============                              =============

Options exercisable            5,616,014                                  5,769,106         $        3.33
                           =============                              =============


REGISTRATION REQUIREMENTS

The Company is obligated to register under the Securities Act of 1933 certain common shares issued or issuable in connection with acquisition agreements, private placements, the exercise of options and warrants and the conversion of notes payable and preferred stock. At September 30, 2004, the Company was obligated to but had been unable to register approximately 12,646,000 common shares then outstanding. The Company intends to register the shares as soon as possible.

WARRANTS ISSUED WITH CONVERTIBLE NOTES PAYABLE - UNRELATED PARTIES

As of September 30, 2004, the Company had issued 3,000,000 warrants for the purchase of shares of its common stock in connection with raising $3,000,000 through convertible notes payable (see Note 10). The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. All of these warrants were outstanding as of September 30, 2004.

WARRANTS ISSUED BY XEQUTE PLC

As of December 31, 2003, XeQute PLC had issued warrants for the purchase of shares of its common stock to Midmark, Aryeh Trust and CSS in connection with certain financing agreements. The total of the fair value of the warrants at the respective dates of issuance was not material. If all of the warrants had been exercised as of September 30, 2003, the Company's ownership interest in XeQute PLC would have decreased from 100% to approximately 90%. During fiscal 2004, the warrants issued to Midmark were converted into common shares (see Note 11).

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SHARES ISSUED SUBSEQUENT TO SEPTEMBER 30, 2004

During the period from October 1, 2004 to December 10, 2004, in addition to shares issued upon conversion of 10% convertible notes (see Note 11), the Company issued 1,500,000 shares for various consulting and professional services rendered and 3,034,404 shares for accrued directors' fees.

14. RETIREMENT PLANS

The Company and certain of its subsidiaries maintain a 401(k) retirement plan, which is a defined contribution plan covering substantially all employees in the United States. Eligible employees can contribute up to 17% of their compensation not to exceed Internal Revenue Code limits. The Company is required to make matching contributions of 50% of the employees' contribution up to 3% of gross pay. The Company's contribution will be funded after each calendar year end in either cash or in Cape Systems Group stock, at the Company's option. The Company accrued contributions for the years ended September 30, 2004 and 2003 of approximately $59,000 and $80,000, respectively.

During October 2004, the Company issued 1,951,452 shares to the plan to fund its required contributions for the calendar years ended December 31, 2002 and 2003.

15. INCOME TAXES

The components of the income tax provision included in the accompanying consolidated statements of operations for the years ended September 30, 2004 and 2003 consist of the following:

                                         2004          2003
                                        ------        ------
    Current:
      Federal                           $   --        $   --
      Foreign                               --            --
      State                              1,735            --
                                        ------        ------
      Total Current                      1,735            --
                                        ------        ------

    Deferred:
      Federal                               --            --
      Foreign                               --            --
      State                                 --            --
                                        ------        ------
      Total Deferred                        --            --
                                        ------        ------
      Total income tax provision        $1,735        $   --
                                        ======        ======

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The net deferred tax assets in the accompanying consolidated balance sheets as of September 30, 2004 and 2003 consist of temporary differences related to the following:

                                                    September 30,
                                         ---------------------------------
                                             2004                 2003
                                         ------------         ------------

Deferred tax assets:
 Allowance for doubtful accounts         $    196,234         $    196,234
 Inventory                                    179,155              179,155
 Net operating loss carryforwards          22,649,800           21,695,108
 Capital loss carryforwards                 1,850,296            1,850,296
 Accrued expenses                           1,059,067            1,055,638
                                         ------------         ------------
Total deferred tax assets                  25,934,552           24,976,431
                                         ------------         ------------

Deferred tax liabilities:
 Depreciation                                 (18,633)             (18,633)
 Capitalized software costs                        --              (49,775)
                                         ------------         ------------
Total deferred tax liabilities                (18,633)             (68,408)
                                         ------------         ------------
Valuation allowance                       (25,915,919)         (24,908,023)
                                         ------------         ------------
Net deferred tax assets                  $         --         $         --
                                         ============         ============

Deferred tax assets arise from the tax benefit of net operating and capital loss carryforwards which are expected to be utilized to offset taxable income and from temporary differences between the recognition in financial statements and tax returns of certain inventory costs, bad debt allowances on receivables, depreciation on fixed assets and amortization of certain intangible assets.

A valuation allowance on the net deferred tax assets has been provided based on the Company's assessment of its ability to realize such assets in the future. For the years ended September 30, 2004 and 2003 the valuation allowance for net deferred tax assets increased by $1,007,896 and $1,206,957, respectively, as a result of net changes in temporary differences.

The Company  believes that as of September  30, 1999, an ownership  change under
Section 382 of the Internal Revenue Code occurred. The effect of the ownership change would be the imposition of annual limitations on the use of the net operating loss carryforwards attributable to the periods before the change.

At September 30, 2004, the net operating loss carryforwards available to offset future taxable income consist of approximately $55,200,000 in Federal net operating losses, which will expire in various amounts through 2023, and state net operating losses of approximately $43,100,000 which will expire in various amounts through 2010. These net operating losses also may be limited due to ownership changes, the effect of which has not yet been determined by the Company. Total net operating losses available in foreign jurisdictions are approximately $3,800,000, none of which relate to periods prior to the acquisition of certain subsidiaries by Cape Systems Group. No pre-acquisition net operating losses were utilized during fiscal 2004 and 2003. Based on the fact that the remaining European subsidiaries are in liquidation, the Company does not anticipate utilizing the European net operating losses. The capital loss carryforward at September 30, 2004 of $4,600,000 has no expiration date, but utilization is limited to the extent of capital gains generated by the Company.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The State of New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. The Company was permitted to sell tax benefits in the amount of $518,000. On December 17, 2004, the Company received approximately $456,000 from the sale of the $518,000 of tax benefits which will be recognized as a tax benefit in the first quarter of fiscal 2005.

A reconciliation of income tax at the statutory rate to the Company's effective rate is as follows:

                                  2004            2003
                                 ------          ------

Statutory rate                     34.0%           34.0%
Effect of Valuation allowances    (34.0)          (34.0)
                                 ------          ------
Effective income tax rate             0%              0%
                                 ======          ======

There are no undistributed earnings of the Company's foreign subsidiaries at September 30, 2004 and 2003. In the event of a distribution of foreign earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries.

16. COMMITMENTS AND CONTINGENT LIABILITIES

LEASES

The Company and its subsidiaries lease office facilities and certain office equipment under operating leases that expire at various dates through 2008.

Rent expense for the years ended September 30, 2004 and 2003 was approximately $200,000 and $275,000, respectively.

During the year ended September 30, 2002, the Company sold and closed down various businesses. In connection with these dispositions, the Company abandoned certain facilities, terminated certain leases and accrued the remaining terminated lease obligations. The minimum lease payments (including common area maintenance charges) under all of the other remaining non-cancellable operating leases as of September 30, 2004, that have initial terms in excess of one year are as follows: 2005 - $176,000; 2006 - 181,625; 2007 - 183,500; 2008 - 65,208;
and 2009 - $606,333.

In October 2003, the Company consolidated its offices into one building in South Plainfield, and subleased a portion of its office space in Paramus commencing December 1, 2003. The sublease, which requires rental payments of approximately $37,000 per year, expires in May 2008. The Company was able to cancel the remaining portion of the Paramus lease effective January 1, 2004.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PENDING LITIGATION

We are party to a number of claims, which have been previously disclosed by the Company, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of the Company. However, they could lead to involuntary bankruptcy proceedings.

a) On or about March 22, 2004, an action against the Company and its subsidiary Renaissance Software, Inc. was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et. al. The action, which demands $327,676, alleges two months rent totaling $23,737 and an early termination fee of $303,929 to be due Great Oak LLC, the landlord of premises leased to Renaissance Software LLC. The Company is vigorously defending the action.

b) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, was brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judgment was granted against the Company in the amount of $350,482. However given the Company's current cash position, the judgment has not beed paid.

c) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc. and the Company, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. The Company guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives.

d) As part of the settlement entered into between the Company and three former principals of a company acquired by the Company in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against the Company on July 19, 2002. The incremental liability has been included in other expense (provision for litigation) for the year ended September 30, 2003. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of the Company's bank accounts, placing a hold on approximately $70,000 of the Company's funds. The Company, together with its secured lenders, objected to the turnover of these funds; however a turnover order was granted by the court in October 2002. However, given the Company's current cash position, the judgment has not beed paid.

e) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against the Company in the amount of $142,155. The action alleged non payment by the Company for computer hardware. However, given the Company's current cash position, the judgment has not beed paid.

SETTLED LITIGATION

a) On June 25, 2003, an action was commenced in the United States District Court, District of New Jersey, entitled CPG International, N.V. vs. Vertex Interactive, Inc. The action, which demands $406,342, alleges the Company's breach of an Asset Sale and Purchase Agreement. On March 3, 2004, the action was settled for the sum of $125,000 which was paid on April 30, 2004. The gain on settlement is included in the consolidated statement of operations for the year ended September 30, 2004.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

b) On or about October 29, 2004, an action against the Company was commenced in New York State Supreme Court, New York County, captioned NautaDutilh vs Vertex Interactive, Inc. The action, which demands $434,189, alleges nonpayment by Vertex of attorneys' fees allegedly incurred by the Company in connection with a potential acquisition transaction and the reorganization of the Company's foreign business operations. In December 2004, this action was settled for $300,000 and the gain on settlement of approximately $134,000 will be recognized in the three months ended December 31, 2004.

PAYROLL OBLIGATIONS

As a result of its severe cash constraints (see Note 1 - Going Concern section), the Company had fallen as much as two to three months behind in meeting its payroll obligations to its employees. Subsequent to September 30, 2002, the Company has been meeting its current payroll obligations, and has attempted to pay overdue employee payroll obligations as cash resources become available. However, in a letter dated April 3, 2003 the New Jersey Department of Labor (N.J.D.O.L.) has assessed the Company a penalty of $154,000 for failure to pay payroll on a timely basis. The Company entered into Consent Order and Agreement with the N.J.D.O.L. to pay down this obligation, starting with an initial payment on April 30, 2004 of $18,000, which the Company has made, and then monthly payments of $30,000 starting on June 1, 2004, which the Company has made, until the balance of the payroll obligations are paid.

In addition, a number of former employees of a California based division of the Company had filed claims with the California Department of Labor for non payment of wages for the second half of July 2002; the final payroll prior to the closing of the division. The Company had disputed the claims, primarily on the basis of the lack of documentation for hours worked during the period. However in July 2003, these claims were heard by the California DOL and the amounts claimed, together with interest and penalties aggregating approximately $100,000 which remain unpaid as of September 30, 2004, were granted to these former employees.

EMPLOYMENT AGREEMENTS AND OTHER COMMITMENTS

The Company has employment agreements with certain key employees, which automatically renew on an annual basis, unless otherwise terminated by either party. Such agreements provide for minimum salary levels (approximately $495,000 as of September 30, 2004) as well as for incentive bonuses. As of September 30, 2004, two employees who have employment agreements, are on furlough from the Company, and are not receiving salaries while on furlough, but are receiving Company benefits, with the expectation that they can return when the Company has the financial capability for them to do so. One employee has verbally agreed to accept a lower salary until such time that the Company has the financial capability to increase their salary.

On April 24, 2001 the Company entered into an investment banking agreement with Harris, Hoover and Lewis, LLC to provide financial advisory and consulting services with respect to the acquisition of Plus Integration. This agreement provided for a transaction fee of 2% of the value of the acquisition, together with related options, with a minimum transaction fee of $500,000. This agreement was terminated on November 25, 2002 in connection with the general release of all claims in the litigation settlement discussed above.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On September 23, 2002, the Company entered into a business advisory and consulting services agreement with Jeffrey Firestone to assist the Company in raising funds. The Company paid an initial retainer of $5,000. When Mr. Firestone raises $1,000,000 on behalf of Cape Systems Group, he will be entitled to a monthly retainer of $5,000 for an additional five months. If Mr. Firestone is successful within a three year period in raising $1,000,000 of funds through a private equity offering for Cape Systems Group, he is entitled to a cash fee equal to 10% of the proceeds and five year warrants to purchase 10% of the shares and other equity instruments sold through the private equity offering with an exercise price equal to the per share price at which shares were sold in the private equity offering. Mr. Firestone is also entitled to a 3% commission if he introduces Cape Systems Group to an entity that in turn raises money for Cape Systems Group on a commission basis.

On September 30, 2002, Cape Systems Group entered into an agreement with Tarshish Capital Markets ("TCM"), an Israel based corporation to provide financial advisory and fund raising services. An initial non-refundable retainer fee was accrued by the Company at September 30, 2002 and was paid in October 2002 in the form of 800,000 shares of Cape Systems Group registered common stock, which had an aggregate fair market value of $56,000. The agreement provides for TCM to use its best efforts to raise in excess of $5,000,000 in a private stock offering. If TCM is successful within a three year period, it is entitled to a cash fee equal to 10% of the amount invested in Cape Systems Group and five year warrants to purchase 10% of the shares and other equity instruments sold through the private placement with an exercise price equal to the per share price at which shares are sold in the private stock offering.

17. SEGMENT INFORMATION AND INTERNATIONAL OPERATIONS

The Company operates in one business segment, which is the design, development, marketing and support of supply chain management solutions.

GEOGRAPHIC AREA DATA

The following geographic information presents total revenues, gross profit and identifiable assets for the years ended September 30, 2004 and 2003 (in thousands):

                                         2004             2003
                                       --------         --------
            Revenues
               North America           $  2,566         $  4,226
               Europe(1)                     --               --
                                       --------         --------
                                       $  2,566         $  4,226
                                       ========         ========

            Gross Profit
               North America           $  1,279         $  2,087
               Europe(1)                     --               --
                                       --------         --------
                                       $  1,279         $  2,087
                                       ========         ========

            Identifiable assets
               North America           $ 17,400         $ 17,171
               Europe(1)                     --               --
               Eliminations             (15,652)         (15,652)

                                       --------         --------
                                       $  1,748         $  1,519
                                       ========         ========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) The Company had operated throughout Europe, but principally in the United Kingdom, Germany and Italy. All European operations had either been sold or placed into liquidation by September 30, 2002.

PRODUCTS AND SERVICES

Sales to external customers by the three significant product and service line groupings for the years ended September 30, 2004 and 2003 (in thousands) are as follows:

                                        2004           2003
                                      -------        -------
Point Solutions                       $     0        $     0
Enterprise Solutions                       84            889
Service, Maintenance and Other          2,483          3,337
                                      -------        -------
                                      $ 2,567        $ 4,226
                                      =======        =======

MAJOR CUSTOMERS

The Company had no customers that accounted for more than 10% of revenue for the fiscal year 2003. In 2004, the Company had two customers that accounted for 35% of revenue.

18. SUBSEQUENT EVENTS

On January 12, 2005, the Company entered into a stock purchase agreement with Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. pursuant to which it purchased all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000, excluding acquisition costs. Pursuant to the stock purchase agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction. Cape Systems and Consulting Services Ltd. together with its subsidiary, Cape Systems, Inc., is a provider of palletizing and packaging configuration, and truck/container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs.

The acquisition was financed primarily through the sale of $1,850,000 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance and are convertible into our common stock at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share.

As of September 30, 2004, the Company had Convertible Notes outstanding with a carrying value of $2,549,724, net of unamortized discount. As explained in Note 10, at the investors' option, 50% of the Convertible Notes were convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date and the other 50% of the Convertible Notes were convertible into our common stock at the lower of $0.30 or 55% of the same average over the same trading period. In connection with the acquisition and the related financing transactions, the Convertible Notes became convertible at the lower of $0.30 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

The acquisition will be accounted for as a purchase pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations" and, accordingly, the assets and liabilities of the acquired companies will be recorded based on their fair values as of the acquisition date with the excess of the acquisition costs over the fair value of the net assets acquired allocated to goodwill. The results of operations of the acquired companies will be consolidated with the Company's results subsequent to the date of acquisition.

In connection with the acquisition, we changed our name on April 8, 2005 from Vertex Interactive, Inc. to Cape Systems Group, Inc. We also increased the number of authorized shares of common stock, par value $.005 per share, of the Company from 400,000,000 shares to 1,000,000,000 shares.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                June 30, 2005 (Unaudited) and September 30, 2004

                                     ASSETS

                                                      June 30, 2005   September 30, 2004
                                                       (Unaudited)       (See Note 1)
                                                     ---------------   ---------------
CURRENT ASSETS:
Cash                                                 $       184,397   $       101,390
Restricted Cash - short-term                                      --           300,000
Accounts receivable, less
  allowance for doubtful accounts of $456,358                715,799           350,935
Inventories, net of valuation allowance                      269,326           368,086
Prepaid expenses and other current assets                    158,290            71,696
Assets associated with subsidiaries in liquidation         1,983,350         2,033,970
                                                     ---------------   ---------------
Total current assets                                       3,311,162         3,226,077

Equipment and improvements, net of
  accumulated depreciation and
  amortization of $1,374,673 and $1,359,090                   45,391            33,748

Restricted cash - long-term                                       --           150,000
Deferred financing costs,
  net of accumulated amortization of
  $189,354 and $54,189                                       125,761           260,926
Goodwill                                                     350,000                --
Other intangible assets, net of accumulated
  amortization of $241,425                                 1,304,982                --
Other assets                                                 204,407           111,273
                                                     ---------------   ---------------
Total assets                                         $     5,341,703   $     3,782,024
                                                     ===============   ===============

       See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                June 30, 2005 (Unaudited) and September 30, 2004
                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

                                                      June 30, 2005   September 30, 2004
                                                       (Unaudited)       (See Note 1)
                                                     ---------------   ---------------
CURRENT LIABILITIES:
Notes payable - unrelated parties                    $    1,227,500    $     1,227,500
Mandatory redeemable Series D preferred stock -
  504 shares at redemption value                            504,713            504,713
Accounts payable                                          4,172,181          3,653,751
Liabilities associated with subsidiaries
  in liquidation                                          9,505,577          9,748,753
Payroll and related benefits accrual                      1,675,811          1,994,852
Litigation related accruals                               3,655,323          3,655,323
Other accrued expenses and liabilities                    3,676,893          3,749,685
Deferred revenue                                            575,377            354,203
Convertible notes payable -
  unrelated parties, net of
  unamortized debt discount                               4,159,926          2,549,724
                                                     ---------------   ---------------
Total liabilities                                        29,153,301         27,438,504
                                                     ---------------   ---------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIENCY:
Series A preferred stock, par value
  $.01 per share; 2,000,000 shares authorized,
  1,356,852 shares issued and outstanding
  ($10,000,000 aggregate liquidation preference)             13,569             13,569

Series B preferred stock, par value $0.01 per
  share; 1,000 shares authorized, 1,000 shares
  issued and outstanding($1,000,000 aggregate
  liquidation preference)                                        10                 10

Series C-1 preferred stock, par value $0.01 per
  share; 10,000 shares authorized, 997 shares
  issued and outstanding ($997,000 aggregate
  liquidation preference)                                        10                 10

Series D preferred stock, par value $0.01 per
  share; 10,000 shares authorized, 7,111 shares
  issued and outstanding (excluding 504 shares
  subject to mandatory redemption)($7,109,995
  aggregate liquidated preference)                               71                 71

Common stock, par value $.005 per share;
  1,000,000,000 shares authorized; 84,237,478
  and 56,116,342 shares issued; 84,149,766
  and 56,028,630 shares outstanding                         421,188            280,583
Additional paid-in capital                              167,655,427        164,442,227
Subscription receivable                                     (74,000)            --
Accumulated deficit                                    (190,148,534)      (186,517,047)
Accumulated other comprehensive loss                     (1,612,099)        (1,808,663)
Less: Treasury stock, 87,712 shares of
  common stock (at cost)                                    (67,240)           (67,240)
                                                     ---------------   ---------------
Total stockholders' deficiency                          (23,811,598)       (23,656,480)
                                                     ---------------   ---------------

Total liabilities and stockholders' deficiency       $    5,341,703    $     3,782,024
                                                     ===============   ===============

     See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      For the Three Months              For the Nine Months
                                        Ended June 30,                    Ended June 30,
                                  --------------------------        --------------------------
                                     2005           2004               2005            2004
                                  -----------     ----------        -----------     ----------
REVENUES                          $   681,705     $  706,208        $ 2,696,270     $2,056,294

COST OF SALES                         411,719        339,110          1,308,152      1,114,825
                                  -----------     ----------        -----------     ----------
GROSS PROFIT                          269,986        367,098          1,388,118        941,469
                                  -----------     ----------        -----------     ----------
OPERATING EXPENSES:

Selling and administrative          1,142,482        520,077          3,116,215     1,623,726
Depreciation and
  amortization of intangibles         134,718         35,383            257,008       118,463
                                  -----------     ----------        -----------     ----------
Total operating expenses            1,277,200        555,460          3,373,223     1,742,189
                                  -----------     ----------        -----------     ----------
OPERATING LOSS                     (1,007,214)      (188,362)        (1,985,105)     (800,720)
                                  -----------     ----------        -----------     ----------
OTHER INCOME (EXPENSE):
Interest expense (includes
 beneficial conversion
 charge of $1,428,375 in
 2005)                               (347,655)      (266,381)        (2,285,221)     (780,687)

Gain on settlements of
  liabilities                           1,556      1,042,939            168,813     1,042,939
Gain on liquidation of
foreign subsidiaries                                  --                   --         320,951
Other                                      90            268             13,163       (38,858)
                                  -----------     ----------        -----------     ----------
Net other income (expense)           (346,009)       776,826         (2,103,245)      544,345
                                  -----------     ----------        -----------     ----------

INCOME (LOSS) BEFORE
CREDIT FOR INCOME TAXES            (1,353,223)       588,464         (4,088,350)     (256,375)
                                  -----------     ----------        -----------     ----------

Credit for sale of state tax
 benefits                              --             --               (456,863)          --

                                  -----------     ----------        -----------     ----------
Net Income (loss)                 $(1,353,223)    $  588,464        $(3,631,487)    $(256,375)
                                  ===========     ==========        ===========     ==========

Net loss per share of common
  stock:

          Basic                         ($.02)          $.01              ($.05)        ($.01)
          Diluted                       ($.02)          $.01              ($.05)        ($.01)

Weighted Average number of
 shares outstanding:

          Basic                    79,811,693     48,201,978         73,656,191     48,201,978
          Diluted                  79,811,693     60,147,292         73,656,191     48,201,978

       See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE NINE MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)

                                                  Preferred Stock               Common Stock             Additional
                                            ---------------------------   ---------------------------      Paid-In
                                               Shares         Amount         Shares         Amount         Capital
                                            ------------   ------------   ------------   ------------    -----------
Balance September 30, 2004                    1,365,960    $    13,660     56,116,342    $   280,583    $ 164,442,227
Conversion of notes payable -
  unrelated parties into
  common stock                                                             11,245,615         56,228         256,870
Common stock issued for accrued
  401(k) plan contribution and
  other liabilities                                                         6,748,574         33,742         385,106
Common stock issued in
  exchange for services                                                     8,876,947         44,385         781,599
Beneficial conversion feature
 related to long-term convertible debt                                                                     1,428,375
Common stock issued related to
 subscription agreement                                                     1,250,000          6,250          93,750

Effects of issuance of warrants
 with notes payable - unrelated parties                                                                      129,500
Stock options issued in exchange
 for services                                                                                                138,000
Net loss
Change in unrealized foreign
 exchange translation gains/
 (losses) (a)
                                            ------------   ------------   ------------   -----------    ------------
Balance June 30, 2005                         1,365,960    $    13,660      84,237,478   $   421,188    $167,655,427
                                            ============   ============   ============   ===========    ============

(a) Comprehensive income/(loss) for the three and nine months ended June 30, 2005 totaled $(817,680) and $(3,434,923) and totaled $(659,126) and $515,553 for the three and nine months ended June 30, 2004.

       See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIENCY
                     FOR THE NINE MONTHS ENDED JUNE 30, 2005
                                   (UNAUDITED)
                                   (CONTINUED)

                                                                               Accumulated
                                                                                  Other
                                             Subscription     Accumulated     Comprehensive    Treasury
                                              Receivable        Deficit           Loss           Stock           Total
                                             ------------    -------------    -------------   -----------    -------------
Balance September 30, 2004                       --          $(186,517,047)   $ (1,808,663)   $   (67,240)   $(23,656,480)
Conversion of notes payable -
  unrelated parties into
  common stock                                                                                                    313,098
Common stock issued for accrued
  401(k) Plan contribution
  and other liabilities                                                                                           418,848
Common stock issued in exchange
  for services                                                                                                    825,984
Beneficial conversion feature
 related to additional long-term
 convertible debt                                                                                               1,428,375
Common stock issued related to
 subscription agreement                          (74,000)                                                          26,000

Effects of issuance of warrants
 with notes payable - unrelated
 parties                                                                                                          129,500
Stock options issued in exchange
 for services                                                                                                     138,000

Net loss                                                        (3,631,487)                                    (3,631,487)
Change in unrealized foreign
 exchange translation gains                                                        196.564                        196,564

                                             ------------    -------------    -------------   -----------    -------------
Balance June 30, 2005                        $   (74,000)    $(190,148,534)   $ (1,612,099)   $   (67,240)   $ (23,811,598)
                                             ============    =============    =============   ===========    =============

       See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                          For the Nine Months Ended
                                                                  June 30,
                                                          --------------------------
                                                             2005            2004
                                                          ----------      ----------
Cash Flows from Operating Activities:

Net loss                                                 ($3,631,487)      ($256,375)
Adjustments to reconcile net loss to
net cash provided by (used in) operating activities:
Depreciation and amortization                                257,008         118,463
Common stock issued in exchange for services                 825,984            --
Amortization of deferred financing costs and
  debt discount                                              337,965            --
Variable stock option charge                                  41,400            --
Charges to interest expense for warrants
issued with note  payable - related parties                   --              80,250
Charges to interest expense for beneficial
 conversion features of notes payable - unrelated
 parties                                                   1,428,375            --
Gain on liquidation of foreign subsidiaries:                  --            (320,951)
Gain on settlement of liabilities                             --          (1,042,939)
Changes in operating assets and liabilities:
 net of effects of acquisitions
Restricted cash                                               --            (418,750)
Accounts receivable                                         (150,102)        440,983
Inventory                                                    134,246         123,106
Prepaid expenses and other current assets                     56,510          (2,818)
Other assets and restricted cash                             358,378          19,732
Accounts payable                                             493,838          59,833
Accrued expenses and other liabilities                       (18,106)       (501,035)
Deferred revenue                                              62,933          81,008
                                                          ----------      ----------
Net cash provided by (used in) operating activities          196,942      (1,619,493)
                                                          ----------      ----------
Cash Flows from Investing Activities:

Acquisition of businesses - net of cash acquired          (1,989,935)          --
                                                          ----------      ----------
Cash Flows from Financing Activities:

Proceeds from notes and convertible notes payable:
  Related parties                                            --              137,339
  Unrelated parties                                        1,850,000       2,250,000
Repayment of notes payable - unrelated parties               --             (391,735)
Deferred financing                                           --             (236,722)
Cash received from sale of common stock                       26,000           --
                                                          ----------      ----------
Net cash provided by Financing Activities                  1,876,000       1,758,882
                                                          ----------      ----------
Net increase in cash                                          83,007         139,389

Cash at beginning of period                                  101,390          25,265
                                                          ----------     -----------
Cash at end of period                                     $  184,397     $   164,654
                                                          ==========     ===========

Noncash investing and financing activities:
Long-term convertible notes payable -
 unrelated parties converted into common stock            $  313,098

Common stock issued for payment of liabilities            $  418,848

Stock options issued for services                         $  138,000

       See notes to unaudited condensed consolidated financial statements.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1. NATURE OF BUSINESS AND BASIS OF PRESENTATION

Background and Description of Business

CAPE SYSTEMS GROUP, Inc. ("Cape" or "Vertex" or "we" or "our" or the "Company") is a provider of supply chain management technologies, including enterprise software systems and applications, radio frequency identification systems, and software integration solutions, that enable our customers to manage their order, inventory and warehouse management needs, consultative services, and software and hardware service and maintenance. We serve our clients through two general product and service lines: (1) enterprise solutions; and (2) service and maintenance for our products and services, including service and maintenance of software and hardware we resell for third parties. Our enterprise solutions include a suite of Java-architected software applications, applications devoted to the AS/400 customer base, as well as a portfolio of "light-directed" systems for inventory, warehouse and distribution center management. We provide a full range of software and hardware services and maintenance on a 24-hour, 7-days a week, 365-days a year basis, including the provision of wireless and wired planning and implementation services for our customers' facilities.

In connection with an acquisition described below, we changed our name on April 8, 2005 from Vertex Interactive, Inc. to Cape Systems Group, Inc. We also increased the number of authorized shares of common stock, par value $.005 per share, of the Company from 400,000,000 shares to 1,000,000,000 shares.

In August 2002, Cape formed XeQute Solutions, Inc. ("XeQute"), a Delaware corporation, which is an indirect, wholly-owned subsidiary. XeQute purchased most of the operating assets and assumed certain liabilities of both Vertex and its principal North American subsidiaries and became the principal operating entity of the group effective October 1, 2002. These assets comprise substantially all of the enterprise software businesses of Vertex. XeQute is a wholly-owned subsidiary of XeQute Solutions PLC ("XeQute PLC") which is a holding company that is a direct, wholly-owned subsidiary of Vertex.

The Company's securities received approval to return to the NASDAQ bulletin board for trading as of March 31, 2004. From February 17, 2003 to March 30, 2004, the Company's securities were quoted on the Pink Sheets, under the symbol "VETXE".

Going Concern Matters

Based upon our substantial working capital deficiency ($25,842,000) and stockholders' deficiency ($23,812,000) at June 30, 2005, our recurring losses, our historic rate of cash consumption, the uncertainty arising from our default on one of our notes payable, the uncertainty of our liquidity-related initiatives described in detail below, and the reasonable possibility of on-going negative impacts on our operations from the overall economic environment for a further unknown period of time, there is substantial doubt as to our ability to continue as a going concern.

The successful implementation of our business plan has required, and our ability to continue as a going concern will require on a going forward basis, the Company to raise substantial funds to finance (i) continuing operations, (ii) the further development of our enterprise software technologies, (iii) the settlement of existing liabilities including past due payroll obligations to our employees, officers and directors, and our obligations under existing or possible litigation settlements, (iv) possible selective acquisitions to achieve the scale we believe will be necessary to enable us to remain competitive in the global SCM industry and (v) the integration of the recently completed acquisition of Cape Systems (as hereinafter defined). There can be no assurance that we will be successful in raising the necessary funds or integrate the recently completed acquisition.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Outlook:

We had current obligations at June 30, 2005 accumulated during the past several years that substantially exceeded our current assets and, to the extent we cannot settle existing obligations in stock or defer payment of our obligations until we generate sufficient operating cash, we will require significant additional funds to meet accrued non-operating obligations, to fund operating losses, if required, short-term debt and related interest, capital expenditures and expenses related to cost-reduction initiatives, and to pay liabilities that could arise from litigation claims and judgments.

Our sources of ongoing liquidity include the cash flows from our operations, potential new credit facilities and potential additional equity investments. Consequently, the Company continues to aggressively pursue obtaining additional debt and equity financing, the restructuring of certain existing debt obligations, and the reduction of its operating expenses. In addition, it has structured its overall operations and resources around high margin enterprise products and services. However, in order to remain in business, the Company must raise additional cash in a timely fashion.

Initiatives Completed or in Process:

The following initiatives related to raising required funds, settling liabilities and/or reducing expenses have been completed or are in process:

(i) The Company completed the sale of certain entities and assets during fiscal 2002. After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK, Vertex Service and Maintenance Italy, Vertex Italy, Euronet and Vertex France), and based on the continuing cash drain from these operations, during fiscal 2002 the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the year ended September 30, 2004, we recognized a noncash gain of $321,000 from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary. Upon legal resolution of the approximately $7,522,000 of net liabilities of these remaining European entities as of June 30, 2005, we expect to recognize a non-cash gain (and no significant cash outlay), however the amount and timing of such gain and cash outlay, if any, is totally dependent upon the decisions to be issued by the respective court appointed liquidators.

(ii) The Company is negotiating with vendors to settle balances at substantial discounts. In addition, the Company is negotiating to settle certain notes payable and approximately $3,700,000 of litigation accruals at a discount or with the issuance of shares of Cape.

(iii) During the nine months ended June 30, 2005, we realized net gains of approximately $168,800 from settlements of liabilities totaling $520,800 through the payments of approximately $352,000 in cash.

(iv) During the nine months ended June 30, 2005 convertible notes payable to unrelated parties in the principal amount of $313,098 were converted into 11,245,615 shares of common stock.

(v) On January 11, 2005, we entered into a Securities Purchase Agreement and sold (i) $1,850,000 in secured convertible notes and (ii) warrants to purchase 1,850,000 shares of our common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The full principal amount of the secured convertible notes, plus a default interest rate of 15%, is due upon a default under the terms of the secured convertible notes. In addition, we granted the investors a security interest in substantially all of our assets, including the assets of our wholly-owned subsidiaries, and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission which includes the common stock underlying the secured convertible notes and the warrants. If the registration statement is not filed and declared effective within 60 days from the date of closing, we are required to pay liquidated damages to the investors. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares of our common stock or cash, at the election of the investors, in an amount equal to 3% of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

We are currently in default pursuant to secured convertible notes issued pursuant to a securities purchase agreement dated April 28, 2004 (the "SPA"). Pursuant to the SPA, we are obligated to have two times the number of shares that the convertible notes are convertible into registered pursuant to an effective registration statement. We filed a registration statement on Form S-1, as amended, that was declared effective by the Securities and Exchange Commission on August 9, 2004. All of the shares of common stock underlying the secured convertible notes that were registered on the S-1 have been issued. On April 26, 2005, we filed a registration statement on Form SB-2 registering additional shares to be issued upon conversion of the secured convertible notes pursuant to the SPA, however, the SB-2 registration statement is currently being reviewed and has not been declared effective.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. The exercise price of the warrants is subject to anti-dilution provisions.

The investors have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of our common stock.

Under a Guaranty and Pledge Agreement, Mr. Nicholas Toms, our Chief Executive Officer agreed to unconditionally guarantee the timely and full satisfaction of all obligations under the notes and has pledged 2,006,418 shares of the Company's common stock he owns as collateral.

(vi) On January 12, 2005, we entered into a Stock Purchase Agreement with Peter
B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. (the "CSCS Ltd.") and Cape Systems, Inc. ("CSI) pursuant to which we purchased on that date all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. (collectively "Cape Systems") from Peter B. Ayling and Elizabeth M. Ayling and Cape Systems, Inc. from Brad L. Leonard and Michael C. Moore for an aggregate purchase price of $2,000,000. Pursuant to the Stock Purchase Agreement, the parties executed an escrow agreement pursuant to which $200,000 of the purchase price was placed in escrow for a period of 15 months as a fund for indemnity claims arising out of the transaction. The acquisition was accounted for pursuant to the purchase method in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" effective as of January 12, 2005.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Basis of Presentation

While we are continuing our efforts to reduce costs, increase revenues, resolve lawsuits on favorable terms and settle certain liabilities on a non-cash basis there is no assurance that we will achieve these objectives. In addition, we will continue to pursue strategic business combinations and opportunities to raise both debt and equity financing. However, there can be no assurance that we will be able to raise additional financing in the timeframe necessary to meet our immediate cash needs, or if such financing is available, whether the terms or conditions would be acceptable to us.

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis that contemplates Cape's continuation as a going concern and the realization of its assets and liquidation of its liabilities in the ordinary course of business. Such financial statements do not include any adjustments, with the exception of the provision to adjust the carrying values of the assets of the subsidiaries in liquidation to their estimated net realizable value, relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. If Cape fails to raise additional capital when needed, the lack of capital will have a material adverse effect on Cape's business, operating results, financial condition and ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to make the financial statements not misleading have been included. Operating results for the three and nine months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending September 30, 2005.

The condensed consolidated balance sheet at September 30, 2004 has been derived from the audited financial statements at that date but does not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.

For further information, refer to the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004 (the "2004 Form 10-K").

2. Sales or Divestitures of Non-Core Businesses

The Company developed and initiated a plan in the quarter ended June 30, 2002 that would result in the sale or divestiture of assets or closings of businesses that are not part of the Company's current strategic plan or have not achieved an acceptable level of operating results or cash flows. In connection with this plan, the Company has completed the sale of certain businesses and assets (see
Note 2 in the 2004 Form 10-K). After being unsuccessful in attempting to sell its five remaining European operations (Vertex UK-previously PSS, Vertex Service and Maintenance Italy - previously SIS, Vertex Italy, Euronet and Vertex France
- previously ICS France) and based on the continuing cash drain from these operations, the respective boards of directors determined that in the best interest of their shareholders that they would seek the protection of the respective courts in each country, which have agreed to an orderly liquidation of these companies for the benefit of their respective creditors. During the second quarter of fiscal 2004, the Company recognized a noncash gain from the approval by creditors of the liquidation of the net liabilities of the Company's U.K. subsidiary, as explained below. Accordingly, the remaining net assets and retained liabilities of these businesses are classified as net liabilities associated with subsidiaries in liquidation in the accompanying June 30, 2005 and September 30, 2004 condensed consolidated balance sheets. While the Company expects the liquidation process to take through at least December 31, 2005, significant variations may occur based on the complexity of the entity and requirements of the respective country.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Retained liabilities are generally carried at their contractual or historical amounts. The ultimate amounts required to settle these retained liabilities will differ from estimates based on contractual negotiations, and the outcome of certain legal actions and liquidation procedures.

The following is a summary of net assets and retained liabilities as of June 30, 2005 and September 30, 2004:

                                                 June 30,    September 30,
                                                   2005           2004
                                               -----------    -----------
           Cash                                $   196,983    $   200,504
           Receivables, net                      1,151,066      1,181,413
           Inventories, net                        635,301        652,053
           Accounts payable                     (2,234,843)    (2,288,560)
           Accrued liabilities                  (6,150,189)    (6,310,102)
           Loans payable - banks                (1,120,545)    (1,150,091)
                                               -----------    -----------
           Net liabilities associated with
             subsidiaries in liquidation       $(7,522,227)   $(7,714,783)
                                               ===========    ===========

The Company received notice that the liquidation of Vertex UK, which was under liquidation as of December 31, 2003, had been approved and finalized by the UK creditors as of January 5, 2004. Based on such notice, management reduced the Company's net liabilities associated with subsidiaries in liquidation by approximately $1,400,000, reclassed approximately $1,073,000 of translation loss from accumulated other comprehensive loss to the consolidated statement of operations and recognized a gain of approximately $321,000 in the second quarter of fiscal 2004.

Except for the gain from the liquidation of the U.K. subsidiary and changes in the unrealized foreign translation loss, the results of operations of these businesses for the three months and nine months ended June 30, 2005 and 2004 were not significant.

3. Business Combination

As explained in Note 1, on January 12, 2005, the Company entered into a stock purchase agreement pursuant to which it acquired all of the issued and outstanding shares of common stock of CSCS Ltd. and its subsidiary, CSI, for an aggregate purchase price of $2,000,000, excluding acquisition costs of $198,700. The acquisition, which was completed in order to expand our customer base, was financed primarily through the sale of $1,850,000 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock (see
Note 5).

In addition, prior to January 12, 2005, the Company had made restricted cash deposits of $418,750 that were held by the purchasers of the secured convertible notes and had made prepayments of interest of $31,250 on other loans from the purchasers of the secured convertible notes. In connection, with the acquisitions and the issuance of the secured convertible notes, the purchasers released the restricted deposits and returned the prepaid interest.

The acquisition was accounted for as a purchase pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations." Accordingly, the assets and liabilities of the acquired companies were recorded based on their fair values as of the acquisition date with the excess of the acquisition costs over the fair value of the net assets acquired initially allocated to goodwill. The Company is in the process of obtaining a valuation report for the business combination. The cost of the acquisition of $2,198,700 allocated to the Company's estimation of the fair values of the assets and liabilities of the acquired companies as follows:

                  Cash                                          $208,765
                  Accounts receivable                            214,762
                  Inventories                                     35,486
                  Prepaid expenses                                97,671
                  Equipment, furniture and fixtures               34,108
                  Accrued expenses                               (42,406)
                  Deferred revenue                              (214,778)
                  Notes payable                                   (6,723)
                  Accounts payable                               (24,592)
                  Other intangible assets                      1,546,407
                  Goodwill                                       350,000
                                                              ----------

                  Total cost allocated                        $2,198,700
                                                              ==========

The acquisition closed effective January 12, 2005 and, accordingly, include the results of operations of the acquired companies from January 12, 2005.

The following table presents unaudited pro forma results of operations of the Company as if the above described acquisition had occurred at October 1, 2003:

                      (in thousands except per share data)

                       Three Months             Nine Months
                       Ended June 30,           Ended June 30,
                       2005         2004        2005          2004
                       ------       -----       -----         ------
Revenues             $    700      $ 1,000    $  3,200     $  3,100
Net loss               (1,350)        (500)     (4,050)      (2,000)
Net loss per share*      (.02)        (.01)       (.05)        (.03)

* Includes a nonrecurring charge of $1,400 ($.02 per share) for the nine months ended June 30, 2005 for the beneficial conversion feature given to the investors that provided financing for the acquisition (See Note 5).

The unaudited pro forma results of operations are not necessarily indicative of what the actual results of operations of the Company would have been had the acquisitions occurred at the beginning of fiscal 2005, nor do they purport to be indicative of the future results of operations of the Company.

4. NOTES PAYABLE TO UNRELATED PARTIES

Notes payable to unrelated parties classified as current liabilities consist of past due notes payable to Renaissance Software, Inc. in the amount of $1,227,500 as of June 30, 2005. For additional information, see Note 10 in the 2004 Form 10-K.

5. CONVERTIBLE NOTES PAYABLE - UNRELATED PARTIES

Non-current convertible notes payable to unrelated parties with a carrying value of $4,159,926 at June 30, 2005 ($4,438,656 of principal, net of unamortized discount of $278,730) arose from loans under (a) a Securities Purchase Agreement (the "2004 Agreement") with four accredited investors on April 28, 2004 and January 11, 2005 for the private placement (the "2004 Private Placement") of (i) $3,000,000 in convertible notes (the "2004 Convertible Notes") and (ii) warrants (the "2004 Warrants") to purchase 3,000,000 shares of our common stock; and (b) a Securities Purchase Agreement (the "2005 Agreement) for the private placement (the "2005 Private Placement") of (i) $1,850,000 in convertible notes (the "2005 Convertible Notes") and (ii) warrants (the "2005 Warrants") to purchase 1,850,000 shares of common stock.

2004 Convertible Notes

The 2004 Convertible Notes bear interest at 10% and mature two years from the date of issuance. At the investors' option, 50% of the 2004 Convertible Notes will be convertible into our common stock at the lower of $0.30 or 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date and the other 50% of the Convertible Notes will be convertible into our common stock at the lower of $0.30 or 55% of the same average over the same trading period. The full principal amount of the 2004 Convertible Notes would become due upon any default under the terms of the 2004 Convertible Notes. The 2004 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The Company allocated proceeds of $427,500 to the fair value of the warrants and the remaining $2,572,500 to the fair value of the 2004 Convertible Notes. Based on the excess of the aggregate fair value of the common shares that would have been issued if the 2004 Convertible Notes had been converted immediately over the proceeds allocated to the 2004 Convertible Notes, the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $1,096,000 as of the commitment date. Accordingly, the Company recorded an increase in additional paid-in capital and debt discount of $1,524,000 in connection with the issuance of the 2004 Convertible Notes and 2004 Warrants, of which $1,171,000 was amortized to interest expense during the year ended September 30, 2004 and $325,850 during the nine months ended June 30, 2005.

In connection with the acquisitions and related financing transactions, the 2004 Convertible Notes were amended and became convertible at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The modification to the conversion terms in January 2005 resulted in an additional charge for the beneficial conversion feature had an aggregate intrinsic value of approximately $396,000 as of the modification date. Accordingly, the Company recorded an increase in additional paid-in capital and the additional debt discount of $396,000 which was amortized to interest expense immediately since these notes can be converted immediately.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

2005 Convertible Notes

The 2005 Convertible Notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of $0.09 per share or 40% of the average of the three lowest intraday trading prices for the common stock on the NASDAQ bulletin board for the 20 trading days before but not including the conversion date. The 2005 Warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

Based on the excess of the aggregate fair value of the common shares that would have been issued if the 2005 Convertible Notes had been converted immediately over the proceeds allocated to the 2005 Convertible Notes, the investors received a beneficial conversion feature that had an aggregate intrinsic value of approximately $1,161,500 as of the commitment date. Accordingly, the Company recorded an increase in additional paid-in capital and the additional debt discount of $1,032,000 which was amortized to interest expense immediately since these notes can be converted immediately. In addition the aggregate intrinsic value of the 2005 Warrants was $129,500 which was recorded as additional paid-in capital and debt discount, $12,100 of which was amortized to interest expense during the nine months ended June 30, 2005.

During August and September 2004, the Company issued 1,754,384 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $98,000 at conversion prices of $0.054 and $0.055 per share.. During the three months ended December 31, 2004, the Company issued 11,245,615 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $313,000 at conversion prices ranging from $0.02 to $0.05 per share. In addition, on July 5, 2005 the Company issued 786,300 common shares upon the conversion of 10% Convertible Notes with an approximate principal balance of $33,000 at a conversion price of $0.04 per share.


6. STOCKHOLDERS' DEFICIENCY

Shares Issued for Services and Directors' Fees and Accrued Liabilities

During the nine months ended June 30, 2005, the Company issued 8,876,947 shares of common stock for various consulting and professional services rendered and recorded charges of approximately $825,984, based on the fair value of the shares issued.

During the nine months ended June 30, 2005, the Company issued: 1,262,718 shares of common stock to settle various outstanding payroll obligations totaling approximately $101,800; 1,951,452 shares to its 401K Retirement Plan in satisfaction of its accrued calendar 2002 and 2003 matching contribution obligation of approximately $137,000; and 3,534,404 shares in satisfaction of accrued Directors Fees and other liabilities of $180,000.

During the nine months ended June 30, 2005, the Company issued 1,250,000 shares of common stock at a price of $0.08 per share totaling $100,000 under the terms of a subscription agreement dated June 8, 2005. The Company received proceeds of $26,000 from the sale of 1,250,000 shares of common stock and the balance of $74,000 is recorded as subscription receivable at June 30, 2005.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In July 2005, the Company issued 3,750,000 shares of the Company's common stock under the terms of an agreement that provides the Company with a license to use proprietary software for real time information and materials in a secure environment over the Internet.

Preferred Stock

Midmark Capital L.P. and its affiliate, Midmark Capital II, L.P., and certain individuals related to these two entities, which are referred to collectively as "Midmark", own shares of the Company's preferred and common stock and have the ability to purchase a majority interest in the Company (see Note 12 in the 2004 Form 10-K). As also explained in Note 12 in the 2004 Form 10-K, in September 2004, the Company issued 7,615 share of Series "D" convertible preferred stock to Midmark upon conversion of approximately $7,615,000 of convertible and demand notes payable and accrued interest. The Company and Midmark also entered into a Redemption Agreement providing for the redemption of a number of shares of Series D preferred stock with a value of $504,713 based on the per share liquidation value of the Series D preferred stock by no later than December 31, 2004. However, the payment was not made and, accordingly, a total of 504 shares of Series D preferred stock with an aggregate liquidation value of $504,713 remains in current liabilities as mandatory redeemable Series D preferred stock in the accompanying condensed consolidated balance sheets as of June 30, 2005 and September 30, 2004.

Pro Forma and Other Disclosures Related to Stock Options

As of September 30, 2004, the Company had granted options to purchase a total of 6,808,514 shares of common stock.

As further explained in Note 3 in the 2004 Form 10-K, as permitted by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation" the Company accounts for its employee stock option plans using the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, it does not recognize compensation cost for options with exercise prices at or above fair market value on the date of grant and, instead, it is required by SFAS 123 and SFAS 148, "Accounting for Stock- Based Compensation - Transition and Disclosure" to make pro forma disclosures of net income (loss) and earnings (loss) per share as if the fair value based method of accounting under SFAS 123 had been applied. The Company granted 1,220,000 stock options to employees during the nine months ended June 30, 2005 at exercise prices equal to the fair value at the date of the grant, and did grant any options to employees in the nine months ended June 30, 2004. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date in all periods and had amortized the cost over the vesting period pursuant to SFAS 123, net loss, loss applicable to common stock and net loss per common share would have been increased to the pro forma amounts indicated in the table below:

                                         Three Months                Nine Months
                                        Ended June 30,              Ended June 30,
                                 --------------------------    -----------------------
                                    2005           2004           2005          2004
                                  -------        --------      ---------     ---------
Net income (loss)-as reported    ($1,353,223)   $  588,464    ($3,631,487)   ($256,375)
  Deduct total stock -
    based employee
    compensation expense
    determined under a
    fair value based method
    for all awards, net of
    related tax effects             (115,462)    (246,111)     (569,136)   (741,418)
                                 -----------   ----------    ----------   ---------
  Net loss - pro-forma           $(1,468,685)  $ (342,353)   (4,200,623)  $(997,793)
                                 ============  ===========   =========== ==========
  Basic and diluted
   Income (loss) per common
    share - as reported          $      (.02)  $      .01    $     (.05)  $    (.02)
  Basic and diluted
   Income (loss) per common
    share - pro-forma            $      (.02)  $     (.01)   $     (.06)  $    (.02)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions used in fiscal 2005 (no options were granted in fiscal 2004):



  Expected dividend yield                    0.00%
  Expected stock price volatility            157%
  Risk-free interest rate                    3.5%
  Expected life of options                   5 years


As a result of amendments to SFAS 123, the Company will be required to expense the fair value of all employee stock options over the vesting period beginning with its fiscal quarter ending December 31, 2006.

7. EARNINGS (LOSS) PER SHARE

The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of SFAS 128, "Earnings per Share". Basic earnings (loss) per share is calculated by dividing net income or loss (there are no dividend requirements on the Company's outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities.

As of June 30, 2005, there were 381,189,461 shares of common stock potentially issuable upon the exercise of stock options (10,228,514 shares), warrants (4,850,000 shares) and the conversion of convertible securities (366,110,947 shares). However, diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations for the nine months ended June 30, 2005 and 2004 and the three months ended June 30, 2005 because the Company had net loss in each period and the assumed effects of the exercise of all of the Company's outstanding stock options and warrants and the conversion of all of its convertible securities would have been anti-dilutive. As of June 30, 2004, there were 20,937,628 shares of common stock potentially issuable upon the exercise of stock options (7,224,456 shares), warrants (5,569,980 shares) and the conversion of convertible securities (8,143,192 shares). The incremental shares of 11,945,314 were used in the calculation of diluted earnings per share in the three months ended June 30, 2005

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

8. Income Taxes

The State of New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, in order to obtain tax benefits. For the state fiscal years through 2004 (July 1, 2003 to June 30, 2004) the Company had approximately $7,976,000 of total available net operating loss carryforwards that were saleable, of which New Jersey permitted the Company to sell approximately $5,835,000. On December 17, 2004, the Company received approximately $457,000 from the sale of these benefits which was recognized as an income tax credit during the nine months ended June 30, 2005.

If still available under New Jersey law, the Company will attempt to obtain approval to sell the remaining available net operating losses of approximately $2,141,000 between July 1, 2004 and June 30, 2005. This amount, which is a carryover of its remaining tax benefits from state fiscal year 2004, may increase if the Company incurs additional tax benefits during state fiscal year 2005. The Company cannot estimate, however, what percentage of its saleable tax benefits New Jersey will permit it to sell, how much it will receive in connection with the sale, if it will be able to find a buyer for its tax benefits or if such funds will be available in a timely manner.

9. COMMITMENTS AND CONTINGENCIES

Pending Litigation

We are party to a number of claims, which have been previously disclosed by the Company, and claims by vendors, landlords and other service providers seeking payment of balances owed. Since such amounts have already been recorded in accounts payable or accrued liabilities, these claims are not expected to have a material affect on the stockholders' deficiency of the Company. However, they could lead to involuntary bankruptcy proceedings.

a) On April 16, 2003, an action was commenced in the Supreme Court of the State of New York, County of Suffolk, entitled Bautista v. Vertex Interactive, Inc and Renaissance Software, Inc. The action, which demands $394,000, is brought by a former employee claiming breach of his employment agreement. On March 29, 2004, a judgment was granted against the Company in the amount of $350,482. However, given the Company's current cash position, the judgment has not been paid.

b) On October 31, 2001, an action was commenced in the United States District Court, Southern District of New York entitled Edgewater Private Equity Fund II, L.P. et al. v. Renaissance Software, Inc. et al. The action, brought against Renaissance Software, Inc., a subsidiary of Vertex, and Vertex, alleged the default by Renaissance Software, Inc. in payment of certain promissory notes in the principal aggregate sum of $1,227,500. Vertex guaranteed the notes. The noteholders demanded $1,227,500, together with interest accruing at the rate of 8% per annum from June 30, 2001. On March 12, 2002, the noteholders were successful in obtaining a judgment against Renaissance Software, Inc. in the aggregate amount of $1,271,407 including interest, late charges and attorneys' fees. However, given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

c) As part of the settlement entered into between the Company and three former principals of a company acquired by Vertex in 2000, consent judgments in the amount of approximately $1,000,000 each were entered against Vertex on July 19, 2002. However, given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives. The Company is currently negotiating with the former owners to accept forms of payment other than cash. However, there can be no assurance that a non-cash settlement will be concluded. In July 2002, the former owners obtained a court levy upon several of the Company's bank accounts, placing a hold on approximately $70,000 of the Company's funds. The Company, together with its secured lenders, objected to the turnover of these funds, however a turnover order was granted by the court in October 2002.

d) On February 9, 2003, in the matter captioned Scansource, Inc. vs. Vertex Interactive, Inc., Superior Court of New Jersey, Essex County, a judgment was granted against the Company in the amount of $142,155. The action alleged non payment by the Company for computer hardware. However, given the Company's current cash position, we have been unable to pay the judgment and have been pursuing non cash alternatives.

e) On or about March 22, 2004, an action against Vertex and Renaissance Software, Inc. was commenced in New York State Supreme Court, Nassau County, captioned Great Oak LLC vs. Vertex Interactive, Inc. et al. The action, which demands $327,676, alleges two months rent totaling $23,737 and an early termination fee of $303,939 to be due Great Oak LLC, the landlord of premises leased to Renaissance Software Inc. We vigorously contest the allegations and anticipate defending the case vigorously.

Settled Litigation

a) On or about October 29, 2004, an action against Vertex was commenced in New York State Supreme Court, New York County, captioned NautaDutilh vs. Vertex Interactive, Inc. The action, which demanded $434,189, alleged nonpayment by Vertex of attorneys' fees allegedly incurred by Vertex in connection with a potential acquisition transaction and the reorganization of Vertex's foreign business operations. The Company had accrued the amount demanded. In January 2005, this action was settled for $300,000 and the gain on settlement of approximately $134,000 was recognized in the nine months ended June 30, 2005.

Payroll Obligations

As a result of its severe cash constraints (see Note 1 - Going Concern section), the Company had fallen as much as two to three months behind in meeting its payroll obligations to its employees subsequent to September 30, 2002. The Company has been meeting its current payroll obligations, and has attempted to pay overdue employee payroll obligations as cash resources become available. However, in a letter dated April 3, 2003, the New Jersey Department of Labor (N.J.D.O.L.) has assessed the Company a penalty of $154,000 for failure to pay payroll on a timely basis. The Company entered into Consent Order and Agreement with the N.J.D.O.L. to pay down this obligation, starting with an initial payment on April 30, 2004 of $18,000, which the Company has made, and then monthly payments of $30,000 starting on June 1, 2004, which the Company has made, until the balance of the payroll obligations are paid.

In addition, a number of former employees of a California based division of the Company had filed claims with the California Department of Labor for non payment of wages for the second half of July 2002; the final payroll prior to the closing of the division. The Company had disputed the claims, primarily on the basis of the lack of documentation for hours worked during the period. However in July 2003, these claims were heard by the California DOL and the amounts claimed, together with interest and penalties aggregating approximately $100,000 which remain unpaid as of June 30, 2005, were granted to these former employees.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The Company believes, although there can be no assurances, that the payroll obligations including penalties as of June 30, 2005 totaling approximately $428,000 to both the N.J.D.O.L and the California DOL will be satisfied by the fiscal quarter ending September 30, 2006.


For the three and nine months ended June 30, 2005 the Company recorded a charge of approximately $113,000 in penalties and interest in connection with delinquent filings of the Company's Form 5500 annual reports.

Employment Agreements

In connection with the acquisition, we entered into an employment agreement with Brad L. Leonard to serve as Vice President General Manager - Sales, Cape Systems. Pursuant to the employment agreement, Mr. Leonard will receive an annual salary of $110,000. He was granted options to purchase 1,000,000 shares of common stock upon execution, of which 200,000 options vest immediately and the balance of 800,000 options vest over a period of five years. The Company accounts for these options as a variable stock option plan. The employment agreement can be terminated by the Company upon 30 days written notice to Mr. Leonard and by Mr. Leonard upon written notice to the Company for just cause, as defined therein.

In connection with the acquisition, we entered into a consulting agreement with IMC Development Group ("IMC"), which is owned by Peter and Elizabeth Ayling. Pursuant to the IMC consulting agreement, we retained IMC for a period of 18 months to July 2006 to provide administrative and management advisory services. The consulting agreement is automatically renewable on a month-to-month basis. IMC will be paid approximately $14,000 per month based on current exchange rates. IMC was granted options to purchase 1,800,000 shares of common stock upon execution, of which 300,000 options vest immediately and the balance of 1,500,000 options vest over a period of three years. Additionally, Mr. Ayling will serve as our Vice President of Marketing.

10. Geographic Area Data

The Company operated in one business segment and in North America in 2004 and prior to the acquisition of Cape Systems in January 2005. After the acquisition of Cape Systems, the Company still operates only in one segment and has operations in North America and the United Kingdom.

The following geographic information presents total revenues, gross margins and identifiable assets for the three and nine months ended June 30, 2005:

                                 Three Months                Nine Months
                                 Ended June 30, 2005         Ended June 30, 2005
Revenues
      North America               $  552,972                 $ 2,406,741
      United Kingdom                 128,733                     289,529
                                  ----------                 -----------
                                  $  681,705                 $ 2,696,270
                                  ==========                 ===========

Gross Profit
      North America               $  237,189                 $ 1,283,776
      United Kingdom                  32,797                     104,412
                                  ----------                 -----------
                                  $  269,986                 $ 1,388,118
                                  ==========                 ===========



Identifiable assets
      North America                                          $ 3,056,561
      United Kingdom                                             301,792
                                                             -----------
                                                             $ 3,358,353
                                                             ===========


11. Related Party Transaction

The Company hired Mr. David Sasson as Chief Operating Officer effective May 1, 2005. Mr. Sasson is a majority owner of a privately held company, Open Terra, which provides customer service and technical support to the Company. During the three and nine months ended June 30, 2005 the Company paid Open Terra approximately $22,500 and $67,500 for these services, respectively.

12. Subsequent Events

On August 10, 2005, the Company entered into an agreement to sell up to $850,000 principal amount of secured convertible notes and warrants to purchase 850,000 shares of the Company's common stock with certain institutional investors. The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into the Company's common stock, at the investor's option, at the lower of (a) $0.09 or (b) 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The warrants are exercisable over a five year period from the date of issuance at a purchase price of $0.09 per share. The agreement provided for an initial tranche of $250,000 upon entering into the agreement, with further monthly tranches of $100,000 on the final business day of each month beginning in September 2005 and ending in February 2006. In the event that a registration statement registering the shares of common stock underlying the secured convertible notes and warrants is declared effective prior to the final tranche, the Company shall sell the remaining secured convertible notes and warrants to the investors within five business days after effectiveness. In addition, either the Company or a majority in interest of the buyers can cancel the subsequent tranches upon 30 days written notice to the other party. The new funding is to provide additional working capital for the Company over the period of the draw-down. The initial tranche of $250,000 was received on August 10, 2005.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

PROFIT AND LOSS ACCOUNT 01.01.02 - 31.12.02

                                           Note           2002          2001
                                        -----------   -----------   -----------
                                                         (pound)       (pound)
                                                      -----------   -----------
Turnover (see footnote)                                    498037        391692
Cost of sales                                              336921        251098
                                                      -----------   -----------
Gross Profit                                               161116        140594
Net Operating Expenses                                     157415        130316
                                                      -----------   -----------
                                                             3701         10278

Interest Payable and Similar Payments                        3305          4869
                                                      -----------   -----------
Profit on Ordinary Activities                1                396          5409
Taxation                                     3               (506)          390
                                                      -----------   -----------
Profit after taxation                                         902          5019
Dividends                                                       0             0
                                                      -----------   -----------
Retained Profit for the year                 9                902          5019
                                                      -----------   -----------

FOOTNOTES

1. Turnover reflects the absorption of operations from Cape Systems Limited, a subsidiary made dormant from 31.12.91. These activities are streamed with that of the parent company and continue to be conducted.

2. The company had no recognised gains or losses other than those included in profit and loss. No separate primary statement is required.

3. The profit for the year is the only movement on reserves.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

BALANCE SHEET               31.12.02

                                           Note           2002          2001
                                        -----------   -----------   -----------
                                                        (pound)       (pound)
                                                      -----------   -----------
Fixed Assets

Tangible Fixed Assets                             4          8969         17934
Investment in Subsidiaries                        5         40500         40500
                                                      -----------   -----------
                                                            49469         58434
                                                      -----------   -----------

Current Assets

Stocks                                                       4500          3850
Debtors                                           6         71300         71670
Bank Balances and Cash                                      59403         42397
                                                      -----------   -----------
                                                           135203        117917

Creditors due within one year                     7         46422         39003
                                                      -----------   -----------

Net Current Assets                                          88781         78914
                                                      -----------   -----------

Total Assets less Current Liabilities                      138250        137348


                                                      -----------   -----------
Net assets                                                 138250        137348
                                                      ===========   ===========

Capital and Reserves

Called up Share Capital                           8         25500         25500
Reserves                                          9        112750        111848
                                                      -----------   -----------
                                                           138250        137348
                                                      ===========   ===========

The accounts are prepared in accordance with the special provisions of Part VII of the CA1985 relating to small companies.

The  accounts  shown on pages 5 to 9 were  approved by the Board of Directors on
06.11.03 and were signed on its behalf by

PB AYLING

DIRECTOR

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS - 01.01.02 - 31.12.02

                                                                          2002               2001
                                                                          ----               ----
                                                                         (pound)            (pound)
                                                                         -------            -------

NOTE 1: Profit/(loss) on ordinary activities before tax stated after charging:-
        Depreciation and loss on disposal                                  10221               2911
        Auditor's Remuneration                                              1532               1532
        Operating Leases - Equipment                                        2567               4039
                                                                     -----------        -----------

NOTE 2: Directors' Emoluments                                                Nil                Nil
                                                                     -----------        -----------

        Consultants fees include payments to a
        business in which the directors have
        an interest                                                        93200              87200
                                                                     -----------        -----------

NOTE 3: Taxation

        Based on chargeable profits at small company rate                      0                300
        Tax repayment                                                       (506)                90
                                                                     -----------        -----------
                                                                            (506)               390
                                                                     -----------        -----------

NOTE 4: TANGIBLE FIXED ASSETS

                   Office       Computer
                  Euipment      Equipment    Software         Total
                  --------      ---------    ---------      ---------

Cost
01.01.02           16515           31100      143251         190866
Additions            425             831           0           1256
Disposals                                                         0
                   -----           -----      ------         ------
31.12.02           16940           31931      143251         192122
                   -----           -----      ------         ------

Depreciation
01.01.02           15865           26316      130751         172932
Charges              325            2946        6950          10221
Disposals                                                         0
                   -----           -----      ------         ------
31.12.02           16190           29262      137701         183153
                   -----           -----      ------         ------

Net Values
31.12.02             750            2669        5550           8969
                   =====           =====      ======         ======

31.12.01             650            4784       12500          17934
                   =====           =====      ======         ======

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  -  01.01.02 - 31.12.02

                                                              2002        2001
                                                            -------     -------
                                                            (pound)     (pound)
                                                            -------     -------

NOTE 5: INVESTMENT IN SUBSIDIARIES AND ASSOCIATES AT COST

        Cape Systems Limited                                    100         100
        Cape Systems Incorp. (Formerly Techelm)               40400       40400
                                                              -----       -----
                                                              40500       40500
                                                              -----       -----

NOTE 6: Debtors

        Trade Debtors                                         66752       66025
        Other debtors and prepayments                          4548        5645
                                                              -----       -----
                                                              71300       71670
                                                              -----       -----

NOTE 7: Creditors - due within one year

        Trade Creditors                                        8647       10891
        Other creditors and accruals                          16141        6540
        Bank Loan                                              3977        8856
        Corporation Tax                                           -           -
        Service and upgrade in advance                        17657       12716
                                                              -----       -----
                                                              46422       39003
                                                              -----       -----

NOTE 8: Called up Share Capital

        Authorised 50000 ordinary (pound)1 shares

        Called up and fully paid (pound)1 shares              25500       25500
                                                              -----       -----

NOTE 9: Reserves                             Capital
                                           Redemption    Profit &
                                             Reserve       Loss           Total
                                           ----------    --------         -----
        Balance 01.01.02                        24500       87348         111848
        Retained profit for the year                -         902            902
                                                -----       -----         ------
                                                24500       88250         112750
                                                -----       -----         ------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

The following pages are prepared for the directors use only.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

      DETAILED PROFIT AND LOSS ACCOUNT 01.01.02 - 31.12.02

                                                2002       2001
                                               ------     ------
                                              (pound)    (pound)
                                              -------    -------
Turnover                                       498037     391692
                                               ------     ------

Cost of Sales

Consulting and System Design                   251581     172437
Salaries                                        82971      77453
Computer  Consumables                            2369       1208
                                               ------     ------
                                               336921     251098
                                               ------     ------
Gross Profit                                   161116     140594
                                               ------     ------

Operating Costs

Freight and Packaging                           17647      34920
Office Rent and Services                        26594      22448
Euro and International Travel                   24254      18923
Marketing and Promotions                        26144      14322
Office Costs                                    22709      21420
Equipment Hire/Lease                             2567       4040
Equipment Maintenance and General                4355       3559
Accounts and Legal                              22924       7772
                                               ------     ------
                                               147194     127404
                                               ------     ------

Operating Profit                                13922      13190
                                               ------     ------

Other Income                                    (132)      (126)
Bank Interest and Charges                        4122       3934
(Profit) / Loss on Exchange                     (685)        839
Bad Debts                                                    222
                                               ------     ------
                                                 3305       4869
                                               ------     ------

Depreciation and Loss on Disposal
of Fixed Assets                                 10221       2912
                                               ------     ------
Profit for the Year before Taxation               396       5409
                                               ------     ------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

COMPANY NO. 01770912

Registered Office
Suite 9.03
The Perfume Factory
140 Wales Farm Road
London W3 6XL

REPORTS AND ACCOUNTS

01.01.02 - 31.12.02

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DIRECTORS REPORT

Activities

The principal activity of the company is to provide consulting services in evaluating computer assisted packaging (Cape Systems). The Cape System is designed to explore quicker ways of improving package design and space utilisation through modular programmes. Users include leading companies throughout the world.

DIRECTORS - AND DIRECTORS INTERESTS 01.01.02 - 31.12.02

PB Ayling        13000 Shares
EM Ayling        12500 Shares
VK Ayling           --


The total directors' interests remained the same. The holdings were split in October 1999 by transfer between PBA and EMA.

STATUS OF COMPANY

Advantage has been taken of the special provisions of Part VII CA1985 relating to small companies.

PB AYLING

DIRECTOR

06.11.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

Statement of directors responsibilities

Company law requires the directors to prepare financial statements which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements the directors are required to:

(i) apply accounting policies consistently,

(ii) make judgements and estimates that are reasonable and prudent,

(iii) prepare the accounts on a going concern basis unless this is a wrong assumption.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and comply with Companies Act 1985.

The directors have a general responsibility for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This statement should be read in conjunction with the auditors statement of their responsibilities in order to underline and distinguish the respective responsibilities of directors and auditors in relation to the accounts.

In  approving   the  accounts  on  page  7  the  directors   acknowledge   these
responsibilities.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

INDEPENDENT AUDITORS REPORT TO THE MEMBERS OF CAPE SYSTEMS & CONSULTING SERVICES LIMITED

We have audited the accounts on pages 5 to 9 which have been prepared in accordance with the Financial Reporting Standard for smaller entities under the accounting policies set out on page 5.

Respective responsibilities of directors and auditors.

As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed the audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2002 and of the profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

/s/ LESLIE, WARD & DREW
-----------------------
Leslie, Ward and Drew
Chartered Accountants
Registered Auditors
Bath

06.11.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

STATEMENT OF ACCOUNTING POLICIES

Basis of Accounting

The accounts are prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies and the generally accepted accounting standards on a basis of historical cost.

Tangible Fixed Assets

Tangible fixed assets are recorded at cost. Depreciation is calculated to write off the cost over the period of the life of the asset.

Turnover

Represents the invoiced value of software sold exclusive of VAT.

System Users Support Package

Service and upgrade fees relating to commitments beyond the year end are treated as prepaid income in order to match the costs to be incurred in the period of that commitment.

Foreign Currencies

Assets and liabilities are translated at the rate operative at the balance sheet date. Transactions are converted at the rate ruling at the time of the transaction. Profits and losses are written off to the profit and loss account.

Leases - Equipment

Operating lease rentals are written off to profit and loss. Instalments under finance leases are split between capital and interest elements. The capital value of the obligation is treated as a fixed asset.

Consolidation

The company and its subsidiaries are a small group. The company takes advantage of the exemption provided by section 248 of the CA 1985 not to prepare group accounts.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

PROFIT AND LOSS ACCOUNT 01.01.03 - 31.12.03

                                           Note           2003          2002
                                        -----------   -----------   -----------
                                                        (pound)        (pound)
                                                      -----------   -----------
Turnover (see footnote)                                    450370        498037
Cost of sales                                              281261        336921
                                                      -----------   -----------
Gross Profit                                               169109        161116
Net Operating Expenses                                     142916        157415
                                                      -----------   -----------
                                                            26193          3701
Interest Payable and Similar Payments                        3651          3305
                                                      -----------   -----------
Profit on Ordinary Activities                 1             22542           396
Taxation                                      3              1811          (506)
                                                      -----------   -----------
Profit after taxation                                       20731           902
Dividends                                                       0             0
                                                      -----------   -----------
Retained Profit for the year                  9             20731           902
                                                      -----------   -----------

FOOTNOTES

1. Turnover reflects the absorption of operations from Cape Systems Limited, a subsidiary made dormant from 31.12.91. These activities are streamed with that of the parent company and continue to be conducted.

2. The company had no recognised gains or losses other than those included in profit and loss. No separate primary statement is required.

3. The profit for the year is the only movement on reserves.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

BALANCE SHEET 31.12.03

                                                       Note           2003          2002
                                                    -----------   -----------   -----------
                                                                    (pound)        (pound)
                                                                  -----------   -----------
Fixed Assets

Tangible Fixed Assets                                    4              18750          8969
Investment in Subsidiaries and Associates at cost        5              40500         40500
                                                                  -----------   -----------
                                                                        59250         49469
                                                                  -----------   -----------

Current Assets

Stocks                                                                   3300          4500
Debtors                                                  6             110314         71300
Bank Balances and Cash                                                  51144         59403
                                                                  -----------   -----------
                                                                       164758        135203

Creditors due within one year                            7              65027         46422
                                                                  -----------   -----------

Net Current Assets                                                      99731         88781
                                                                  -----------   -----------

Total Assets less Current Liabilities                                  158981        138250

                                                                  -----------   -----------
Net assets                                                             158981        138250
                                                                  ===========   ===========

Capital and Reserves

Called up Share Capital                                  8              25500         25500
Reserves                                                 9             133481        112750
                                                                  -----------   -----------
                                                                       158981        138250
                                                                  ===========   ===========

The accounts are prepared in accordance with the special provisions of Part VII of the CA1985 relating to small companies.

The  accounts  shown on pages 5 to 9 were  approved by the Board of Directors on
29.07.04 and were signed on its behalf by

PB AYLING

DIRECTOR

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS - 01.01.03 - 31.12.03

                                                                           2003        2002
                                                                         -------     -------
                                                                         (pound)     (pound)
                                                                         -------     -------
NOTE 1: Profit/(loss) on ordinary activities before tax
  stated after charging:-

        Depreciation and loss on disposal                                  10249       10221
        Auditor's Remuneration                                              1532        1532
        Operating Leases - Equipment                                        2184        2567
                                                                           -----       -----

NOTE 2: Directors' Emoluments                                                Nil         Nil
                                                                           -----       -----

        Consultants fees include payments to a
        business in which the directors have
        an interest                                                        93250       93200
                                                                           -----       -----

NOTE 3: Taxation

        Based on chargeable profits at small company rate                   1811           0
        Tax repayment                                                          -       (506)
                                                                           -----       -----
                                                                            1811       (506)
                                                                           -----       -----

NOTE 4: TANGIBLE FIXED ASSETS

                        Office        Computer
                       Equipment      Equipment      Software       Total
                       ---------      ---------      --------       -----
Cost
01.01.03                 16940          31931         143251        192122
Leased Equipment          6266              0              0          6266
Additions                12973            791                        13764
Disposals               (16516)        (30267)             0        (46783)
                        ------         ------         ------        ------
31.12.03                 19663           2455         143251        165369
                        ------         ------         ------        ------

Depreciation
01.01.03                 16190          29262         137701        183153
Charges                   4389           2090           3770         10249
Disposals               (16516)        (30267)             0        (46783)
                        ------         ------         ------        ------
31.12.03                  4063           1085         141471        146619
                        ------         ------         ------        ------

Net Values
31.12.03                 15600           1370           1780         18750
                        ======         ======         ======        ======

31.12.02                   750           2669           5550          8969
                        ======         ======         ======        ======

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

EXPLANATORY NOTES TO THE ACCOUNTS  -  01.01.03 - 31.12.03

                                                         2003           2002
                                                        -------       -------
                                                        (pound)       (pound)
                                                        -------       -------

NOTE 5: INVESTMENT IN SUBSIDIARIES AND ASSOCIATES AT COST

        Cape Systems Limited                                100           100
        Cape Systems Incorp. (Formerly Techelm)           40400         40400
                                                    -----------   -----------
                                                          40500         40500
                                                    -----------   -----------

NOTE 6: Debtors

        Trade Debtors                                     90245         66752
        Other debtors and prepayments                     20069          4548
                                                    -----------   -----------
                                                         110314         71300
                                                    -----------   -----------

NOTE 7: Creditors - due within one year

        Trade Creditors                                   15684          8647
        Other creditors and accruals                      18048         16141
        Bank Loan                                          6013          3977
        Corporation Tax                                    1811            --
        Lease Creditor                                     4917            --
        Service and upgrade in advance                    18554         17657
                                                    -----------   -----------
                                                          65027         46422
                                                    -----------   -----------

NOTE 8: Called up Share Capital

        Authorised 50000 ordinary (pound)1 shares

        Called up and fully paid (pound)1 shares          25500         25500
                                                    -----------   -----------

NOTE 9: Reserves                 Capital
                                Redemption    Profit &
                                 Reserve        Loss          Total
                               -----------   -----------   -----------
Balance 01.01.03                     24500         88250        112750
Retained profit for the year            --         20731         20731
                               -----------   -----------   -----------
                                     24500        108981        133481
                               -----------   -----------   -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

The following pages are prepared for the directors use only.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DETAILED PROFIT AND LOSS ACCOUNT  01.01.03 - 31.12.03

                                         2003           2002
                                      -----------    -----------
                                        (pound)        (pound)
                                      -----------    -----------
Turnover                                   450370         498037
                                      -----------    -----------

Cost of Sales

Consulting and System Design               195640         251581
Salaries                                    82678          82971
Computer  Consumables                        2943           2369
                                      -----------    -----------
                                           281261         336921
                                      -----------    -----------
Gross Profit                               169109         161116
                                      -----------    -----------

Operating Costs

Freight and Packaging                       24882          17647
Office Rent and Services                    27498          26594
Euro and International Travel               20232          24254
Marketing and Promotions                    22982          26144
Office Costs                                11758          22709
Equipment Hire/Lease                         2185           2567
Equipment Maintenance and General            6471           4355
Accounts and Legal                          16659          22924
                                      -----------    -----------
                                           132667         147194
                                      -----------    -----------

Operating Profit                            36442          13922
                                      -----------    -----------

Other Income                                 (412)          (132)
Bank Interest and Charges                    3732           4122
Other Interest                               1261             --
(Profit) / Loss on Exchange                 (1555)          (685)
Bad Debts                                     625
                                      -----------    -----------
                                             3651           3305
                                      -----------    -----------

Depreciation and Loss on Disposal
of Fixed Assets                             10249          10221
                                      -----------    -----------
Profit for the Year before Taxation         22542            396
                                      -----------    -----------

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

COMPANY NO. 01770912

Registered Office
Suite 9.03
The Perfume Factory
140 Wales Farm Road
London W3 6XL

REPORTS AND ACCOUNTS

01.01.03 - 31.12.03

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

DIRECTORS REPORT

Activities

The principal activity of the company is to provide consulting services in evaluating computer assisted packaging (Cape Systems). The Cape System is designed to explore quicker ways of improving package design and space utilisation through modular programmes. Users include leading companies throughout the world.

DIRECTORS - AND DIRECTORS INTERESTS 01.01.03 - 31.12.03

                        PB Ayling      13000 Shares
                        EM Ayling      12500 Shares
                        VK Ayling         --

The total directors' interests remained the same. The holdings were split in October 1999 by transfer between PBA and EMA.

STATUS OF COMPANY

Advantage has been taken of the special provisions of Part VII CA1985 relating to small companies.

PB AYLING

DIRECTOR

29.07.04

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

Statement of directors responsibilities

Company law requires the directors to prepare financial statements which give a true and fair view of the state of affairs of the company and of the profit of the company for that period. In preparing those financial statements the directors are required to:

(i) apply accounting policies consistently,

(ii) make judgements and estimates that are reasonable and prudent, (iii) prepare the accounts on a going concern basis unless this is a wrong assumption.

The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and comply with Companies Act 1985.

The directors have a general responsibility for safeguarding the assets of the company and for taking reasonable steps for the prevention and detection of fraud and other irregularities.

This statement should be read in conjunction with the auditors statement of their responsibilities in order to underline and distinguish the respective responsibilities of directors and auditors in relation to the accounts.

In  approving   the  accounts  on  page  7  the  directors   acknowledge   these
responsibilities.

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

INDEPENDENT AUDITORS REPORT TO THE MEMBERS OF CAPE SYSTEMS & CONSULTING SERVICES LIMITED

We have audited the accounts on pages 5 to 9 which have been prepared in accordance with the Financial Reporting Standard for smaller entities under the accounting policies set out on page 5.

Respective responsibilities of directors and auditors.

As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

Basis of opinion

We conducted our audit in accordance with auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed the audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2003 and of the profit for the year then ended and have been properly prepared in accordance with the provisions of the Companies Act 1985.

/s/ LESLIE, WARD & DREW
-----------------------
Leslie, Ward and Drew
Chartered Accountants
Registered Auditors
Bath

29.07.04

CAPE SYSTEMS AND CONSULTING SERVICES LIMITED

STATEMENT OF ACCOUNTING POLICIES

Basis of Accounting

The accounts are prepared in accordance with the provisions of the Companies Act 1985 applicable to small companies and the generally accepted accounting standards on a basis of historical cost.

Tangible Fixed Assets

Tangible fixed assets are recorded at cost. Depreciation is calculated to write off the cost over the period of the life of the asset.

Turnover

Represents the invoiced value of software sold exclusive of VAT.

System Users Support Package

Service and upgrade fees relating to commitments beyond the year end are treated as prepaid income in order to match the costs to be incurred in the period of that commitment.

Foreign Currencies

Assets and liabilities are translated at the rate operative at the balance sheet date. Transactions are converted at the rate ruling at the time of the transaction. Profits and losses are written off to the profit and loss account.

Leases - Equipment

Operating lease rentals are written off to profit and loss. Instalments under finance leases are split between capital and interest elements. The capital value of the obligation is treated as a fixed asset.

Consolidation

The company and its subsidiaries are a small group. The company takes advantage of the exemption provided by section 248 of the CA 1985 not to prepare group accounts.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Cape Systems, Inc.

We have audited the accompanying balance sheets of Cape Systems, Inc. (A Subsidiary of Cape Systems and Consulting Services Ltd) as of December 31, 2003 and 2002, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Systems, Inc. as of December 31, 2003 and 2002, and its results of operations and cash flows for the years then ended, in conformity with United States generally accepted accounting principles.


                                                               /s/ J.H. COHN LLP
                                                               -----------------

Roseland, New Jersey
March 24, 2005

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                               Cape Systems, Inc.
                                 Balance Sheets
                           December 31, 2003 and 2002

                                ASSETS                              2003           2002
                                                                 ---------      ---------
CURRENT ASSETS
Cash                                                             $ 153,000      $  34,830
Accounts receivables net of allowance for
doubtful accounts of $2,554 and $1,000                              83,083        157,231
Prepaid expenses and other current assets                           18,619         34,204
Deferred tax assets                                                 67,800         67,400
                                                                 ---------      ---------
Total current assets                                               322,502        293,665

Equipment, furniture and fixtures, net of accumulated
depreciation of $42,330  and $38,400                                12,054         18,294

Other assets                                                         3,704          3,704
                                                                 ---------      ---------
Total assets                                                     $ 338,260      $ 315,663
                                                                 =========      =========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt                                $   6,613      $   7,786
Accounts payable                                                    24,960         34,060
Accrued expenses and other liabilities                              17,399          3,836
Deferred revenue                                                   166,890        168,476
                                                                 ---------      ---------

Total current liabilities                                          215,862        214,158
Long-term debt, net of current portion                               9,493         19,054
Deferred tax liabilities                                             4,200          5,600
                                                                 ---------      ---------
Total liabilities                                                  229,555        238,812
                                                                 ---------      ---------

Commitments
-----------

STOCKHOLDERS' EQUITY

Common stock par value $1 per share;
100,000 shares authorized, 28,690 issued and outstanding            28,690         28,690
Additional paid-in capital                                         106,911        106,911
Retained earnings                                                   34,103          2,249
Less: Treasury stock, 11,813 shares of common stock, at cost       (60,999)       (60,999)
                                                                 ---------      ---------
Total stockholders' equity                                         108,705         76,851
                                                                 ---------      ---------
Total liabilities and stockholders' equity                       $ 338,260      $ 315,663
                                                                 =========      =========

                      See notes to the financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                               Cape Systems, Inc.

Statements of Operations and Retained Earnings For the Years Ended December 31, 2003 and 2002

                                               2003              2002
                                            ---------         ---------

REVENUE                                     $ 769,172         $ 756,777
COST OF SALES                                 134,233           172,409
                                            ---------         ---------
GROSS PROFIT                                  634,939           584,368

OPERATING EXPENSES
Selling, general  and administrative          561,802           538,310
Depreciation                                    8,236            14,165
Research and development                       24,132            38,912
                                            ---------         ---------
Total operating expenses                      594,170           591,387
                                            ---------         ---------
Operating income (loss)                        40,769            (7,019)

OTHER EXPENSE

Interest expense                               (2,565)           (3,863)
Other                                          (3,937)                0
                                            ---------         ---------
 Other  expense                                (6,502)           (3,863)
                                            ---------         ---------

INCOME (LOSS) BEFORE

PROVISION FOR INCOME TAXES                     34,267           (10,882)

Provision (credit) for income taxes             2,413            (3,763)
                                            ---------         ---------

NET INCOME (LOSS)                              31,854            (7,119)

Retained earnings beginning of year             2,249             9,368
                                            ---------         ---------
Retained earnings end of year               $  34,103         $   2,249
                                            =========         =========

                        See notes to financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)

                               Cape Systems, Inc.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2003 and 2002

                                                              2003              2002
                                                           ---------         ---------
Cash Flows from Operating Activities

Net Income (loss)                                          $  31,854         ($  7,119)

Adjustments to reconcile net income (loss) to
  net cash provided by operating activities:
Depreciation                                                   8,236            14,165

Bad debts                                                      2,554             5,108

Change in operating assets and liabilities

Accounts receivable                                           71,594           (39,550)
Deferred taxes                                                (1,800)           (4,600)
Prepaid expense and other current assets                      15,585            (3,005)
Accounts payable                                              (9,100)           27,670
Accrued expenses and other liabilities                        11,977             7,526
                                                           ---------         ---------
Net cash provided by operating activities                    130,900               195
                                                           ---------         ---------

Cash flows from investing activities -
additions to equipment, furniture and fixtures                (1,996)           (6,276)
                                                           ---------         ---------

Cash flows from financing activities
Proceeds from notes payable                                       --            20,000
Repayment of notes payable                                   (10,734)           (7,691)
                                                           ---------         ---------
Net cash provided by (used in) financing activities          (10,734)           12,309

Net increase in cash                                         118,170             6,228

Cash at beginning of year                                     34,830            28,602
                                                           ---------         ---------
Cash at end of year                                        $ 153,000         $  34,830
                                                           =========         =========

Supplemental Disclosures of Cash Flow Information
Cash paid for:
  Income taxes                                             $   4,314         $     837
  Interest                                                 $   2,565         $   3,863

                        See notes to financial statements

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION:

Cape Systems, Inc (the "Company") was incorporated in Texas on July 27, 1987. The Company is a 60% owned subsidiary of Cape Systems and Consulting Services Ltd. (the "Parent"). The Company is a provider of palletizing and packaging configuration, and truck and container loading software that improves pallet and truck utilization, and reduces packaging, storage and transportation costs. Its programs optimize pallet patterns, create new case sizes and product packaging, create efficient bundles of corrugated flat packs, build display pallet loads and test the strength of corrugated board.

USE OF ESTIMATES:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

REVENUE RECOGNITION:

Software sales:

Revenue related to software license sales is recorded at the time of shipment provided that (i) no significant vendor obligations remain outstanding at the time of sale; (ii) the collection of the related receivable is reasonably assured by management; and (iii) vendor specific objective evidence ("V.S.O.E.") of fair value exists for all significant elements, including post contract customer support ("PCS") in multiple element arrangements.

Professional services:

The Company provides consulting and other services on a per-diem billing basis and recognizes such revenues as the services are performed.

SUPPORT AND SERVICE:

The Company accounts for revenue related to service contracts and post contract customer support over the life of the arrangements, usually twelve months, pursuant to the service and/or licensing agreement between the customers and the Company.

DEFERRED REVENUE:

Deferred revenue represents the unearned portion of revenue related to PCS.

Equipment, furniture and fixtures:

Equipment, furniture and fixtures are stated at cost, less accumulated depreciation and amortization. Depreciation is computed on the straight-line basis over the estimated useful lives of individual assets or classes of assets. Improvements to leased properties or fixtures are amortized over the shorter of their estimated useful lives or the related lease terms.

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        NOTES TO THE FINANCIAL STATEMENTS

CONCENTRATION OF CREDIT RISK:

The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and accounts receivable. The Company maintains its cash in bank accounts that, at times, have balances that exceed the federally insured limit of $100,000 (there was a balance of $7,000 in excess of the limit at December 31, 2003). The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base, their dispersion across different geographic areas, and generally short payment terms. There were no significant concentrations in 2003 and 2002. In addition, the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. On a periodic basis, the Company evaluates its trade accounts receivable and will establish an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit considerations if necessary.

INCOME TAXES:

The Company accounts for income taxes pursuant to the asset and liability method that requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

ADVERTISING:

The Company expenses the cost of advertising and promotions as incurred. Advertising cost charges to operations amounted to approximately $26,900 and $28,600 in 2003 and 2002 respectively.

Research and development:

Research and development expenditures are charged to expense as incurred.

NOTE 2: EQUIPMENT, FURNITURE AND FIXTURES:

Equipment, furniture and fixtures, consist of the following:

                                      Range of
                                      Estimated
                                     Useful Lives         2003            2002
                                     ------------      ---------      ----------

Equipment, furniture and fixtures    3 - 10 years      $  42,777      $  202,810
Computer equipment                   3 -  5 years          7,677          54,837
                                                       ---------      ----------
                                                          50,454         257,647

Less: accumulated depreciation                            38,400         239,353
                                                       ---------      ----------
Totals                                                 $  12,054      $   18,294
                                                       =========      ==========

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 3: LINE OF CREDIT BORROWINGS:

At December 31, 2003, the Company had no outstanding borrowings under its $25,000 line of credit. Any outstanding borrowings bear interest at 1.25% above the prime rate, are collateralized by all of the Company's assets and guaranteed by certain stockholders of the Company. The line of credit expires on December 31, 2005.

NOTE 4: LONG-TERM DEBT:

Long-term debt consists of the following:

                                                               2003        2002
                                                               ----        ----
Unsecured note payable in monthly installments of $306,
including interest at 7.5% through May 2009                   $12,034    $16,999

Note payable in monthly installments of $523 including interest at 11.49%, through September 2004; collateralized by all of the Company's assets:

                                                4,072     9,841
                                              -------   -------
                                               16,106    26,840

            Less current portion                6,613     7,786
                                              -------   -------
            Long-term portion                 $ 9,493   $19,054
                                              -------   -------

The principal payments due under the notes payable for each of the subsequent years after December 31, 2003 were as follows

                    Year Ending
                    December 31                    Amount
                    -----------                    ------

                    2004                           $6,613
                    2005                            2,738
                    2006                            2,952
                    2007                            3,180
                    2008                              623

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 5: INCOME TAXES

Provision (credit) for income taxes consist of the following:

                                         2003            2002
                                       -------         -------
               Current:
                 Federal               $ 4,213         $   837
                                       -------         -------
                 Total Current         $ 4,213         $   837
                                       -------         -------

               Deferred:
                 Federal               $(1,800)        $(4,600)
                                       -------         -------
                 Total Deferred        $(1,800)        $(4,600)

                                       -------         -------
                 Totals                $ 2,413         $(3,763)
                                       =======         =======

The provision for income taxes differs from the amount which would have been reported by applying the statutory rates. These differences are due primarily to certain nondeductible expenses.

At December 31, 2003 and 2002, the deferred tax asset relates to the allowance for doubtful accounts and deferred revenue. At December 31, 2003 and 2002, the deferred tax liability relates to depreciation.

In assessing the realizability of the deferred tax asset, management considers whether it is more likely that some portion or all of the deferred tax asset will not be realized. The ultimate realization of the deferred tax asset is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. Management has determined that the realization of the recorded deferred tax asset is reasonably assured; accordingly, no valuation allowance has been recorded.

NOTE 6: COMMITMENT:

LEASES:

The Company has a lease for its office facility which expires in April 2006. The minimum annual lease payment under the operating lease is $35,556.

Rent  expense  for  2003  and  2002  was   approximately   $44,000  and  $36,000
respectively.

Royalty payments:

A royalty agreement was entered into in June 1998 as part of software license for its Truckfill Software Product. As part of the agreement, the Company is required to make a royalty payment of $450 for each Truckfill software license sold. During 2003, the Company incurred royalty expenses of approximately $19,350.

NOTE 7: RELATED PARTY TRANSACTIONS:

The Company receives certain administrative and management services from the Parent. The Company paid $8,500 in 2003 and $33,000 in 2002 for such services performed.

In addition, the Company paid approximately $24,000 during 2003 and 2002 to a corporation owned by an Officer of the Company for various consulting services.

                               CAPE SYSTEMS, INC.
           (A Subsidiary of Cape Systems and Consulting Services Ltd.)
                        NOTES TO THE FINANCIAL STATEMENTS


Accounts receivable at December 31, 2003 includes amount receivable from Parent for reimbursement of expenses of $3,890.

NOTE 8: SUBSEQUENT EVENTS:

On January 12, 2005, the Company and the stockholders of the Company entered into a Stock Purchase Agreement with Cape Systems Group, Inc ("Cape Systems Group") pursuant to which Cape Systems Group purchased all of the issued and outstanding shares of the Company.

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

On January 12, 2005, Cape Systems Group, Inc. entered into a stock purchase agreement pursuant to which it acquired all of the issued and outstanding shares of common stock of Cape Systems and Consulting Services Ltd. ("CSCS Ltd") and its, subsidiary, Cape Systems, Inc. ("CSI"), for an aggregate purchase price of $2,000,000, excluding acquisition costs (the "Acquisition"). As used herein, the "Company" refers to Cape Systems Group, Inc. or Cape Systems Group, Inc. together with its subsidiaries prior to the acquisition, and the "Acquired Companies" refers to CSCS Ltd together with CSI. The Acquisition was financed primarily through the sale of $1,850,000 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance and are convertible into our common stock at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share.

The accompanying unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of the Company and the historical balance sheets of the Acquired Companies assuming the financing had been obtained and the Acquisition had been consummated on December 31, 2004 and accounted for as a purchase pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations." Accordingly, the assets and liabilities of the Acquired Companies will be recorded based on their fair values as of the acquisition date with the excess of the acquisition costs over the fair value of the net assets acquired allocated to goodwill. The accompanying unaudited pro forma condensed combined statements of operations combine the historical results of operations of the Company and the Acquired Companies for the three months ended December 31, 2004 and the historical results of operations of the Company for the year ended September 30, 2004 and the historical results of operations of the Acquired Companies for the year ended December 31, 2003 assuming the financing had been obtained and the Acquisition had been consummated on October 1, 2003.

You should read this information in conjunction with:

         o the accompanying notes to the unaudited pro forma condensed combined financial statements;


         o the separate audited historical financial statements of the Company as of and for the years ended September 30, 2004 and 2003 included herein;

         o the unaudited historical financial statements of the Company as of December 31, 2004 and for the three months ended December 31, 2004 and 2003 included in the quarterly report on Form 10-QSB, as amended, for the quarter ended December 31, 2004;

      o the separate audited historical financial statements of CSCS Ltd as of and for the years ended December 31, 2003 and 2002, which are included herein; and

      o the separate audited historical financial statements of CSI as of December 31, 2003 and 2002, which are included herein.

We have presented the accompanying unaudited pro forma condensed combined financial statements for informational purposes only. The accompanying unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the Acquisitions on the dates set forth above. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined companies.

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2004

                                                  Historical
                       --------------------------------------------------------------------
                                                      The Acquired Companies
                                          -------------------------------------------------       Pro forma
                           The Company        CSCS Ltd.            CSI            Total          Adjustments        Total
                       ------------------ ----------------- ------------------ ------------     -------------   -------------
ASSETS

CURRENT ASSETS
Cash                     $      50,698    $     137,067    $      71,698       $     208,765    $           0   $     259,463
Restricted cash, short
  term                         300,000                0                0                   0         (300,000)              0
Accounts receivable,
  net                          406,178          120,141          118,483             238,624          (23,862)        620,940
Inventories, net               386,295            7,089           32,340              39,429           (3,943)        421,781
Prepaid expenses and
  other assets                  43,973           35,252           71,000             106,252          (41,875)        108,350
Deferred tax assets
                         -------------    -------------    -------------       -------------    -------------   -------------
Total current assets         1,187,144          299,549          293,521             593,070         (369,680)      1,410,534
                                                                                                                            0

Equipment and fixtures,
  net                           30,541           25,854           12,044              37,898           (3,790)         64,649
Other intangible assets                                                                             1,548,451       1,548,451
Restricted cash - long
  term                         118,750                0                0                   0         (118,750)              0
Deferred financing, net        194,355                0                0                   0                          194,355
Other assets                   111,273           77,885            3,704              81,589          (81,589)        111,273
Goodwill                                                                                              350,000         350,000
                         -------------    -------------    -------------       -------------    -------------   -------------
Total assets             $   1,642,063    $     403,288    $     309,269       $     712,557    $   1,324,642   $   3,679,262
                         =============    =============    =============       =============    =============   =============

LIABILITIES AND
  STOCKHOLDERS' EQUITY/
  (DEFICIENCY)

CURRENT LIABILITIES
Notes payable            $   1,227,500    $           0    $       6,723       $       6,723                        1,234,223
Mandatorily redeemable
  preferred stock              504,713                0                0                   0                          504,713
Accounts payable             3,518,291            9,165           15,427              24,592         (101,300)      3,441,583
Net liabilities -
  subsidiaries in
  liquidation                8,397,181                0                0                   0                        8,397,181
Payroll and related
  benefits accrual           1,764,974                0                0                   0                        1,764,974
Accrued litigation           3,655,323                0                0                   0                        3,655,323
Other accrued expenses
  and liabilities            3,580,975           27,010           15,396              42,406                0       3,623,381
Deferred revenue               340,377           38,320          176,458             214,778                          555,155
Deferred tax liabilities             0                0            4,600               4,600           (4,600)              0
                                                                       0                   0
                         -------------    -------------    -------------       -------------    -------------   -------------
Total current
  liabilities               22,989,334           74,495          218,604             293,099         (105,900)     23,176,533

Long-term convertible
  notes payable              2,338,662                0                0                   0        1,850,000       4,188,662
                         -------------    -------------    -------------       -------------    -------------   -------------
Total liabilities           25,327,996           74,495          218,604             293,099        1,774,100      27,365,195
                         -------------    -------------    -------------       -------------    -------------   -------------

STOCKHOLDERS' EQUITY
  (DEFICIENCY)

Common stock                   369,240           48,858           28,690              77,548          (77,548)        369,240
Preferred stock                 13,660                0                0                   0                           13,660
Additional paid-in
  capital                  165,083,708                0          106,911             106,911         (106,911)    165,083,708
Accumulated equity
  (deficit)               (186,594,240)         279,935           16,063             295,998         (295,998)   (186,594,240)
Accumulated other
  comprehensive loss        (2,491,061)               0                0                   0                       (2,491,061)
Treasury stock                 (67,240)               0          (60,999)            (60,999)          60,999         (67,240)
                         -------------    -------------    -------------       -------------    -------------   -------------

Total Stockholders'
  deficiency               (23,685,933)         328,793           90,665             419,458         (419,458)    (23,685,933)
                         -------------    -------------    -------------       -------------    -------------   -------------

Total liabilities and
  stockholders' equity   $   1,642,063    $     403,288    $     309,269       $     712,557    $   1,324,642   $   3,679,262
                         =============    =============    =============       =============    =============   =============

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2004

                                                       Historical
                           --------------------------------------------------------------------
                                                           The Acquired Companies
                                              -------------------------------------------------        Pro forma           Total
                              The Company          CSCS Ltd.            CSI            Total          Adjustments        Combined
                           ------------------ -----------------  ----------------   -----------       -----------       -----------
REVENUE                       $   665,340       $   205,823           179,608       $   385,431                         $ 1,050,771
COST OF SALES                     249,338           145,000            25,233           170,233                             419,571
                              -----------       -----------       -----------       -----------       -----------       -----------
GROSS PROFIT                      416,002            60,823           154,375           215,198         $       0           631,200
                              -----------       -----------       -----------       -----------                         -----------
OPERATING EXPENSES
Selling and administrative        704,898           122,759           156,738           279,497                 0           984,395
Depreciation and
  amortization                      3,572             4,740               983             5,723                               9,295
Amortization of
  intangible assets                                                                                       129,000           129,000
                              -----------       -----------       -----------       -----------       -----------       -----------
Total operating expenses          708,470           127,499           157,721           285,220           129,000         1,122,690
                              -----------       -----------       -----------       -----------       -----------       -----------
Operating income/(loss)          (292,468)          (66,676)           (3,346)          (70,022)         (129,000)         (491,490)
                              -----------       -----------       -----------       -----------       -----------       -----------
OTHER INCOME (EXPENSE)
Interest income                         0                 0                89                89                                  89
Interest expense                 (282,640)                0              (224)             (224)         (186,650)         (469,514)
Gain on settlement of
  liabilities                      29,712                 0               (38)              (38)                             29,674
Other                              13,221                                   0                 0                              13,221
                              -----------       -----------       -----------       -----------       -----------       -----------
Net other income (expense)       (239,707)                0              (173)             (173)         (186,650)         (426,530)
                              -----------       -----------       -----------       -----------       -----------       -----------
INCOME/(LOSS) BEFORE
PROVISION FOR INCOME TAXES       (532,175)          (66,676)           (3,519)          (70,195)         (315,650)         (918,020)
                              -----------       -----------       -----------       -----------       -----------       -----------
Provision for state income
  taxes                             1,881                 0                 0                 0                               1,881
Credit for sale of state
  tax benefits                   (456,863)                0                 0                 0                            (456,863)
                              -----------       -----------       -----------       -----------       -----------       -----------

Net income tax credit            (454,982)                0                 0                 0                 0          (454,982)
                              -----------       -----------       -----------       -----------       -----------       -----------
NET LOSS                         ($77,193)         ($66,676)          ($3,519)         ($70,195)        $(315,650)        ($463,038)
                              ===========       ===========       ===========       ===========       ===========       ===========
Net loss per share
  of common stock:
   Basic and Diluted          $        --                                                                               $      (.01)
                              ===========                                                                               ===========
Weighted average number
  of shares outstanding:
   Basic and Diluted           65,385,517                                                                                65,385,517
                              ===========                                                                               ===========

                    CAPE SYSTEMS GROUP, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 2004

                                                    Historical
                           --------------------------------------------------------------------
                                                           The Acquired Companies
                                              -------------------------------------------------        Pro forma         Total
                              The Company          CSCS Ltd.            CSI            Total          Adjustments      Combined
                           ------------------ -----------------  ----------------   -----------       -----------     -----------
REVENUE                       $ 2,566,520       $   833,185       $   769,172       $ 1,602,357                       $ 4,168,877
COST OF SALES                   1,287,435           520,333           134,233           654,566                         1,942,001
                              -----------       -----------       -----------       -----------       -----------     -----------
GROSS PROFIT                    1,279,085           312,852           634,939           947,791       $         0       2,226,876
                              -----------       -----------       -----------       -----------                       -----------
OPERATING EXPENSES
Selling and administrative      2,925,051           245,434           585,934           831,368            15,200       3,771,619
Depreciation and
  amortization                     38,938            18,961             8,236            27,197                            66,135
Amortization of
  intangible assets               115,756                                                                 516,000         631,756
                              -----------       -----------       -----------       -----------       -----------     -----------
Total operating expenses        3,079,745           264,395           594,170           858,565           531,200       4,469,510
                              -----------       -----------       -----------       -----------       -----------     -----------
Operating income/(loss)        (1,800,660)           48,457            40,769            89,226          (531,200)     (2,242,634)
                              -----------       -----------       -----------       -----------       -----------     -----------
OTHER INCOME (EXPENSE)
Interest income                         0                 0                 0                 0                                 0
Interest expense               (1,969,074)           (6,754)           (2,565)           (9,319)         (740,000)     (2,718,393)
Other gain/(loss)               1,586,477                 0            (3,937)           (3,937)                        1,582,540
                                                                            0                 0
                              -----------       -----------       -----------       -----------       -----------     -----------
Net other income (expense)       (382,597)           (6,754)           (6,502)          (13,256)         (740,000)     (1,135,853)
                              -----------       -----------       -----------       -----------       -----------     -----------
INCOME/(LOSS) BEFORE
PROVISION FOR INCOME TAXES     (2,183,257)           41,703            34,267            75,970        (1,271,200)     (3,378,487)

Provision for income taxes          1,735             3,350             2,413             5,763                             7,498
                              -----------       -----------       -----------       -----------       -----------     -----------
NET INCOME (LOSS)              (2,184,992)      $    38,353       $    31,854       $    70,207       $(1,271,200)     (3,385,985)
                                                ===========       ===========       ===========       ===========
Charge for preferred stock
  beneficial conversion
  feature                       3,444,683                --                --                --                --       3,444,683
                              -----------                                                                             -----------
Net loss attributable to
  common stockholders         $(5,629,675)                                                                            $(6,830,668)
                              ===========                                                                             ===========
Net loss per common share:
   Basic and diluted          $     (0.12)                                                                            $     (0.14)
                              ===========                                                                             ===========
Weighted average number of
  shares outstanding:
   Basic and diluted           48,469,039                                                                              48,469,039
                              ===========                                                                             ===========

                        NOTES TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

Description of the Transactions and Basis of Presentation

As explained in the Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements, on January 12, 2005, the Company entered into a stock purchase agreement pursuant to which it acquired all of the issued and outstanding shares of common stock of CSCS Ltd and its subsidiary, CSI, for an aggregate purchase price of $2,000,000, excluding estimated acquisition costs of $200,000. The Acquisition was financed primarily through the sale of $1,850,000 of secured convertible notes and warrants to purchase 1,850,000 shares of the Company's common stock. The secured convertible notes bear interest at 10%, mature two years from the date of issuance and are convertible into our common stock at the lower of $0.09 or 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share.

In addition, prior to January 12, 2005, the Company had made restricted cash deposits of $418,750 that were held by the purchasers of the secured convertible notes and had made prepayments of interest of $31,250 on other loans from the purchasers of the secured convertible notes. In connection, with the Acquisitions and the issuance of the secured convertible notes, the purchasers agreed to release the restricted deposits and return the prepaid interest.

The Acquisition will be accounted for as a purchase pursuant to Statement of Financial Accounting Standards No. 141, "Business Combinations." Accordingly, the assets and liabilities of the Acquired Companies will be recorded based on their fair values as of the acquisition date with the excess of the acquisition costs over the fair value of the net assets acquired allocated to goodwill. The Company expects the costs of the Acquisition that it estimates will total $2,198,700 will be allocated to the estimated fair values of the assets and liabilities of the Acquired Companies and to goodwill as follows:

                Cash                                       $  208,765
                Accounts receivable                           214,762
                Inventories                                    35,486
                Prepaid expenses                               95,627
                Equipment, furniture and fixtures              34,108
                Accrued expenses                              (42,406)
                Deferred revenue                             (214,778)
                Notes payable                                  (6,723)
                Accounts payable                              (24,592)
                Other intangible assets                     1,548,451
                Goodwill                                      350,000
                                                           ----------

                Total cost allocated                       $2,198,700
                                                           ==========

Pro Forma Balance Sheet Adjustments

The accompanying unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of the Company and the historical balance sheets of the Acquired Companies assuming the financing had been obtained and the Acquisition had been consummated on December 31, 2004 and reflects pro forma adjustments as follows:

(1) To record the receipt of proceeds of $2,300,000, of which $1,850,000 is attributable to the sale of the secured convertible notes, $418,750 is attributable to the release of short- and long-term restricted cash deposits and $31,250 is attributable to the return of prepaid interest, and the use of those proceeds to pay $2,000,000 to the stockholders of the Acquired Companies, $198,700 is for the payment of acquisition costs, and $101,300 is for the payment of accounts payable.

(2) To record the effects on debt discount and additional paid-in capital of the beneficial conversion feature attributable to the secured convertible notes of approximately $1,100,000 based on the excess of the aggregate fair value of the common shares that would have been issued if the secured convertible notes had been converted immediately over the proceeds received from their sale. The debt discount will be amortized to interest expense over the two year term of the related notes.

(3) To record increases in the historical carrying values of the assets of the Acquired Companies and goodwill as follows:

                Accounts receivable                        $   23,862
                Inventories                                     3,943
                Prepaid expenses                               10,625
                Equipment, furniture and fixtures               3,790
                Other assets                                   81,589
                Deferred tax                                    4,600
                Other intangible assets                     1,548,451
                Goodwill                                      350,000


(4) To eliminate the historical equity accounts of the Acquired Companies.

Pro Forma Statement of Operations Adjustments

The accompanying unaudited pro forma condensed combined statements of operations combine the historical results of operations of the Company and the Acquired Companies for the three months ended December 31, 2004 and the historical results of operations of the Company for the year ended September 30, 2004 and the historical results of operations of the Acquired Companies for the year ended December 31, 2003 assuming the financing had been obtained and the Acquisition had been consummated on October 1, 2003 and reflects pro forma adjustments as follows:

(5) To record bank and insurance charges of approximately $15,200 for the year ended September 30, 2004.

(6) To record approximately $129,000 for the three months ended December 31, 2004 and $516,000 for the year ended September 30, 2004 of the amortization of other intangible assets, comprised primarily of customer lists, over an estimated useful life of three years.

(7) To record approximately $47,900 for the three months ended December 31, 2004 and $185,000 for the year ended September 30, 2004 of interest expense on the 10% secured convertible notes issued to finance the Acquisition.

(8) To record approximately $555,000 for the three months ended December 31, 2004 and $138,750 for the year ended September 30, 2004 of amortization of the debt discount attributable to the sale of the secured convertible notes.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by New Jersey law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $  8,605.69
Accounting fees and expenses          10,000.00*
Legal fees and expenses               35,000.00*
Miscellaneous                          1,394.31
                                    ------------
                         TOTAL       $55,000.00*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.



         In May 2003, we issued 1,000,000 shares of restricted common stock to Max Communications Inc. in lieu of a cash payment of $20,000 for services rendered. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

         In July 2003, pursuant to a stock agreement, we issued 10,000,000 shares of common Stock pursuant to an agreement with American Marketing Complex. The shares were issued within the meaning of Rule 501 and pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on April 28, 2004, and amended on December 30, 2004, for the sale of (i) $3,000,000 in secured convertible notes and (ii) a warrants to buy 3,000,000 shares of our common stock.

         The investors provided us with the funds as follows:

         o        $1,500,000 was disbursed on April 28, 2004;

         o        $750,000 was disbursed on May 28, 2004; and

         o        $750,000 was disbursed on August 12, 2004.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.30 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.11 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         On May 26, 2004, we entered into an Investment Restructuring Agreement with six accredited investors. In connection with this transaction, we will exchange class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis and shall issue, on the date that the amendment to the certificate of incorporation increasing the authorized number of shares of common stock is filed and approved with the New Jersey Secretary of State, approximately 7,391 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for approximately $7,500,000 of debt and accrued interest owed by us and our subsidiaries to MidMark Capital II, L.P. As part of the transaction, we issued 5,569,980 shares of common stock to MidMark Capital, L.P.in exchange for the conversion of $306,793 of debt owed to MidMark Capital, L.P. In addition, we issued 240,000 shares of common stock to MidMark Capital II, L.P.in exchange for the conversion of $2,400 of debt owed to MidMark Capital II, L.P.


         On June 25, 2004, as part of an Investment Restructuring Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.


         On July 28, 2004, we issued 350,000 shares of common stock to Sloan Securities pursuant to a consulting agreement. This issuance is considered exempt from registration under Section 4(2) of the Securities Act of 1933.

         On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P. Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with the selling stockholders on January 11, 2005 for the sale of (i) $1,850,000 in secured convertible notes and (ii) a warrants to buy 1,850,000 shares of our common stock. The investors purchased all the secured convertible notes on January 11, 2005.

         The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.


         During the quarter ended March 31, 2005, we issued 4,175,530 shares of our common stock to three consultants for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         During the quarter ended March 31, 2005, we issued 697,059 shares to two former employees in settlement of outstanding payroll obligations. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         During the quarter ended June 30, 2005, we issued 3,000,000 shares of our common stock to three consultants for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         During the quarter ended June 30, 2005, we issued 701,417 shares of our common stock to Jeffrey Marks for legal services rendered. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         During the quarter ended June 30, 2005, we issued 565,659 shares to two former employees in settlement of outstanding payroll obligations. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

         On August 10, 2005, we entered into a Securities Purchase Agreement with AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC for the sale of (i) $850,000 in secured convertible notes and (ii) warrants to purchase 850,000 shares of our common stock.

         The investors are obligated to provide us with the funds as follows:

         o        $250,000 was disbursed on August 10, 2005; and

         o $100,000 will be disbursed on the final business day of each month beginning in September 2005 and ending in February 2006.

         However, the aggregate $850,000 principal amount of secured convertible notes and the warrants to purchase an aggregate of 850,000 shares of common stock shall be sold by us and purchased by the investors no later than five business days after effectiveness of a registration statement registering the shares of common stock underlying the secured convertible notes and warrants. In addition, either the Company or a majority-in-interest of the investors may terminate their obligation to participate in the additional monthly tranches upon 30 days written notice to the other party.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

         o        $0.09; or

         o 40% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.09 or (ii) 40% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.09 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

         On September 20, 2005, we issued 3,000,000 shares of our common stock to our three directors for services provided. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.


         * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Cape Systems Group or executive officers of Cape Systems Group, and transfer was restricted by Cape Systems Group in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

         Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

         ITEM 27. EXHIBITS.


         The following exhibits are included as part of this amended Form SB-2. References to "the Company" in this Exhibit List mean Cape Systems Group, Inc., a New Jersey corporation.


Exhibit No.       Description

         2.1 Form of Common Stock Certificate (incorporated by reference to the Registration Statement on Form S-18 filed under the Securities Act of 1933, as amended and effective June 2, 1986 (File No. 33-897-NY)).

         3.1 Certificate of Amendment to the Certificate of Incorporation of Vertex Interactive, Inc. filed with the Secretary of State, State of New Jersey on February 7, 2001, on October 18, 2001 and November 2, 2001 (incorporated by reference to the Form 10-Q filed May 20, 2002).


         3.2 Certificate of Amendment to the Certificate of Incorporation of Vertex Interactive, Inc., filed with the Secretary of State, State of New Jersey on March 30, 2005 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).


         3.3 Amended By-laws, amended as of August 9, 2001 (incorporated by reference to the Form 10-K filed January 25, 2002).

         4.1 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.2 Common Stock Purchase Warrant with AJW Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.3 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.4 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.5 Convertible Note with AJW Offshore, Ltd., dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.6 Convertible Note with AJW Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.7 Convertible Note with AJW Qualified Partners, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.8 Convertible Note with New Millennium Capital Partners II, LLC, dated April 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.9 Securities Purchase Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.10 Security Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.11 Intellectual Property Security Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22,
                  2004).

         4.12 Registration Rights Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.13 Escrow Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22,
                  2004).

         4.14 Guaranty and Pledge Agreement, dated as of April 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Nicholas Toms (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.15 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.16 Common Stock Purchase Warrant with AJW Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.17 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.18 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.19 Convertible Note with AJW Offshore, Ltd., dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.20 Convertible Note with AJW Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.21 Convertible Note with AJW Qualified Partners, LLC, dated May 28, 2004 (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         4.22     Convertible Note with New Millennium Capital Partners II, LLC,
                  dated  May  28,  2004   (incorporated   by  reference  to  the
                  registration statement on Form S-1 filed June 22, 2004).

         4.23 Escrow Agreement, dated as of May 28, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato (incorporated by reference to the registration statement on Form S-1 filed June 22,
                  2004).


         4.24 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.25 Common Stock Purchase Warrant with AJW Partners, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.26 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.27 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.28 Convertible Note with AJW Offshore, Ltd., dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.29 Convertible Note with AJW Partners, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.30 Convertible Note with AJW Qualified Partners, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.31 Convertible Note with New Millennium Capital Partners II, LLC, dated August 12, 2004 (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).

         4.32 Escrow Agreement, dated as of August 12, 2004, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Owen Naccarato (incorporated by reference to the registration statement on Form SB-2 filed April 16,
                  2005).


         4.33 Common Stock Purchase Warrant with AJW Offshore, Ltd., dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.34 Common Stock Purchase Warrant with AJW Partners, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.35 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.36 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18,
                  2005).

         4.37 Convertible Note with AJW Offshore, Ltd., dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.38 Convertible Note with AJW Partners, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.39 Convertible Note with AJW Qualified Partners, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.40 Convertible Note with New Millennium Capital Partners II, LLC, dated January 11, 2005 (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.41 Securities Purchase Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.42 Security Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., Data Control Systems, Inc.,
                  Renaissance  Software,  Inc.,  Xequte  Solutions  PLC,  Xequte
                  Solutions, Inc., Vertex Interactive (UK), Ltd., Vertex Interactive (Ireland) Ltd., Vertex Interactive (Mfg) Ltd., Trend Investments Ltd., ICS France Indentcode-System S.A.., Vertex Support And Maintenance Italia SRL, Vertex Interactive Italia SRL, Euronet Consulting SRL, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.43 Intellectual Property Security Agreement, dated January 11, 2005, by and among Vertex Interactive, Inc., Data Control Systems, Inc., Renaissance Software, Inc., Xequte Solutions PLC, Xequte Solutions, Inc., Vertex Interactive (UK), Ltd., Vertex Interactive (Ireland) Ltd., Vertex Interactive (Mfg) Ltd., Trend Investments Ltd., ICS France Indentcode-System S.A.., Vertex Support And Maintenance Italia SRL, Vertex Interactive Italia SRL, Euronet Consulting SRL, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.44 Registration Rights Agreement, dated as of January 11, 2005, by and among Vertex Interactive, Inc., AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         4.45 Guaranty and Pledge Agreement, dated January 11, 2005, by and among Vertex Interactive, Inc., Nicholas Toms, AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the current report on Form 8-K filed January 18, 2005).


         4.46 Securities Purchase Agreement, dated August 10, 2005, by and among Cape Systems Group, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.47 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.48 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.49 Callable Secured Convertible Note issued to AJW Partners, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.50 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.51 Stock Purchase Warrant issued to to AJW Offshore, Ltd., dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.52 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.53 Stock Purchase Warrant issued to AJW Partners, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.54 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated August 10, 2005 (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.55 Registration Rights Agreement, dated as of August 10, 2005, by and among Cape Systems Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.56 Security Agreement, dated as of August 10, 2005, by and among Cape Systems Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).

         4.57 Intellectual Property Security Agreement, dated August 10, 2005, by and among Cape Systems Group, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC (incorporated by reference to the quarterly report on Form 10-QSB filed August 19, 2005).


         5.1      Sichenzia  Ross  Friedman  Ference  LLP  Opinion  and  Consent
                  (incorporated by reference to the registration statement on Form SB-2 filed April 16, 2005).


         10.1 Incentive Stock Option Plan dated October 10, 1985, and amended February 14, 2000 (incorporated by reference to the Form 10-K filed on December 18, 2000).

         10.2 Share Purchase Agreement, by and among Vertex Industries, Inc., St. Georges Trustees Limited, as trustee on behalf of the John Kenny Settlement and the Godfrey Smith Settlement, John Kenny and Bryan J. Maguire and Godfrey Smith dated June 21, 1999, as amended September 27, 1999, (incorporated by reference to the Form 8-K filed October 7, 1999).

         10.3 Stock Purchase Agreement by and among Vertex Interactive, Data Control Systems and The Stockholders of Data Control Systems, Inc. dated March 31, 2000 (incorporated by reference to the Form 8-K filed April 12, 2000).

         10.4 Agreement and Plan of Merger, dated September 18, 2000, by and among Vertex Interactive, Rensoft Acquisition Corp. and Renaissance Software, Inc. (incorporated by reference to the Form 8-K filed October 2, 2000).

         10.5 Form of Note Purchase Agreement dated June 19, 2001 between Vertex Interactive, Inc. and MidMark Capital II, LP with respect to the Convertible Notes Payable (incorporated by reference to the Form 10-Q filed August 14, 2001).

         10.6 Agreement and Plan of Merger, dated December 29, 2000, between Vertex Interactive and Applied Tactical Systems, Inc. (incorporated by reference to the Form 8-K filed March 2, 2001 and Form 8-K filed March 14, 2001.)

         10.7 Asset Purchase Agreement and Ancillary Agreements between Vertex Interactive, Inc. and Finmek Holding N. V.-Genicom S.p.A., Genicom Ltd., Genicom S.A. dated October 6, 2000 (incorporated by reference to the Form 10-K filed on January 25, 2002).

         10.8 Stock Purchase Agreement by and between Pitney Bowes Inc. and Vertex Interactive, Inc. dated October 18, 2001 for the purchase of Series "B" Preferred Stock (incorporated by reference to the Form 10-Q filed February 20, 2002).

         10.9 Note Purchase Agreement by and among MidMark Capital II, L.P. and Vertex Interactive, Inc. dated as of November 1, 2001 for the purchase of 10% Convertible Notes Payable (incorporated by reference to the Form 10-Q filed February 20,2002).

         10.10 Form of Conversion Agreement between Vertex Interactive, Inc. and MidMark dated March 7, 2002 and the Amended and Restated Convertible Promissory Note dated March 7, 2002 (incorporated by reference to the Form 10-Q filed May 20, 2002).

         10.11 Asset Purchase Agreement between Vertex, Renaissance and Pitney Bowes dated April 19, 2002 (incorporated by reference to the Form 10-Q filed May 20, 2002).

         10.12 Stock and Debt Purchase Agreement between MidMark Capital II, L.P., MidMark Capital, L.P., DynaSys, S.A. and Vertex
                  Interactive, Inc. dated August 9, 2002 (incorporated by reference to the Form 10-K filed August 4, 2003).

         10.13 Stock Purchase Agreement, dated January 12, 2005, by and among Vertex Interactive, Inc., Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore, Cape Systems and Consulting Services Ltd. and Cape Systems, Inc. (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         10.14 Escrow Agreement, dated as of January 12, 2005, by and among Vertex Interactive, Inc., Peter B. Ayling, Elizabeth M. Ayling, Brad L. Leonard, Michael C. Moore and Law Office of Jeffrey D. Marks P.C. (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         10.15 Employment Agreement, dated as of January 12, 2005, by and between Vertex Interactive, Inc. and Brad L. Leonard (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         10.16 Consulting Agreement, dated as of January 12, 2005, by and between Vertex Interactive, Inc. and IMC Development Group (incorporated by reference to the current report on Form 8-K filed January 18, 2005).

         21.1 Subsidiaries of Vertex Interactive, Inc. (incorporated by reference to the registration statement on Form S-1 filed June 22, 2004).

         23.1     Consent of J.H. Cohn LLP (filed herewith).

         23.2     Consent of Leslie, Ward & Drew (filed herewith).

         23.3     Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Cape Systems Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of South Plainfield, State of New Jersey, on October 11, 2005.


                            CAPE SYSTEMS GROUP, INC.




By: /s/ Nicholas R. H. Toms
    ---------------------------------------
    Nicholas  R. H. Toms,  Chief  Executive  Officer  (Principal
    Executive   Officer),   Chief   Financial   Officer   (Principal
    Financial Officer) and Principal Accounting Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Nicholas R. Toms his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                                            TITLE                                DATE


 /s/ Hugo H. Biermann                       Executive Chairman of                         October 11, 2005
--------------------------------            the Board of Directors
    Hugo H. Biermann


/s/ Nicholas R. H. Toms                     Chief Executive Officer,                      October 11, 2005
--------------------------------            Chief Financial Officer and Director
    Nicholas R. H. Toms


/s/ Otto Leistner                           Director                                      October 11, 2005
--------------------------------
    Otto Leistner